Exhibit 99.1

In order to provide Overseas Shipholding Group, Inc. (the “Company”) with the flexibility to file with the Securities and Exchange Commission (the “SEC”) a registration statement for a public offering of securities prior to filing its Annual Report on Form 10-K for the year ended December 31, 2016, the SEC’s rules require that the most recently filed annual financial statements be recast to reflect any subsequent changes in accounting principles or presentation that are being applied retrospectively. As a result, the Company has recast some of the financial information originally presented in its Annual Report on Form 10-K for the year ended December 31, 2015 (filed with the SEC on March 1, 2016) to reflect certain changes in accounting principles or basis of presentation that are being applied retrospectively.

Specifically, the Company has recast certain information included in Item 6. Selected Financial Data, Item 8. Financial Statements and Supplementary Data and Schedule I - Condensed Financial Information of Parent Company included in its Annual Report on Form 10-K for the year ended December 31, 2015 to reflect (i) the Company’s retrospective application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (Accounting Standards Codification 835), which was adopted by the Company in the quarter ended March 31, 2016, and (ii) the retrospective presentation of the earnings per share impacts of a reverse split amendment that effected a one (1) for six (6) reverse stock split and became effective on June 13, 2016. Except as related to the matters that have led to the recast financial information presented herein, the disclosures contained herein have not been updated for other transactions and/or events from those disclosures contained in the Company’s 2015 Form 10-K; accordingly, the financial information presented herein should be read in conjunction with the Company’s March 2016 Form 10-Q filed with the SEC on May 10, 2016, and with Exhibit 99.2 included within this Form 8-K.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth selected financial data for the last five years. The unaudited selected consolidated financial data for the years ended December 31, 2015, 2014 and 2013, and at December 31, 2015 and 2014, are derived from the audited consolidated financial statements of the Company set forth in the accompanying Item 8, “Financial Statements and Supplementary Data,” which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The unaudited selected consolidated financial data for the years ended December 31, 2012 and 2011 and at December 31, 2013, 2012 and 2011 are derived from the consolidated financial statements of the Company not appearing in this Annual Report, which have also been audited by PricewaterhouseCoopers LLP, except for the changes in presentation of the debt issuance costs as a result of the retrospective adoption of the new guidance in ASU 2015-03 as discussed in Note 1.

This selected financial data is not necessarily indicative of results of future operations and should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As discussed in Note 14, “Capital Stock and Stock Compensation,” to the Company’s consolidated financial statements set forth in Item 8, “Financial Statements and Supplementary Data,” the Company’s board of directors approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015 (the “record date”), received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in capital structure. Accordingly, amounts previously reported in 2014 with respect to earnings per share, equity per share and weighted average outstanding Class A shares have been restated where appropriate.

1

In thousands, except per share amounts and as otherwise stated
	2015	2014	2013	2012	2011
Shipping revenues	$964,506	$957,434	$1,015,996	$1,137,134	$1,049,531
Income/(loss) from vessel operations	281,297	95,102	(367,198)	(379,233)	(142,188)
Income/(loss) before reorganization items and income taxes	191,120	(95,608)	(325,805)	(440,482)	(199,377)
Reorganization items, net	(8,052)	(171,473)	(327,170)	(41,113)	-
Income/(loss) before income taxes	183,068	(267,081)	(652,975)	(481,595)	(199,377)
Net income/(loss)	283,960	(152,273)	(638,230)	(480,114)	(201,363)
Depreciation and amortization	157,813	151,758	176,276	201,284	179,721
Net cash provided by/(used by) operating activities	299,072	(727,149)	141,896	(32,899)	(61,061)
Cash and cash equivalents	502,836	389,226	601,927	507,342	54,877
Restricted cash	10,583	53,085	-	-	-
Restricted cash - non-current	8,989	70,093	-	-	-
Total vessels, deferred drydock and other property at net book amount	2,180,100	2,275,630	2,416,600	2,911,706	3,292,946
Total assets (a) (g)	3,230,410	3,386,438	3,639,030	4,043,535	3,982,050
Debt (b) (g) (h)	1,286,263	1,623,926	2,561,650	2,574,381	2,054,397
Reserve for deferred income taxes and unrecognized tax benefits (a)	210,715	312,485	625,698	712,250	720,082
Total equity/(deficit)	1,580,488	1,286,087	(60,247)	534,246	1,002,292
Per share amounts:
Basic and Diluted net income/(loss) - Class A and Class B	2.93	(2.64)	-	-	-
Basic and Diluted net loss - Common Stock	-	-	(20.94)	(15.82)	(6.67)
Equity per share	16.33	13.27	(1.96)	17.28	32.90
Cash dividends paid	-	-	-	-	1.53
Weighted average shares outstanding (in thousands) for:
Basic earnings per share
Class A (c)	95,585	39,014	-	-	-
Class B and common stock (d)	1,320	18,676	30,483	30,339	30,228
Diluted earnings per share
Class A (c)	95,629	39,014	-	-	-
Class B and common stock (d)	1,320	18,676	30,483	30,339	30,228
Other data:
Time charter equivalent revenues (e)	924,848	761,359	763,328	840,846	790,201
EBITDA (f)	454,216	117,168	(476,349)	(186,890)	60,242
Adjusted EBITDA (f)	491,164	298,556	235,389	128,745	58,182

(a)	Total assets and reserve for deferred income taxes and unrecognized tax benefits as of December 31, 2015, 2014 and 2013 reflect the Company’s adoption of Accounting Standards Update (“ASU”) 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires the classification of deferred tax liabilities and assets to be presented net on a jurisdictional basis, as noncurrent amounts.
(b)	Amounts do not include debt of affiliated companies in which the Company participates. 2013 and 2012 balances were included in liabilities subject to compromise on the respective consolidated balance sheet.

2

(c)	All amounts have been adjusted from the amounts previously reported in the Company’s Annual Report on Form 10-K for 2015 to reflect the one for six reverse stock split approved by the Company’s Board of Directors on June 2, 2016. The weighted average shares outstanding for Class A common stock basic and diluted earnings per share was calculated using no Class A common stock and no Class A warrants outstanding for the period January 1, 2014 through August 4, 2014. For the period from August 5, 2014 through December 31, 2014, proceeds from warrant exercises are ignored, and shares issuable upon Class A warrant exercise are included in the calculation of Class A basic weighted average shares outstanding for the period as management deemed the exercise price for the Class A warrants of $0.01 per share to be nominal. 57,042,382 shares of Class A common stock and 38,528,129 Class A warrants were used in calculating the weighted average shares outstanding for the period August 5, 2014 through December 31, 2014. As of December 31, 2015 there were 60,784,715 shares of Class A common stock outstanding and 34,693,734 Class A warrants outstanding, as adjusted for the impact of the stock dividend declared on November 20, 2015. The computation of diluted earnings per share assumes the issuance of common stock for all potentially dilutive stock options and restricted stock units not classified as participating securities. As of December 31, 2015, there were 345,159 shares of Class A restricted stock units and 268,538 Class A stock options outstanding and considered to be potentially dilutive securities. As of December 31, 2014 there were 34,907 shares of Class A restricted stock units and 86,228 Class A stock options outstanding and considered to be potentially dilutive securities.
(d)	All amounts have been adjusted from the amounts previously reported in the Company’s Annual Report on Form 10-K for 2015 to reflect the one for six reverse stock split approved by the Company’s Board of Directors on June 2, 2016. The weighted average shares outstanding for Class B common stock and common stock basic and diluted earnings per share was calculated using the common shares outstanding for each of the years in the three year period ended December 31, 2013 and for the period January 1, 2014 through August 4, 2014. For the period August 5, 2014 through December 31, 2014 and for the year ended December 31, 2015, it includes Class B common stock outstanding and Class B warrants outstanding. Proceeds from warrant exercises are ignored, and shares issuable upon Class B warrant exercise are included in the calculation of Class B basic weighted average shares outstanding for the period as management deemed the exercise price for the Class B warrants of $0.01 per share to be nominal. As of December 31, 2015 and 2014, there were 87,723 and 484,692 Class B warrants outstanding, respectively.
(e)	Reconciliations of time charter equivalent revenues to shipping revenues as reflected in the consolidated statements of operations follow:

For the year ended December 31,	2015	2014	2013	2012	2011
Time charter equivalent revenues	$924,848	$761,359	$763,328	$840,846	$790,201
Add: Voyage expenses	39,658	196,075	252,668	296,288	259,330
Shipping revenues	$964,506	$957,434	$1,015,996	$1,137,134	$1,049,531

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

(f)	EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA are presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA and Adjusted EBITDA do not represent, and should not be considered a substitute for, net income/(loss) or cash flows from operations determined in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results reported under GAAP. Some of the limitations are:
a.	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
b.	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
c.	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

While EBITDA and Adjusted EBITDA are frequently used by companies as a measure of operating results and performance, neither of those items as prepared by the Company is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss), as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

3

For the year ended December 31,	2015	2014	2013	2012	2011
Net income/(loss)	$283,960	$(152,273)	$(638,230)	$(480,114)	$(201,363)
Income tax (benefit)/provision	(100,892)	(114,808)	(14,745)	(1,481)	1,986
Interest expense	113,335	232,491	350	93,421	79,898
Depreciation and amortization	157,813	151,758	176,276	201,284	179,721
EBITDA	454,216	117,168	(476,349)	(186,890)	60,242
Technical management transition costs	39	3,427	-	-	-
Severance and relocation costs	-	17,020	3,097	3,163	-
Goodwill and other intangibles impairment charge	-	-	16,214	-	-
(Gain)/loss on disposal of vessels and other property, including impairments	(4,251)	(10,532)	365,257	271,359	(2,060)
Loss on repurchase of debt	26,516	-	-	-	-
Other costs associated with repurchase of debt	3,099	-	-	-	-
Write-off of registration statement costs	3,493	-	-	-	-
Reorganization items, net	8,052	171,473	327,170	41,113	-
Adjusted EBITDA	$491,164	$298,556	$235,389	$128,745 (1)	$58,182

(1)	Includes $40,400 recognized in shipping revenues during 2012 in relation to the termination, settlement and replacement agreement with Sunoco.

(g)	Total assets and debt for the years ended December 31, 2015, 2014 and 2011, each reflect a reduction in amounts previously reported of $44,542, $44,741 and $11,495, respectively, relating to the retrospective adoption of ASU 2015-03 which required the reclassification of unamortized deferred financing costs from other assets to debt.

(h)	For the years ended December 31, 2013 and 2012, both debt and the related unamortized deferred financing costs were components of liabilities subject to compromise in the consolidated balance sheet. Therefore, the adoption of ASU 2015-03 had no impact for such years. Debt shown in the table above for the years ended December 31, 2013 and 2012 is net of unamortized deferred financing costs related to secured term loans and unsecured senior notes of $5,914 and $10,095, respectively.

4

ITEM 8.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

5

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31

(DOLLARS IN THOUSANDS)

	2015	2014

ASSETS
Current Assets:
Cash and cash equivalents	$502,836	$389,226
Restricted cash	10,583	53,085
Voyage receivables, including unbilled of $73,366 and $85,094	81,612	101,513
Income tax recoverable	1,664	55,856
Other receivables	7,195	8,293
Inventories	3,926	7,987
Prepaid expenses and other current assets	16,115	16,303
Total Current Assets	623,931	632,263
Restricted cash - non current	8,989	70,093
Vessels and other property, less accumulated depreciation	2,084,859	2,213,217
Deferred drydock expenditures, net	95,241	62,413
Total Vessels, Deferred Drydock and Other Property	2,180,100	2,275,630
Investments in and advances to affiliated companies	348,718	334,863
Intangible assets, less accumulated amortization	50,217	54,817
Other assets	18,455	18,772
Total Assets	$3,230,410	$3,386,438

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$91,233	$96,066
Income taxes payable	13	906
Current installments of long-term debt	63,039	12,314
Total Current Liabilities	154,285	109,286
Reserve for uncertain tax positions	2,520	34,520
Long-term debt	1,223,224	1,611,612
Deferred income taxes	208,195	277,965
Other liabilities	61,698	66,968
Total Liabilities	1,649,922	2,100,351

Commitments and contingencies

Equity:
Common stock - Class A ($0.01 par value; 1,000,000,000 shares authorized; 364,655,658 and 310,744,763 shares issued and outstanding)	3,646	3,108
Common stock - Class B ($0.01 par value; 7,926,805 shares authorized; 7,393,481 and 5,017,330 shares issued and outstanding)	74	50
Paid-in additional capital	1,651,511	1,507,334
Accumulated deficit	(1,282)	(141,025)
	1,653,949	1,369,467
Accumulated other comprehensive loss	(73,461)	(83,380)
Total Equity	1,580,488	1,286,087
Total Liabilities and Equity	$3,230,410	$3,386,438

See notes to consolidated financial statements

6

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	2015	2014	2013

Shipping Revenues:
Pool revenues, including $45,372 in 2015, $85,967 in 2014 and $90,668 in 2013 received from companies accounted for by the equity method	$360,218	$180,813	$177,068
Time and bareboat charter revenues	437,298	392,669	370,689
Voyage charter revenues	166,990	383,952	468,239
	964,506	957,434	1,015,996

Operating Expenses:
Voyage expenses	39,658	196,075	252,668
Vessel expenses	282,104	268,852	265,146
Charter hire expenses	128,677	152,016	206,873
Depreciation and amortization	157,813	151,758	176,276
General and administrative	79,169	83,716	97,663
Technical management transition costs	39	3,427	-
Severance and relocation costs	-	17,020	3,097
Goodwill and other intangibles impairment charge	-	-	16,214
(Gain)/loss on disposal of vessels and other property, including impairments	(4,251)	(10,532)	365,257
Total Operating Expenses	683,209	862,332	1,383,194
Income/(Loss) from Vessel Operations	281,297	95,102	(367,198)
Equity in Income of Affiliated Companies	49,329	41,355	40,894
Operating Income/(Loss)	330,626	136,457	(326,304)
Other Income/(Expense)	(26,171)	426	849
Income/(Loss) before Interest Expense, Reorganization Items and Income Taxes	304,455	136,883	(325,455)
Interest Expense	(113,335)	(232,491)	(350)
Income/(Loss) before Reorganization Items and Income Taxes	191,120	(95,608)	(325,805)
Reorganization Items, net	(8,052)	(171,473)	(327,170)
Income/(Loss) before Income Taxes	183,068	(267,081)	(652,975)
Income Tax Benefit	100,892	114,808	14,745
Net Income/(Loss)	$283,960	$(152,273)	$(638,230)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	95,584,559	39,013,720	-
Diluted - Class A	95,629,090	39,013,720	-
Basic and Diluted - Class B and Common Stock	1,320,337	18,675,839	30,482,818

Per Share Amounts:
Basic and Diluted net income/(loss) - Class A and Class B	$2.93	$(2.64)	$-
Basic and Diluted net loss - Common Stock	$-	$-	$(20.94)

See notes to consolidated financial statements

7

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

FOR THE YEARS ENDED DECEMBER 31

DOLLARS IN THOUSANDS

	2015	2014	2013

Net Income/(Loss)	$283,960	$(152,273)	$(638,230)
Other Comprehensive Income/(Loss), net of tax:
Net change in unrealized holding losses on available-for-sale securities	-	-	(49)
Net change in unrealized losses on cash flow hedges	6,927	(2,284)	39,674
Defined benefit pension and other postretirement benefit plans:
Net change in unrecognized transition obligation	-	4	5
Net change in unrecognized prior service costs	(211)	(77)	(237)
Net change in unrecognized actuarial losses	3,203	(11,679)	5,044
Other Comprehensive Income/(Loss)	9,919	(14,036)	44,437
Comprehensive Income/(Loss)	$293,879	$(166,309)	$(593,793)

See notes to consolidated financial statements

8

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31

DOLLARS IN THOUSANDS

	2015	2014	2013
Cash Flows from Operating Activities:
Net Income/(loss)	$283,960	$(152,273)	$(638,230)
Items included in net income/(loss) not affecting cash flows:
Depreciation and amortization	157,813	151,758	176,276
Loss on write-down of vessels and other fixed assets	-	-	366,439
Goodwill and other intangibles write-down	-	-	16,214
Amortization of debt discount and other deferred financing costs	10,989	3,973	-
Compensation relating to restricted stock/stock unit and stock option grants	4,412	1,009	(131)
Deferred income tax benefit	(69,564)	(82,432)	(7,398)
Undistributed earnings of affiliated companies	(39,052)	(32,534)	(35,826)
Deferred payment obligations on charters-in	590	3,232	5,446
Reorganization items, non-cash	(50)	23,715	261,221
Other – net	1,971	2,139	2,285
Items included in net income/(loss) related to investing and financing activities:
Loss on sale or write-down of securities and investments - net	-	-	198
Gain on disposal of vessels and other property, net	(4,251)	(10,532)	(1,182)
Payments for drydocking	(62,051)	(37,817)	(22,024)
Bankruptcy and IRS claim payments	(8,343)	(584,369)	-
Deferred financing costs paid for loan modification	(9,765)	-	-
Changes in operating assets and liabilities:
Decrease in receivables	19,901	46,451	33,453
Decrease/(increase) in income tax recoverable	54,192	(51,904)	(3,952)
Security deposits with vendors and lenders	-	10,369	-
Decrease in deferred revenue	(4,950)	(2,989)	-
Net change in prepaid items and accounts payable, accrued expenses and other current and long-term liabilities	(36,730)	(14,945)	(10,893)
Net cash provided by/(used in) operating activities	299,072	(727,149)	141,896
Cash Flows from Investing Activities:
Change in restricted cash	103,606	(123,178)	-
Proceeds from sale of marketable securities and investments	-	-	459
Expenditures for vessels and vessel improvements	(1,017)	(32,412)	(36,377)
Proceeds from disposal of vessels and other property	17,058	78,426	485
Expenditures for other property	(75)	(489)	(2,181)
Investments in and advances to affiliated companies	(153)	(278)	-
Repayments of advances from affiliated companies	37,500	30,000	2,097
Other – net	(383)	593	979
Net cash provided by/(used in) investing activities	156,536	(47,338)	(34,538)
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	-	1,510,000	-
Issuance of debt, net of issuance and deferred financing costs	-	1,176,664	-
Payments on debt, including adequate protection payments	(12,314)	(2,124,716)	(12,731)
Repurchase of debt	(326,051)	-	-
Repurchases of common stock warrants	(3,633)	-	-
Purchases of treasury stock	-	(162)	(42)
Net cash (used in)/provided by financing activities	(341,998)	561,786	(12,773)
Net increase/(decrease) in cash and cash equivalents	113,610	(212,701)	94,585
Cash and cash equivalents at beginning of year	389,226	601,927	507,342
Cash and cash equivalents at end of year	$502,836	$389,226	$601,927

See notes to consolidated financial statements

9

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY/(DEFICIT)

DOLLARS IN THOUSANDS

			Retained
		Paid-in	Earnings			Accumulated Other
	Common	Additional	/ (Accumulated	Treasury Stock		Comprehensive
	Stock	Capital	Deficit)	Shares	Amount	Loss	Total

Balance at December 31, 2012	$44,291	$414,411	$1,024,480	13,396,320	$(835,155)	$(113,781)	$534,246
Net Loss			(638,230)				(638,230)
Other Comprehensive Income, net of taxes						44,437	44,437
Forfeitures of Restricted Stock Awards				138,649			-
Compensation Related to Options Granted, net of true-up for actual forfeitures		(192)					(192)
Amortization of Restricted Stock Awards, net of true-up for actual forfeitures		61					61
Tax Impact of Vesting of Stock Awards		(527)					(527)
Purchases of Treasury Stock				40,370	(42)		(42)
Balance at December 31, 2013	44,291	413,753	386,250	13,575,339	(835,197)	(69,344)	(60,247)
Net Loss			(152,273)				(152,273)
Other Comprehensive Loss, net of taxes						(14,036)	(14,036)
Forfeitures of Restricted Stock Awards		3,110		138,330	(3,110)		-
Cancellation of Common Stock	(44,291)	(419,176)	(375,002)	(13,743,949)	838,469		-
Issuance of Common Stock	3,148	1,506,852					1,510,000
Issuance of Restricted Stock Awards	3	(3)					-
Compensation Related to Options Granted, net of true-up for actual forfeitures		278					278
Amortization of Restricted Stock Awards, net of true-up for actual forfeitures		2,035					2,035
Compensation Related to Class A Options Granted		60					60
Amortization of Class A Restricted Stock and Restricted Stock Unit Aswards		432					432
Conversion of Class B Warrants to Class B Common Stock	7	(7)					-
Purchases of Treasury Stock				30,280	(162)		(162)
Balance at December 31, 2014	3,158	1,507,334	(141,025)	-	-	(83,380)	1,286,087
Net income			283,960				283,960
Other comprehensive income						9,919	9,919
Stock Dividends Declared	338	143,879	(144,217)				-
Issuance and Vesting of Restricted Stock Awards	5	(5)					-
Forfeitures and Cancellation of Restricted Stock Awards		(257)					(257)
Compensation Related Class A Options Granted		621					621
Amortization of Restricted Stock Awards		1,217					1,217
Compensation Related to Class A Restricted Stock Awards		2,574					2,574
Repurchase of Class A Warrants		(3,633)					(3,633)
Conversion of Class A and Class B Warrants to Common Stock	219	(219)					-
Balance at December 31, 2015	$3,720	$1,651,511	$(1,282)	-	$-	$(73,461)	$1,580,488

See notes to consolidated financial statements

10

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

The consolidated financial statements include the accounts of Overseas Shipholding Group, Inc., a Delaware corporation incorporated in 1969, and its wholly owned subsidiaries (the “Company” or “OSG”, or “we” or “us” or “our”). All significant intercompany balances and transactions have been eliminated in consolidation. Investments in 50% or less owned affiliated companies, in which the Company exercises significant influence, are accounted for by the equity method. Dollar amounts, except per share amounts, are in thousands.

The Company owns and operates a fleet of oceangoing vessels engaged in the transportation of liquid cargoes in the international market and the U.S. Flag trades through its wholly owned subsidiaries OSG International, Inc. (“OIN”), a Marshall Islands corporation, and OSG Bulk Ships, Inc. (“OBS”), a New York Corporation, respectively.

The December 31, 2014 balance sheet has been revised from that previously reported in the 2014 Form 10-K to reflect the correction of an error identified during the financial close reporting process for the second quarter of 2015 related to the classification of restricted cash for the OIN Term Loan. The Company assessed the materiality of the error on previously issued annual financial statements in accordance with SEC Staff Accounting Bulletin No. 99 and concluded that the revision is not material to the consolidated financial statements taken as a whole. The balance sheet as of December 31, 2014 has been revised to reclassify restricted cash of $70,093 from current assets to non-current assets and to reflect a corresponding reduction in the previously reported amount for total current assets. The error had no impact on the Company’s consolidated statements of operations, comprehensive income/(loss), changes in equity/(deficit) or cash flows.

As further discussed in Note 14, “Capital Stock and Stock Compensation,” the Company’s board of directors (the “Board”) approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015 (the “record date”), received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in capital structure. Accordingly, amounts previously reported in 2014 with respect to earnings per share, outstanding Class A shares, Class A restricted stock units, restricted shares and stock options have been restated where appropriate.

Changes in Basis of Presentation

Adoption of ASU No. 2015-03

The Company adopted ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (ASC 835), which amends the requirement to recognize debt issuance costs as deferred charges, as of January 1, 2016. The amendment requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying cost of that debt liability, consistent with debt discounts. The consolidated balance sheets presented herein have been recast for the retrospective application of ASU No. 2015-03. The impact of this retrospective application on the December 31, 2015 and December 31, 2014 balance sheets was a reduction of both other assets and long-term debt by $44,542 and $44,741, respectively.

2016 Reverse Stock Split

Also as discussed further in Note 14, “Capital Stock and Stock Compensation,” effective May 27, 2016 all Class B common shares and Class B warrants automatically converted into one Class A common share and one Class A warrant, respectively, and on June 2, 2016 the Board approved an amendment (the “Reverse Split Amendment”) to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of common stock, par value $0.01 per share (the “Reverse Split”). The Reverse Split Amendment became effective on June 13, 2016. In accordance with ASC 260, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect the reverse stock split. Accordingly, amounts previously reported in the Company’s 2015 Form 10-K with respect to earnings per share, equity per share, outstanding Class A shares, Class A warrants, Class B shares, Class B warrants, Class A restricted stock units, restricted shares and stock options have been recast in the context of earnings per share calculations. Other than the earnings per share calculations, which are required to be adjusted retrospectively under ASC 260, the Company has elected not to retrospectively adjust any amounts or disclosures previously reported in the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, to reflect the Reverse Split. Any such adjustments will be first reflected in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

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NOTE 2 — CHAPTER 11 FILING AND EMERGENCE FROM BANKRUPTCY:

On November 14, 2012 (the “Petition Date”), the Company and 180 of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title II of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 7, 2014, the Debtors filed a plan of reorganization supported by certain of the lenders under OSG’s $1,500,000 credit agreement, dated as of February 9, 2006 (the “Lender Plan”). On April 18, 2014, the Debtors received a proposal for an alternative plan of reorganization from certain holders of existing equity interests of OSG, which the Debtors determined to be more favorable to the Debtors’ creditors and equity interest holders than the Lender Plan (the “Equity Proposal”). Accordingly, the Debtors filed with the Bankruptcy Court a plan of reorganization that effectuated the terms of the Equity Proposal (as subsequently amended, the “Equity Plan”). The Bankruptcy Court confirmed the Equity Plan by order entered on July 18, 2014 (the “Confirmation Order”). On August 5, 2014 (the “Effective Date”), the Equity Plan became effective and OSG emerged from bankruptcy. As of February 29, 2016, only OSG’s case, as the Parent Company, remains open from the 181 Chapter 11 cases originally filed.

Summary of Emergence from Bankruptcy

The Equity Plan deleveraged the Company’s balance sheet by reducing debt and increasing stockholders’ equity. The financial restructuring was accomplished through exit financing and by using the proceeds from a shareholder rights offering (including Backstop Securities) and supplemental equity offering (Holdback Securities), as further discussed below, and cash on hand to reduce outstanding indebtedness. Below is a summary of the significant events affecting the Company’s capital structure as a result of the Equity Plan becoming effective.

Amended and Restated Certificate of Incorporation

On the Effective Date, the Company amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to among other things, authorize the Company to issue 1,067,926,805 shares of stock consisting of the following classes: (a) 1,000,000,000 shares of Class A common stock, par value $0.01 per share, (b) 7,926,805 shares of Class B common stock, par value $0.01 per share and (c) 60,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in one or more series as the Board of Directors may determine from time to time.

Equity Commitment Agreement

On May 2, 2014, the Debtors entered into an equity commitment agreement (as subsequently amended, and including the exhibits thereto, the “Equity Commitment Agreement”) with potential investors (each, an “Initial Commitment Party”) and upon amendment of the Equity Commitment Agreement to, among other things, join certain additional parties to the Equity Commitment Agreement (each such additional party and each Initial Commitment Party, a “Commitment Party”). The Equity Commitment Agreement, along with the associated rights offering procedures, set forth the terms of an equity rights offering (the “Rights Offering”) and separate sale of Holdback Securities (as defined below) for an aggregate offering amount of $1,510,000. The Equity Plan and Equity Commitment Agreement further provided for the Company’s issuance of two separate classes of common stock (the “Class A common stock” and the “Class B common stock”, and collectively the “New Shares”) and penny warrants to purchase Class A common stock and Class B common stock (respectively “Class A warrants” and “Class B warrants”, and, together with the New Shares, the “Rights Offering Securities”).

Rights Offering and Issuance of Shares and Warrants

In accordance with the Equity Commitment Agreement and the Equity Plan, on or about June 10, 2014, subscription rights to purchase Rights Offering Securities (each such right, a “Subscription Right”) were distributed in respect of each then outstanding share of common stock of Pre-Reorganized OSG (each such share, an “Existing Share”) to the holder of record of such Existing Share as of June 6, 2014 (the “Record Date”). Each Subscription Right entitled a holder thereof that satisfied certain specified conditions (each, an “Eligible Holder”) to purchase 12 shares of Class A common stock or Class A warrants, as applicable, as described in the Equity Plan, for $3.00 per Rights Offering Security. Each Eligible Holder that timely elected to participate in the Rights Offering (each, a “Participating Eligible Holder”) was able to exercise some, all or none of the Subscription Rights it received, but each Subscription Right could only be exercised in whole, and not in part. All holders of Existing Shares of Pre-Reorganized OSG as of the Record Date that were not Participating Eligible Holders received, as described in the Equity Plan, one new share of Class B common stock or Class B warrants in respect of each Existing Share held by such holder on the Record Date.

Each Commitment Party agreed in the Equity Commitment Agreement to exercise its Subscription Rights in full (to the extent such Commitment Party received Subscription Rights), to purchase a portion of any remaining securities related to unexercised Subscription Rights following completion of the Rights Offering (the “Backstop Securities”) and to purchase a portion of a further additional number of shares of Class A common stock and/or Class A warrants (the “Holdback Securities”) (the Rights Offering Securities, Backstop Securities and Holdback Securities, collectively, the “Aggregate Offering”) allocated to such Commitment Party under the Equity Commitment Agreement. As consideration for the respective commitments to purchase Backstop Securities, the Company granted to the Commitment Parties an aggregate of 25,166,668 further shares of Class A common stock and Class A warrants.

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On the Effective Date, all previously issued and outstanding shares of the Company’s common stock were cancelled and retired, and ceased to exist, and the Company issued the two series of common stock and penny warrants (described above) for an aggregate offering amount of $1,510,000. The Company issued 306,857,778 shares of Class A common stock and 213,715,419 Class A warrants pursuant to Rule 506(b) under the Securities Act of 1933, as amended. In addition, the Company issued 5,457,591 shares of Class B common stock and 2,469,013 Class B warrants pursuant to Section 1145 of the Bankruptcy Code. Pursuant to the Confirmation Order, the Class A common stock and Class B common stock are deemed to be part of the same class of securities under Section 12 of the Securities Exchange Act of 1934. The proceeds from the issuance of the Rights Offering Securities were used to satisfy certain of the Equity Plan’s cash payment obligations and to provide working capital to fund the Company’s operations after emergence from bankruptcy.

For additional information regarding the Company’s capital structure see Note 14, “Capital Stock and Stock Compensation,” to these consolidated financial statements.

Exit Financing and Entry into Credit Facilities

On the Effective Date, to support the Equity Plan, OSG and certain of its subsidiaries entered into secured debt facilities consisting of: (i) a secured asset-based revolving loan facility of $75,000, among the Parent Company, OBS, certain OBS subsidiaries, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent, and the other lenders party thereto (the “OBS ABL Facility”), secured by a first lien on substantially all of the U.S. Flag assets of OBS and its subsidiaries and a second lien on certain other specified U.S. Flag assets; (ii) a secured term loan of $603,000, among the Parent Company, OBS, certain OBS subsidiaries, Jefferies Finance LLC (“Jefferies”), as Administrative Agent, and other lenders party thereto (the “OBS Term Loan”), secured by a first lien on certain specified U.S. Flag assets of OBS and its subsidiaries and a second lien on substantially all of the other U.S. Flag assets of OBS and its subsidiaries; and (iii) a secured term loan facility of $628,375 (the “OIN Term Loan”) and a revolving loan facility of $50,000 (the “OIN Revolver Facility” and, together with the OIN Term Loan, the “OIN Facilities” and collectively with the OBS ABL Facility and the OBS Term Loan, the “Exit Financing Facilities”), among OSG, OIN, OIN Delaware LLC, the sole member of which is OIN, certain OIN subsidiaries, Jefferies, as Administrative Agent, and other lenders party thereto, both secured by a first lien on substantially all of the International Flag assets of OIN and its subsidiaries that, collectively, and together with the proceeds from the issuance of the Securities, provided OSG with the funding necessary to satisfy the Equity Plan’s cash payment obligations, the expenses associated with closing the Exit Financing Facilities and working capital to fund OSG’s operations after emergence from bankruptcy. On August 5, 2014, the available amounts under each of the OBS Term Loan and OIN Term Loan were drawn in full.

Election 1 and Election 2 Notes and Entry into Second and Third Supplemental Indentures

Pursuant to the Equity Plan, on the Effective Date, the Company issued two series of 7.50% Notes due 2021, one series in an aggregate principal amount of $6,508 (the “Election 1 Notes”) and the other series in an aggregate principal amount of $138,708 (the “Election 2 Notes” and, together with the Election 1 Notes, the “Election Notes”) to holders of the Company’s 7.50% Senior Notes due 2024 (the “2024 Notes”) that elected to receive Election 1 Notes or Election 2 Notes, as the case may be. The Election Notes will mature on February 15, 2021. The Election 1 Notes were issued pursuant to a Second Supplemental Indenture dated August 5, 2014 (the “Second Supplemental Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”), to the Indenture dated as of March 7, 2003, between the Company and the Trustee (the “Base Indenture”). The Election 2 Notes were issued pursuant to a Third Supplemental Indenture dated August 5, 2014 (the “Third Supplemental Indenture”), between the Company and the Trustee, to the Base Indenture. Each electing holder received Election 1 Notes or Election 2 Notes, as applicable, in a principal amount equal to that of the 2024 Notes previously owned by such holder together with, in the case of the Election 1 Notes, a cash payment equal to 1% or, in the case of the Election 2 Notes, a cash payment equal to 3%, of the principal amount of 2024 Notes previously held by such holder. In addition, each electing holder received a cash payment equal to the amount of unpaid and overdue interest that would have been owed under the 2024 Notes held by such holder if the 2024 Notes were reinstated and interest was paid through the Effective Date. Holders of Election 2 Notes did not receive interest on overdue interest. Holders of 2024 Notes that did not elect to receive Election Notes had their 2024 Notes reinstated in an aggregate principal amount of $784 and received a cash payment equal to the amount of unpaid and overdue interest.

For additional information regarding the Company’s Exit Financing Facilities see Note 10, “Debt,” to these consolidated financial statements.

The actions taken by the Company, including implementing the Equity Plan, closing on the Exit Financing Facilities, issuing equity under the Rights Offering and Equity Commitment Agreement, reducing its activities in certain non-core areas and disposing of underperforming assets, have allowed the Company to generate sufficient cash to support its operations since its emergence from bankruptcy. The Company believes that it will continue to generate sufficient cash to support its operations over the next twelve months and beyond. The Company’s ability to generate sufficient cash is dependent upon, among other things, continuing to improve the profitability of its operations and future cash flows which contemplates an improvement in industry conditions.

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Financial Reporting

The Company prepared its consolidated financial statements in accordance with ASC 852, Reorganizations, and on a going-concern basis, which assumes continuity of operations, realization of assets and liabilities in the ordinary course.

ASC 852 requires that financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, all transactions (including but not limited to, all professional fees and other expenses, realized gains and losses, and provisions for losses) directly associated with the reorganization and restructuring of the business are reported separately as reorganization items in the consolidated statements of operations. The balance sheet, prior to emergence, was required to distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. However, there were no liabilities that are subject to compromise as of the end of December 31, 2015 and 2014.

Upon the Company’s emergence from Chapter 11 bankruptcy proceedings on August 5, 2014, the Company was not required to apply fresh start accounting based on the provisions of ASC 852 since holders of the Company’s outstanding common shares immediately before confirmation of the Equity Plan received more than 50% of the Company’s outstanding common shares upon emergence. Accordingly, a new reporting entity was not created for accounting purposes.

Reorganization Items, net

Reorganization items, net represent amounts incurred subsequent to the Petition Date as a direct result of the filing of the Chapter 11 Cases and are comprised of the following:

For the year ended December 31,	2015	2014	2013
Trustee fees	$217	$2,751	$3,006
Professional fees	8,027	112,678	62,823
Provision for and expenses incurred on rejected executory contracts including post-petition interest	-	6,864	256,522
Deferred financing fees write-off	-	-	4,603
Provision for post-petition interest on debt facilities	-	15,416	-
Provision for post-petition interest on claims	-	1,073	-
2004 Stock Incentive Plan	-	1,796	-
Provision for class action lawsuit and other subordinated claims	-	17,000	-
Other claim adjustments	(192)	13,895	216
	$8,052	$171,473	$327,170

The table above reflects a provision for the Company’s agreement to a stipulated settlement for a Class Action claim filed with the Bankruptcy Court, which provides for cash payments of $15,000 and certain payments contingent upon the outcome of the Company's malpractice lawsuit against Proskauer and other events. See Note 21, “Contingencies,” for further details on the outcome of the Proskauer case subsequent to December 31, 2015. The Company incurred fees totaling $2,782, $15,258 and $14,950 during the years ended December 31, 2015, 2014 and 2013, respectively, for financial and reorganization services rendered to the Company by Greylock Partners LLC, a company founded and managed by a former member of the Company’s Board of Directors. Such related party expenses for reorganization services aggregating $1,083 are included in professional fees in the table above.

Contractual post-petition interest for debt facilities and certain rejected executory contracts is reported as interest expense in the consolidated statement of operations for the year ended December 31, 2014. See Note 10, “Debt.”

Cash paid for reorganization items was $18,068, $443,296 and $65,949 for the years ended December 31, 2015, 2014 and 2013, respectively.

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NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Cash and cash equivalents — Interest-bearing deposits that are highly liquid investments and have a maturity of three months or less when purchased are included in cash and cash equivalents. Management has designated cash reserves of $10,583 and $53,085 as of December 31, 2015 and December 31, 2014, respectively, to be utilized for the settlement of certain unsecured claims related to the Company’s emergence from bankruptcy. Such cash reserves, which are considered restricted cash due to management’s intent regarding these funds, are included in restricted cash in the current assets section of the consolidated balance sheet based on management’s estimate of when these funds are likely to be disbursed. Such restricted cash reserves will be subject to adjustment based upon the settlement of claims. Additionally, restricted cash as of December 31, 2015 and December 31, 2014 includes $8,989 and $70,093, respectively, of legally restricted cash relating to the OIN Facilities (as defined in Note 10, “Debt”). Such restricted cash reserves are included in the non-current assets section of the consolidated balance sheet. Prior to its amendment on June 3, 2015, the OIN Facilities stipulated that if annual aggregate cash proceeds of OIN asset sales exceed $5,000, cash proceeds from each such sale were required to be reinvested in vessels within twelve months of such sale or used to prepay the principal balance outstanding of the OIN Facilities. The June 3, 2015 amendment removed the restriction for cash proceeds of specified OIN asset sales prior to the effective date of the amendment. Activity relating to restricted cash is reflected in investing activities in the condensed consolidated statements of cash flow.

2.	Inventories —Inventories, which consists principally of fuel, are stated at cost determined on a first-in, first-out basis.

3.	Vessels, vessel lives, deferred drydocking expenditures and other property —Vessels are recorded at cost and are depreciated to their estimated salvage value on the straight-line basis over the lives of the vessels, which are generally 25 years. Each vessel’s salvage value is equal to the product of its lightweight tonnage and an estimated scrap rate of $300 per ton.

Other property, including buildings and leasehold improvements, are recorded at cost and amortized on a straight-line basis over the shorter of the terms of the leases or the estimated useful lives of the assets, which range from three to 35 years.

Interest costs are capitalized to vessels during the period that vessels are under construction however, no interest was capitalized during 2015, 2014 or 2013.

Expenditures incurred during a drydocking are deferred and amortized on the straight-line basis over the period until the next scheduled drydocking, generally two and a half to five years. The Company only includes in deferred drydocking costs those direct costs that are incurred as part of the drydocking to meet regulatory requirements, or are expenditures that add economic life to the vessel, increase the vessel’s earnings capacity or improve the vessel’s efficiency. Direct costs include shipyard costs as well as the costs of placing the vessel in the shipyard. Expenditures for normal maintenance and repairs, whether incurred as part of the drydocking or not, are expensed as incurred.

The carrying value of each of the Company’s vessels represents its original cost at the time it was delivered or purchased less depreciation calculated using estimated useful lives from the date such vessel was originally delivered from the shipyard or from the date (as in the case of certain of the Company’s ATBs) a vessel was rebuilt. A vessel’s carrying value is reduced to its new cost basis (i.e., its current fair value) if a vessel impairment charge is recorded.

If the estimated economic lives assigned to the Company’s vessels prove to be too long because of new regulations, a prolonged weak market environment, a broad imposition of age restrictions by the Company’s customers, or other future events, it could result in higher depreciation expense and impairment losses in future periods related to a reduction in the useful lives of any affected vessels. In evaluating various impairment indicators that existed at September 30, 2015 (See Note 6, “Vessels, Deferred Drydock and Other Property”), management currently believes it is more likely than not that the Company will scrap six of its rebuilt ATBs at the time of their next scheduled drydock special survey date rather than make the significant capital expenditures necessary to comply with regulatory requirements. Accordingly, the remaining useful lives for such ATBs were adjusted on a prospective basis beginning on October 1, 2015. This reduction in useful lives is expected to increase depreciation expense by approximately $3,600 per quarter or $14,400 per year for the U.S. Flag segment and on a consolidated basis after September 30, 2015.

4.	Impairment of long-lived assets —The carrying amounts of long-lived assets held and used by the Company are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of a particular asset may not be fully recoverable. In such instances, an impairment charge would be recognized if the estimate of the undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the asset’s carrying amount. This assessment is made at the individual vessel level since separately identifiable cash flow information for each vessel is available. The impairment charge, if any, would be measured as the amount by which the carrying amount of a vessel exceeded its fair value. A long-lived asset impairment charge results in a new cost basis being established for the relevant long-lived asset. See Note 6, “Vessels,” for further discussion on the impairment tests performed on certain of our vessels during the three years ended December 31, 2015.

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5.	Goodwill and intangible assets —Goodwill and indefinite lived intangible assets acquired in a business combination are not amortized but are reviewed for impairment annually or more frequently if impairment indicators arise. Intangible assets with estimable useful lives are amortized over their estimated useful lives and are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of the intangible may be impaired.

The Company’s intangible assets at December 31, 2015 and 2014 consisted of long-term customer relationships acquired as part of the 2006 purchase of Maritrans, Inc. (a component of the U.S. Flag business segment). The long-term customer relationships are being amortized on a straight-line basis over 20 years. The Company’s January 2014 announcement of its plans to (i) outsource the technical and commercial management of substantially all of its International Flag fleet and (ii) to exit the full service International Crude Tankers Lightering business by September 30, 2014 were determined to be triggering events warranting an interim impairment test of the $9,589 December 31, 2013 carrying value of Goodwill related to the acquisition of the Heidmar Lightering business as well as all the long-lived assets utilized in the International Crude Tankers Lightering business. To measure fair value, the Company reduced its estimates of future cash flows from this business to reflect consideration of the above new factors. The Company recorded a goodwill impairment charge of $9,589 in the quarter ended December 31, 2013.

See Note 9, “Intangible Assets,” for further information on intangible assets impairment charges recognized during the three years ended December 31, 2015.

6.	Deferred finance charges —Finance charges incurred in the arrangement and amendment of debt are deferred and amortized to interest expense on either an effective interest method or straight-line basis over the life of the related debt.

Unamortized deferred finance charges of $41,020 and $44,741 relating to the term loan Exit Financing Facilities and $3,522 and $0 relating to the Unsecured Senior Notes are included as reductions to long-term debt in the consolidated balance sheets as of December 31, 2015 and 2014, respectively. Additionally, unamortized deferred finance charges of $2,922 and $3,445 relating to the revolving Exit Financing Facilities are included in other assets in the consolidated balance sheets as of December 31, 2015 and 2014, respectively. Interest expense relating to the amortization of deferred financing costs amounted to $10,989 in 2015, $3,973 in 2014, $0 in 2013.

As of December 2013, the Company had determined that it was more likely than not that the Unsecured Revolving Credit Facility and the Secured Term Loan facilities would not exist in the post emergence period and therefore the related aggregate unamortized deferred financing costs of $4,603 were written off and recorded as a charge to reorganization items, net in the consolidated statement of operations for the year ended December 31, 2013.

As of December 2013, liabilities subject to compromise included reserves for estimated allowed claims relating to the Company’s Unsecured Senior Notes due in 2013, 2018 and 2024. Under ASC 852, original issue discounts and deferred financing costs were viewed as part of the valuation of the pre-petition debt that was subject to compromise. Therefore, the Company recorded charges of $2,909 and $5,914 as reorganization items in the consolidated statement of operations for the year ended December 31, 2014 for unamortized original issue discount and unamortized deferred financing costs related to the Unsecured Senior Notes since such Unsecured Senior Notes were reinstated at the full amount of face value outstanding.

7.	Revenue and expense recognition —Revenues from time charters and bareboat charters are accounted for as operating leases and are thus recognized ratably over the rental periods of such charters, as service is performed. Voyage revenues and expenses are recognized ratably over the estimated length of each voyage, calculated on a discharge-to-discharge basis and, therefore, are allocated between reporting periods based on the relative transit time in each period. The impact of recognizing voyage expenses ratably over the length of each voyage is not materially different on a quarterly and annual basis from a method of recognizing such costs as incurred. OSG does not begin recognizing voyage revenue until a charter has been agreed to by both the Company and the customer, even if the vessel has discharged its cargo and is sailing to the anticipated load port on its next voyage.

Under voyage charters, expenses such as fuel, port charges, canal tolls, cargo handling operations and brokerage commissions are paid by the Company whereas, under time and bareboat charters, such voyage costs are paid by the Company’s customers.

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For the Company’s vessels operating in pools, revenues and voyage expenses are pooled and allocated to each pool’s participants on a time charter equivalent (“TCE”) basis in accordance with an agreed-upon formula. Such TCE revenues are reported as pool revenues in the accompanying consolidated statement of operations. For the pools in which the Company participates, management monitors, among other things, the relative proportion of the Company’s vessels operating in each of the pools to the total number of vessels in each of the respective pools, and assesses whether or not OSG’s participation interest in each of the pools is sufficiently significant so as to determine that OSG has effective control of the pool. Management determined that as of June 30, 2013, it had effective control of one of the pools in which the Company participated. Such pool was not a legal entity but operated under a contractual agreement. Therefore, effective July 1, 2013 and through to June 30, 2014, when the Company exited this pool, the Company’s allocated TCE revenues for such pool were reported on a gross basis as voyage charter revenues and voyage expenses in the consolidated statement of operations. The impact of this method of presenting earnings for this pool was an increase in both voyage charter revenues and voyage expenses of $40,454 and $70,817 for the years ended December 31, 2014 and 2013, respectively.

8.	Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk are voyage receivables due from charterers and pools in which the Company participates. With respect to voyage receivables, the Company limits its credit risk by performing ongoing credit evaluations. Voyage receivables reflected in the consolidated balance sheets as of December 31, 2015 and 2014 are net of an allowance for doubtful accounts of $447 and $352, respectively. The provisions for doubtful accounts for the years ended December 31, 2015, 2014 and 2013 were not material.

During the three years ended December 31, 2015, the Company did not have any individual customers who accounted for 10% or more of its revenues apart from the pools in which it participates. The pools in which the Company participates accounted for 77% of consolidated voyage receivables at December 31, 2015 and 2014. During the year ended December 31, 2015, the Company increased both the number of vessels placed in pools for commercial management and the number of pools in which it participates.

9.	Derivatives —ASC 815, Derivatives and Hedging, requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not effective hedges must be adjusted to fair value through earnings. If the derivative is an effective hedge, depending on the nature of the hedge, a change in the fair value of the derivative is either offset against the change in fair value of the hedged item (fair value hedge), or recognized in other comprehensive income/(loss) and reclassified into earnings in the same period or periods during which the hedge transaction affects earnings (cash flow hedge). The ineffective portion (that is, the change in fair value of the derivative that does not offset the change in fair value of the hedged item) of an effective hedge and the full amount of the change in fair value of derivative instruments that do not qualify for hedge accounting are immediately recognized in earnings.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions. The Company also formally assesses (both at the hedge's inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not (or has ceased to be) highly effective as a hedge, the Company discontinues hedge accounting prospectively, as discussed below.

The Company discontinues hedge accounting prospectively when (1) it determines that the derivative is no longer effective in offsetting changes in the cash flows of a hedged item such as forecasted transactions; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; or (4) management determines that designating the derivative as a hedging instrument is no longer appropriate or desired.

When the Company discontinues hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive loss and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses that were accumulated in other comprehensive loss will be recognized immediately in earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company will carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current-period earnings, unless it is designated in a new hedging relationship.

During the years ended December 31, 2015 and 2014, no ineffectiveness gains or losses were recorded in earnings relative to interest rate caps entered into by the Company or its subsidiaries that qualified for hedge accounting. Any gain or loss realized upon the early termination of an interest rate cap is recognized as an adjustment of interest expense over the shorter of the remaining term of the cap or the hedged debt. See Note 11, “Fair Value of Financial Instruments, Derivatives and Fair Value Disclosures,” for additional disclosures on the Company’s interest rate caps and other financial instruments.

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10.	Income taxes —The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Net deferred tax assets are recorded to the extent the Company believes these assets will more likely than not be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. In the event OSG were to determine that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes in the period such determination is made.

Uncertain tax positions are recorded in accordance with ASC 740, Income Taxes, on the basis of a two-step process whereby (1) the Company first determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority.

11.	Use of estimates —The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets, liabilities, equity, revenues and expenses reported in the financial statements and accompanying notes. The most significant estimates relate to the depreciation of vessels and other property, amortization of drydocking costs, estimates used in assessing the recoverability of goodwill, intangible and other long-lived assets, liabilities incurred relating to pension benefits, and income taxes. Actual results could differ from those estimates.

12.	Issuance of shares or units by subsidiaries —The Company accounts for gains or losses from the issuance of shares or units by its subsidiaries as an adjustment to equity.

13.	Recently adopted accounting standards — In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (ASC 205) and Property Plant and Equipment (ASC 360), which amends the criteria for reporting discontinued operations. The amendments require that only disposals that represent a strategic shift that has (or will have) a major effect on the entity’s operations and financial results would qualify as discontinued operations. Therefore, disposals of small groups of assets that are recurring in nature are less likely to qualify for discontinued operations presentation as a result of the amendments. In addition, the new guidance expands the disclosure requirements for disposals that meet the definition of a discontinued operation and requires entities to disclose information about disposals of individually significant components that do not meet the definition of discontinued operations. The amendments are effective for public companies for annual periods and interim periods within those annual periods beginning after December 15, 2014. The Company’s adoption of this new accounting guidance on January 1, 2015 had no impact on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes (ASC 740), which provides for the classification of all deferred tax assets and liabilities as non-current amounts. This accounting standard is effective for public companies for annual periods beginning after December 15, 2016, although earlier adoption is permitted. The Company has adopted this accounting standard for the year ended December 31, 2015 and has applied the guidance retrospectively. For December 31, 2014, the Company previously reported a current deferred tax asset of $5,312 and non-current deferred tax liabilities of $283,277; the retrospective adoption of this accounting standard resulted in non-current deferred tax liabilities of $277,965. For December 31, 2013, the Company previously reported a current deferred tax asset of $5,464 and non-current deferred tax liabilities of $369,954; the retrospective adoption of this accounting standard resulted in non-current deferred tax liabilities of $364,490.

14.	Recently issued accounting standards — In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606) to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that an entity will apply to determine the measurement and timing of when it is recognized. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The FASB subsequently delayed the effective date of the revenue standard by one year. For public companies, the revenue standard is effective for the first interim period within annual reporting periods beginning after December 15, 2017. Reporting entities may choose to adopt the standard as of the original effective date. The requirements of this standard include a significant increase in required disclosures. Management is analyzing the impact of the adoption of this guidance on the Company’s consolidated financial statements, including assessing changes that might be necessary to information technology systems, processes and internal controls to capture new data and address changes in financial reporting.

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In February 2016, the FASB issued ASU No. 2016-02, Leases (ASC 842), which requires lessees to recognize most leases on the balance sheet. This is expected to increase both reported assets and liabilities. The new lease standard does not substantially change lessor accounting. For public companies, the standard will be effective for the first interim reporting period within annual periods beginning after December 15, 2018, although early adoption is permitted. Lessees and lessors will be required to apply the new standard at the beginning of the earliest period presented in the financial statements in which they first apply the new guidance, using a modified retrospective transition method. The requirements of this standard include a significant increase in required disclosures. Management is analyzing the impact of the adoption of this guidance on the Company’s consolidated financial statements, including assessing changes that might be necessary to information technology systems, processes and internal controls to capture new data and address changes in financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASC 205) that explicitly requires management to assess an entity’s ability to continue as a going concern and disclose going concern uncertainties in connection with each annual and interim period. The new standard requires management to assess if there is substantial doubt about an entity’s ability to continue to meet its obligations within one year after the reporting date based upon management’s consideration of relevant conditions that are known (and reasonably knowable) at the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. Earlier application is permitted. Management does not expect the adoption of this accounting standard to have a significant impact on its consolidated financial statements.

NOTE 4 — EARNINGS PER COMMON SHARE:

As discussed in Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” all shares of our common stock prior to the Effective Date were cancelled pursuant to the Equity Plan. Post-emergence, the Company presents common share information for the Class A and Class B securities.

Basic earnings per share is computed by dividing earnings/(loss), after the deduction of dividends and undistributed earnings allocated to participating securities, by the weighted average number of common shares outstanding during the period. As management deemed the exercise price for the Class A and B warrants of $0.01 per share to be nominal, warrant proceeds are ignored and the shares issuable upon Class A and B warrant exercise are included in the calculation of Class A and B basic weighted average common shares outstanding for the period.

The computation of diluted earnings per share assumes the issuance of common stock for all potentially dilutive stock options and restricted stock units. Participating securities are defined by ASC 260, Earnings Per Share, as unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents and are included in the computation of earnings per share pursuant to the two-class method.

As noted above, the Company’s Board approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. Accordingly, amounts previously reported for the quarter ending September 30, 2014 and the quarter and year ending December 31, of 2014 and for the quarters ending March 31, 2015, June 30, 2015 and September 30, 2015, with respect to income/(loss) per share, outstanding Class A common shares, Class A restricted stock units, Class A restricted shares and Class A stock options, have been restated, where appropriate. The table below shows the effects of the stock dividend on the calculation of per share amounts for all the periods previously reported since the August 5, 2014 emergence date:

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	Three Months Ending		Year Ending	Three Months Ending
	September 30, 2014	December 31, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
	(unaudited)			(unaudited)
Increase in weighted average number of shares outstanding used to calculate basic net income/(loss) per share amounts for Class A	32,744,009	52,849,916	21,574,359	52,850,854	52,852,772	52,859,916

Increase in weighted average number of shares outstanding used to calculate diluted net income/(loss) per share amounts for Class A	32,745,709	52,863,006	21,574,359	52,863,944	52,919,817	52,864,103

Change in net income/(loss) per share - basic and diluted Class A and B	$(0.00)	$(0.00)	$0.05	$(0.01)	$(0.01)	$(0.03)

The changes in the weighted average number of shares and net income per share noted above do not reflect the impact of the reverse stock split discussed in the following paragraph.

As noted above, the Company’s Board approved a reverse stock split, whereby on June 13, 2016, a one (1) for six (6) reverse stock split and corresponding reduction in the number of authorized shares was effected. Accordingly, amounts previously reported for the quarter ending September 30, 2014 and the quarter and year ending December 31, 2014 and for the quarters ending March 31, 2015, June 30, 2015 and September 30, 2015, and the quarter and year ending December 31, 2015, with respect to income/(loss) per share, outstanding Class A common shares, Class A warrants, Class B common shares, Class B warrants, Class A restricted stock units, Class A restricted shares and Class A stock options, have been recast in the context of earnings per share calculations. The table below shows the effects of the reverse stock split on the calculation of per share amounts for all the periods previously reported in the Company’s 2015 Form 10-K since the August 5, 2014 emergence date:

	Three Months Ending				Year Ending
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
	(unaudited)
Decrease in weighted average number of shares outstanding used to calculate basic net income per share amounts for Class A	(477,862,044)	(477,881,414)	(477,948,757)	(477,996,064)	(477,922,795)

Decrease in weighted average number of shares outstanding used to calculate diluted net income per share amounts for Class A	(477,875,954)	(478,109,118)	(477,996,214)	(478,597,620)	(478,145,452)

Decrease in weighted average number of shares outstanding used to calculate basic and diluted net income per share amounts for Class B	(6,604,120)	(6,602,333)	(6,600,472)	(6,599,867)	(6,601,683)

Change in net income per share - basic and diluted Class A and B	$0.37	$0.50	$1.49	$0.08	$2.44

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	Three Months Ending		Year Ending
	September 30, 2014	December 31, 2014	December 31, 2014
	(unaudited)
Decrease in weighted average number of shares outstanding used to calculate basic net income/(loss) per share amounts for Class A	(296,060,879)	(477,852,594)	(195,068,602)

Decrease in weighted average number of shares outstanding used to calculate diluted net income/(loss) per share amounts for Class A	(296,062,895)	(477,889,946)	(195,068,602)

Decrease in weighted average number of shares outstanding used to calculate basic and diluted net income/(loss) per share amounts for Class B	(4,092,540)	(6,604,967)	(2,696,358)

Change in net income/(loss) per share - basic and diluted Class A and B	$0.12	$0.23	$(2.04)

Class A

There were 52,731 and 54,166 weighted average shares of unvested Class A restricted common stock shares considered to be participating securities as of December 2015 and 2014, respectively. Such participating securities were allocated a portion of income under the two-class method for the year ended December 31, 2015, but no allocation of loss was made for the year ended December 31, 2014 since the holders of the participating securities do not participate in losses.

The computation of diluted earnings per share assumes the issuance of common stock for all potentially dilutive stock options and restricted stock units not classified as participating securities. As of December 31, 2015, there were 345,159 shares of Class A restricted stock units and 268,538 Class A stock options outstanding and considered to be potentially dilutive securities. As of December 31, 2014 there were 34,907 shares of Class A restricted stock units and 86,228 Class A stock options outstanding and considered to be potentially dilutive securities.

Class B

There are no participating securities or potentially dilutive securities relating to the Class B Common Stock.

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As discussed in Note 2, all shares of our common stock outstanding prior to the Effective Date were cancelled pursuant to the Equity Plan. Although loss per share information for the year ended December 31, 2013 is presented it is not comparable to the information presented for the years ended December 31, 2015 and 2014 due to the changes in our capital structure.

The components of the calculation of basic earnings per share and diluted earnings per share are as follows:

For the year ended December 31,	2015	2014	2013

Net income/(loss)	$283,960	$(152,273)	$(638,230)

Weighted average common shares outstanding:
Common stock - basic and diluted			30,482,818
Class A Common stock - basic(1)	95,584,559
Class A Common stock - diluted(2)	95,629,090
Class A Common stock - basic and diluted(3)		39,013,720
Class B Common stock - basic and diluted(4)(5)	1,320,337	18,675,839

(1)	The basic weighted average common shares outstanding for Class A common stock for the year ended December 31, 2015 were calculated using the Class A common stock outstanding and the Class A warrants outstanding for the year ended December 31, 2015. As of December 31, 2015 there were 60,784,715 shares of Class A common stock outstanding and 34,693,734 Class A warrants outstanding.
(2)	The dilutive weighted average common shares outstanding for Class A common stock for the year ended December 31, 2015 was calculated using the Class A common stock outstanding and Class A warrants outstanding for that year and the dilutive securities for such year.
(3)	The weighted average common shares outstanding for Class A common stock basic and diluted was calculated using no Class A common stock and no Class A warrants outstanding for the period January 1, 2014 through August 4, 2014. 57,042,382 Class A common stock and 38,528,129 Class A Warrants were used in calculating the weighted average common shares outstanding for the period August 5, 2014 through December 31, 2014.
(4)	The basic and diluted weighted average common shares outstanding for Class B common stock for the year ended December 31, 2015 were calculated using Class B common stock outstanding and Class B warrants outstanding for the year ended December 31, 2015. As of December 31, 2015 there were 1,232,247 shares of Class B common stock outstanding and 87,723 Class B warrants outstanding.
(5)	The weighted average common shares outstanding for Class B common stock basic and diluted was calculated using the common shares outstanding for the year ended December 31, 2013 and for the period January 1, 2014 through August 4, 2014 and Class B common stock outstanding and Class B warrants outstanding for the period August 5, 2014 through December 31, 2014. As of December 31, 2014 there are 484,692 Class B warrants outstanding.

For annual earnings per share calculations, there were 44,532 dilutive equity awards for the year ended December 31, 2015 and there were no dilutive equity awards outstanding as of December 31, 2014 or 2013. Awards of 221,218 and 52,269 shares of Class A common stock for 2015 and 2014, respectively, and 1,041,723 shares of common stock for 2013 were not included in the computation of annual diluted earnings per share because inclusion of these awards would be anti-dilutive.

NOTE 5 — BUSINESS AND SEGMENT REPORTING:

The Company is engaged primarily in the ocean transportation of crude oil and petroleum products in both the international market and the U.S. Flag trades through the ownership and operation of a diversified fleet of vessels. The shipping industry has many distinct market segments based, in large part, on the size and design configuration of vessels required and, in some cases, on the flag of registry. Rates in each market segment are determined by a variety of factors affecting the supply and demand for vessels to move cargoes in the trades for which they are suited. Tankers are not bound to specific ports or schedules and therefore can respond to market opportunities by moving between trades and geographical areas. The Company charters its vessels to commercial shippers and U.S. and foreign governments and governmental agencies primarily on voyage charters and on time charters.

The Company has three reportable segments: International Crude Tankers, International Product Carriers and U.S. Flag vessels. Income/(loss) from vessel operations for segment reporting is defined as income/(loss) from vessel operations before general and administrative expenses, technical management transition costs, severance and relocation costs, goodwill and intangible assets impairment charges, and gain/(loss) on disposal of vessels, including impairment charges. The accounting policies followed by the reportable segments are the same as those followed in the preparation of the Company’s consolidated financial statements.

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Information about the Company’s reportable segments as of and for each of the years in the three year period ended December 31, 2015 follows:

	International
	Crude	Product
	Tankers	Carriers	Other	U.S.	Totals
2015
Shipping revenues	$324,703	$172,931	$-	$466,872	$964,506
Time charter equivalent revenues	304,182	171,608	-	449,058	924,848
Depreciation and amortization	51,347	28,763	1,272	76,431	157,813
Gain/(loss) on disposal of vessels, including impairments	(31)	3,231	1,229	(178)	4,251
Income/(loss) from vessel operations	157,840	56,746	(905)	142,573	356,254
Equity in income of affiliated companies	34,358	-	11,188	3,783	49,329
Investments in and advances to affiliated companies at December 31, 2015	276,839	13,793	54,259	3,827	348,718
Total assets at December 31, 2015	1,148,361	505,353	54,819	993,867	2,702,400
Expenditures for vessels and vessel improvements	91	873	-	53	1,017
Payments for drydockings	13,842	6,886	-	41,323	62,051
2014
Shipping revenues	363,331	153,665	22	440,416	957,434
Time charter equivalent revenues	228,295	118,669	22	414,373	761,359
Depreciation and amortization	56,210	26,850	2,114	66,584	151,758
Gain/(loss) on disposal of vessels, including impairments	8,017	(44)	1,970	589	10,532
Income/(loss) from vessel operations	65,532	3,429	(1,877)	121,649	188,733
Equity in income of affiliated companies	30,925	-	7,040	3,390	41,355
Investments in and advances to affiliated companies at December 31, 2014	277,816	11,334	42,286	3,427	334,863
Total assets at December 31, 2014	1,191,490	551,693	42,286	1,030,121	2,815,590
Expenditures for vessels and vessel improvements	1,437	20,017	-	10,958	32,412
Payments for drydockings	5,286	6,792	-	25,739	37,817
2013
Shipping revenues	352,871	229,202	3,286	430,637	1,015,996
Time charter equivalent revenues	209,876	149,349	3,225	400,878	763,328
Depreciation and amortization	76,086	30,226	2,818	67,146	176,276
Gain/(loss) on disposal of vessels,
including impairments	(328,146)	(38,395)	117	1,167	(365,257)
Goodwill and other intangibles impairment charge	(16,214)	-	-	-	(16,214)
Income/(loss) from vessel operations	(17,806)	22,510	(3,104)	113,433	115,033
Equity in income/(loss) of affiliated companies	29,746	-	7,542	3,606	40,894
Investments in and advances to affiliated companies at December 31, 2013	271,009	4,505	44,278	3,535	323,327
Total assets at December 31, 2013	1,356,796	565,387	44,591	1,040,541	3,007,315
Expenditures for vessels and vessel improvements	26,106	7,619	(3)	2,655	36,377
Payments for drydockings	8,003	2,270	-	11,751	22,024

The joint venture with four LNG Carriers is included in Other along with one chartered-in Chemical Carrier, which was redelivered to its owners in October 2013. The joint venture with two floating storage and offloading service vessels is included in the International Crude Tankers Segment.

Reconciliations of time charter equivalent revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

For the year ended December 31,	2015	2014	2013
Time charter equivalent revenues	$924,848	$761,359	$763,328
Add: Voyage expenses	39,658	196,075	252,668
Shipping revenues	$964,506	$957,434	$1,015,996

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Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

Reconciliations of income from vessel operations of the segments to income/(loss) before reorganization items and income taxes, as reported in the consolidated statements of operations follow:

For the year ended December 31,	2015	2014	2013
Total income from vessel operations of all segments	$356,254	$188,733	$115,033
General and administrative expenses	(79,169)	(83,716)	(97,663)
Technical management transition costs	(39)	(3,427)	-
Severance and relocation costs	-	(17,020)	(3,097)
Goodwill and other intangibles impairment charge	-	-	(16,214)
Gain/(loss) on disposal of vessels, including impairments	4,251	10,532	(365,257)
Consolidated income/(loss) from vessel operations	281,297	95,102	(367,198)
Equity in income of affiliated companies	49,329	41,355	40,894
Other income/(expense)	(26,171)	426	849
Interest expense	(113,335)	(232,491)	(350)
Income/(loss) before reorganization items and income taxes	$191,120	$(95,608)	$(325,805)

Reconciliations of total assets of the segments to amounts included in the consolidated balance sheets follow:

At December 31,	2015	2014

Total assets of all segments	$2,702,400	$2,815,590
Corporate unrestricted cash (1)	502,836	389,226
Corporate restricted cash(1)	19,572	123,178
Other unallocated amounts	5,603	58,444
Consolidated total assets	$3,230,410	$3,386,438

(1)	As of December 31, 2015 and 2014, OBS and its subsidiaries had unrestricted cash balances of $178,583 and $93,523, respectively, and OIN and its subsidiaries had unrestricted cash balances of $308,858 and $178,240, respectively. Of the restricted cash balances, $8,989 and $70,093 were held by OIN as of December 31, 2015 and 2014, respectively. The remaining balances were held by the Parent Company, OSG.

Certain additional information about the Company’s operations for each of the years in the three year period ended December 31, 2015 follows:

		International
	Consolidated	Flag	U.S. Flag
2015
Shipping revenues	$964,506	$497,634	$466,872
Total vessels, deferred drydock and other property at
December 31, 2015	2,180,100	1,277,486	902,614
2014
Shipping revenues	$957,434	$517,018	$440,416
Total vessels, deferred drydock and other property at
December 31, 2014	2,275,630	1,348,044	927,586
2013
Shipping revenues	$1,015,996	$585,359	$430,637
Total vessels, deferred drydock and other property at
December 31, 2013	2,416,600	1,466,970	949,630

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NOTE 6 — VESSELS, DEFERRED DRYDOCK AND OTHER PROPERTY:

Vessels and other property consist of the following:

As of December 31,	2015	2014
Vessels, at cost	$2,799,007	$2,804,179
Accumulated depreciation	(718,349)	(603,603)
Vessels, net	2,080,658	2,200,576

Other property, at cost	22,726	34,360
Accumulated depreciation and amortization	(18,525)	(21,719)
Other property, net	4,201	12,641

Total Vessels and other property	$2,084,859	$2,213,217

A breakdown of the carrying value of the Company’s vessels, excluding construction in progress, by reportable segment and fleet as of December 31, 2015 and 2014 follows:

			Net		Average	Number of
		Accumulated	Carrying		Vessel Age	Owned
As of December 31, 2015	Cost	Depreciation	Value		(by dwt)	Vessels

International Flag Crude Tankers
VLCCs (includes ULCC)	$681,834	$(211,153)	$470,681		11.1	9
Aframaxes	270,246	(76,597)	193,649		10.6	7
Panamaxes	128,613	(14,113)	114,500		13.3	8
Total International Flag Crude Tankers	1,080,693	(301,863)	778,830	(1), (4)	11.3	24

International Flag Product Carriers
Aframax	73,681	(3,896)	69,785		1.4	1
Panamax	197,137	(47,182)	149,955		7.1	4
Handysize	291,380	(52,016)	239,364		10.2	13
Total International Flag Product Carriers	562,198	(103,094)	459,104	(2), (4)	8.1	18

Total U.S. Flag Vessels	1,156,116	(313,392)	842,724	(3)	8.4	14

Fleet Total	$2,799,007	$(718,349)	$2,080,658		10.5	56

(1)	Includes one ULCC, eight VLCCs, seven Aframaxes and eight Panamaxes that are pledged as collateral under both the OIN Revolver Facility due on February 5, 2019 and the OIN Secured Term Loan due on August 5, 2019 with an aggregate carrying value of $778,830.
(2)	Includes one Aframax, four Panamaxes and 12 Handysize Product Carriers that are pledged as collateral under both the OIN Revolver Facility and the OIN Secured Term Loan with an aggregate carrying value of $451,166.
(3)	Includes one Handysize Product Carrier and eight ATB tug barge units that are pledged as collateral under the OBS ABL Facility due on February 5, 2019 and three Handysize Product Carriers that are pledged as collateral under the OBS Term Loan due on August 5, 2019. The OBS Term Loan has a second lien on the vessels pledged under the OBS ABL Facility and the OBS ABL Facility has a second lien on the vessels pledged under the OBS Term Loan. Vessels pledged as collateral under the OBS Term Loan and OBS ABL Facility have aggregate carrying values of $489,135. (See Note 10, “Debt,” to these consolidated financial statements for additional information regarding secured loan facilities).
(4)	The International Flag Crude Tankers segment and the International Flag Product Carriers segment include vessels with an aggregate carrying value of $158,434 and $289,691, respectively, which the Company believes exceeds their aggregate market values of approximately $128,583 and $228,250, by $29,851 and $61,441, respectively.

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			Net	Average	Number of
		Accumulated	Carrying	Vessel Age	Owned
As of December 31, 2014	Cost	Depreciation	Value	(by dwt)	Vessels

International Flag Crude Tankers
VLCCs (includes ULCC)	$681,743	$(187,139)	$494,604	10.1	9
Aframaxes	269,728	(66,800)	202,928	9.6	7
Panamaxes	128,564	(7,046)	121,518	12.3	8
Total International Flag Crude Tankers	1,080,035	(260,985)	819,050	10.3	24

International Flag Product Carriers
Aframax	73,681	(1,191)	72,490	0.4	1
Panamax	196,472	(39,519)	156,953	6.1	4
Handysize	297,928	(39,879)	258,049	9.8	14
Total International Flag Product Carriers	568,081	(80,589)	487,492	7.7	19

Total U.S. Flag Vessels	1,156,063	(262,029)	894,034	7.4	14

Fleet Total	$2,804,179	$(603,603)	$2,200,576	9.5	57

Vessel activity, excluding construction in progress, for the three years ended December 31, 2015 is summarized as follows:

		Accumulated	Net Book
	Vessel Cost	Depreciation	Value
Balance at December 31, 2012	$3,307,813	$(591,256)	$2,716,557
Purchases and vessel additions	2,809	-
Transfers from construction in progress	71,553	-
Disposals	(4,951)	1,837
Depreciation	-	(133,197)
Impairment	(593,201)	227,225

Balance at December 31, 2013	2,784,023	(495,391)	2,288,632
Purchases and vessel additions	27,236	-
Transfers from construction in progress	62,475	-
Disposals	(69,555)	4,808
Depreciation	-	(113,020)

Balance at December 31, 2014	2,804,179	(603,603)	2,200,576
Purchases and vessel additions	1,583	-
Disposals	(6,755)	1,003
Depreciation	-	(115,749)
Balance at December 31, 2015	$2,799,007	$(718,349)	$2,080,658

The total of purchases and vessel additions will differ from expenditures for vessels as shown in the consolidated statements of cash flows because of expenditures for vessels remaining under construction at the beginning and end of each respective period and the timing of when payments were made.

Vessel Impairments

International Fleet

In evaluating whether or not events or circumstances existing during the fourth quarter of 2015 resulted in a triggering event for impairment testing to the International Flag fleet, Management gave consideration to average TCE rates earned by the Company’s vessels versus the Company’s 2015 budget, near term rate forecasts, significant changes in third party valuation appraisals of vessels, and plans or intentions that materially affect how the international fleet will be used in the next 12 months (including disposals). Management concluded there was no triggering event for impairment testing.

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Management also gave consideration as to whether events or changes in circumstances had occurred since December 2014 that could indicate that the carrying amounts of the vessels in the Company’s International Flag fleet may not be recoverable as of December 31, 2015. The Company concluded that no such events or changes in circumstances had occurred to warrant a change in the assumptions utilized in the December 2014 impairment tests of its International Flag fleet.

At December 31, 2014, management gave consideration to average TCE rates earned by the Company’s vessels versus the Company’s 2014 budget, near term rate forecasts, and significant changes in third party valuation appraisals of vessels. Management noted a decline in valuations for certain of its Handysize Product Carriers and determined that four such vessels (built between 2009 and 2011) having market valuations below their carrying values at December 31, 2014 should be tested for impairment. Based on tests performed, it was determined that the vessels would generate undiscounted cash flows in excess of their December 31, 2014 carrying values over the remainder of their useful lives. In developing estimates of future cash flows, the Company made assumptions about future performance, with significant assumptions being related to charter rates, ship operating expenses, utilization, drydocking requirements, residual value and the estimated remaining useful lives of the vessels. These assumptions are based on historical trends as well as future expectations. The estimated daily time charter equivalent rates used for unfixed days were based on a combination of (i) internally forecasted rates that are consistent with forecasts provided to the Company’s senior management and Board of Directors, and (ii) the trailing 12-year historical average rates, based on quarterly average rates published by a third party maritime research service. The internally forecasted rates were based on management’s evaluation of current economic data and trends in the shipping and oil and gas industries. Management used the published 12-year historical average rates in its 2014 assumptions as opposed to the 10-year historical average rates that had been used in 2013 and 2012 because of management’s belief that the 12-year period captured an even distribution of strong and weak charter rate periods which resulted in an average mid-cycle rate that was more in line with management’s forecast of a return to mid-cycle charter rate levels in the medium term. Recognizing that the transportation of crude oil and petroleum products is cyclical and subject to significant volatility based on factors beyond the Company’s control, management believes the use of estimates based on the combination of internally forecasted rates and 12-year historical average rates calculated as of the reporting date was reasonable.

Management also gave consideration as to whether other events or changes in circumstances had occurred since December 31, 2013 that could indicate that the carrying amounts of the remaining vessels in its International Flag fleet may not be recoverable as of December 31, 2014. Management concluded that no such events had occurred to warrant a change in the assumptions from those utilized in the December 31, 2013 test.

At December 31, 2013, Management determined that certain events had occurred during the fourth quarter of 2013 with respect to certain vessels within the Company’s International Flag fleet that Management viewed as impairment indicators, triggering the need for an impairment assessment as of December 31, 2013. Such events included (i) the Company’s intentions relative to two older, non-core Aframaxes employed in Lightering through 2013, specifically, management’s assessment of whether or not the Company would drydock and continue to trade such vessels, given the current and expected rate environment, (ii) a significant year-over-year decline in third party valuation appraisals of three Aframaxes that are not pledged as collateral under certain secured facilities and all nine older Panamaxes in the Company’s International Flag fleet and (iii) the inability to reach mutually agreeable terms on how the Company might refinance the pre-petition secured term loan facilities the Company had with certain banks in order to retain the five VLCCs, three Aframaxes, five MRs and two LR1s securing these loans after emergence from bankruptcy protection.

Accordingly, the Company performed impairment tests on 29 of its owned operating International Crude and Products vessels as of December 31, 2013, including five Product Carriers for which impairment charges were taken in 2012. In developing estimates of future cash flows, the Company made assumptions about future performance, with significant assumptions being related to charter rates, ship operating expenses, utilization, drydocking requirements, residual value and the estimated remaining useful lives of the vessels. These assumptions are based on historical trends as well as future expectations. Management prepared undiscounted cash flows weighted based on probabilities assigned to possible outcomes for the vessels, including a probability that all the vessels will continue to be held for use for the remainder of their useful lives and a probability that such vessels will be sold or transferred to the respective lenders at fair value during 2014. Specifically, in estimating future charter rates, management took into consideration rates currently in effect for existing time charters and estimated daily time charter equivalent rates for each vessel class for the unfixed days over the estimated remaining lives of each of the vessels. The estimated daily time charter equivalent rates used for unfixed days were based on a combination of (i) internally forecasted rates that are consistent with forecasts provided to the Company’s senior management and Board of Directors, and (ii) the trailing 10-year historical average rates, based on quarterly average rates published by a third party maritime research service. The internally forecasted rates were based on management’s evaluation of then current economic data and trends in the shipping and oil and gas industries. In addition, the Company took into consideration the potentially favorable impact of the Lender Plan Support Agreement which increased the probability that the fifteen vessels securing the pre-petition term loans would continue to be held for use as part of the International Flag fleet. In estimating the fair value of the vessels for the purposes of step 2 of the impairment tests, the Company utilized a market approach consisting of using an average of three third party appraisals net of a customary 2% broker commissions. Based on the tests performed, impairment charges totaling $365,976 were recorded on two VLCCs, two Aframaxes and two LR1s that were pledged as collateral under the term loans and nine Panamaxes to write-down their carrying values to their estimated fair values at December 31, 2013. Such impairment charges include $211,491 applicable to vessels that are pledged as collateral under the above referenced pre-petition secured term loans.

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Management also gave consideration as to whether other events or changes in circumstances had occurred since December 31, 2012 that could indicate that the carrying amounts of the remaining vessels in its International Flag fleet may not be recoverable as of December 31, 2013. Management concluded that no such events had occurred to warrant a change in the assumptions from those utilized in the December 31, 2012 test.

In connection with the goodwill and intangible assets impairment tests performed as of December 31, 2013 (see Note 9, “Intangible Assets”), the Company also recorded a write down aggregating $462 on transportation equipment utilized in the full-service operations of the Company’s International Crude Lightering business.

U.S. Flag fleet

During the third quarter of 2015, in evaluating whether or not certain events or circumstances existing at that time resulted in a triggering event for impairment testing of the U.S. Flag fleet, management gave consideration to various indicators of a weakening of the Jones Act crude oil transportation market that began to materialize during the period. Such indicators included a decline in U.S crude oil production beginning in May 2015 following a decrease in oil prices beginning in late 2014, which quickly led to steep cuts in drilling activity. The resulting decrease in demand for the coastwise transportation of crude oil led to a decline in average daily spot rates for Jones Act tankers during the nine-month period ending September 30, 2015 and the redeployment of several Jones Act vessels, including some of the Company’s vessels, from the crude oil transportation trade to the clean oil transportation trade. In addition, the decline in U.S. crude oil production coupled with the large orderbook for Jones Act vessels scheduled for delivery through late 2017 increased uncertainty around the likelihood of being able to renew or extend the time charters on the Company’s fleet of eight rebuilt Jones Act ATBs, which are currently scheduled to expire between the second quarters of 2016 and 2017. Management believed that if the weakness identified in the market continued for a prolonged period of time, it would become increasingly difficult for the Company’s older ATBs to find employment at attractive rates that justify the expenditure required to put these vessels through their next drydock special surveys.

Management concluded that the above indicators constituted impairment triggering events for six of the eight vessels in the Company’s fleet of rebuilt ATBs at September 30, 2015. In addition, given the uncertainty around how long the weak market conditions discussed above could last, management determined that it was more likely than not that the rebuilt ATBs will be scrapped before the end of their estimated useful lives, which ranged from 2021 to 2028. The indicators discussed above were not considered to be impairment triggering events for the other U.S. Flag ATBs employed in lightering and shuttle tankers in the Company’s fleet as these vessels were built between 2009 and 2010 and do not face the same commercial obsolescence issues faced by the rebuilt ATBs, and are currently operating under long-term charters or contracts of affreightment agreements.

Management prepared undiscounted cash flows models, which utilized weighted probabilities assigned to possible outcomes for the six rebuilt ATBs. In developing estimates of future cash flows, management made assumptions about future performance, with significant assumptions being related to charter rates, ship operating expenses, utilization, drydocking requirements, residual value and the estimated remaining useful lives of the vessels. These assumptions were based on historical trends as well as future expectations, with a significant probability assigned to the possibility that the estimated remaining useful life of each ATB would end at its next drydock special survey date, as management believes it is more likely than not that the Company would scrap these vessels rather than make the significant capital expenditure necessary to comply with regulatory requirements. The estimated daily time charter equivalent rates used for days beyond the expiry of the current time charters were based on internally forecasted rates that are consistent with forecasts provided to the Company’s senior management and Board of Directors, which took into consideration average annual rates published by a third party maritime research service. The internally forecasted rates were based on management’s evaluation of current economic data and trends in the shipping and oil and gas industries. Recognizing that the transportation of crude oil and petroleum products is cyclical and subject to significant volatility based on factors beyond the Company’s control, management believes the use of estimates based on the combination of internally forecasted rates and rates projected by an independent third party maritime research service to be reasonable. Based on tests performed, the sum of the undiscounted cash flows for each of the six rebuilt ATBs were in excess of their September 30, 2015 carrying values and no impairment was therefore recorded at that date. As of December 31, 2015, management determined that there had been no significant changes in the facts and circumstances that existed at the end of September 30, 2015 that would warrant a change to the assumptions utilized in the undiscounted cash flows analysis on the six rebuilt ATBs prepared at that date. Accordingly, no further analysis was performed as of December 31, 2015.

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The Company also considered the need to test its U.S. Flag fleet for impairment as of December 31, 2014 and 2013, but did not identify events or changes in circumstances that warranted impairment testing. Factors considered included the resolution during 2012 of uncertainties concerning two recently built ATBs employed in the Delaware Bay Lightering business, the overall turnaround in the Company’s U.S. Flag business over the prior four years and the lack of similar downward rate pressure as that seen in the international markets. Specifically, during the three years ending December 31, 2014, spot and time charter rates increased due to increasing demand for Jones Act tankers and barges resulting from the emerging trade in light tight oil. In addition, since 2013, all of the Company’s U.S. Flag ATBs have been on time charter employment and all the U.S. Flag tankers continue to operate under long-term time charters, many of which have been extended at higher than the then expiring daily charter rates, further evidencing the strong fundamentals in the market. Management considered the impact of the recent drop in oil prices on potential production developments in the U.S. but concluded that forecasts at that time, for increased domestic production during 2015, coupled with the mid to long-term time charter coverage locked in for the Company’s U.S. Flag fleet at that date mitigated such risks. Accordingly, Management concluded that no negative events or changes in circumstances that warranted impairment testing of the U.S. Flag fleet existed at December 31, 2014 or 2013.

Vessel Deliveries

The Company completed construction and took delivery of an International Flag LR2, which is a coated Aframax, and an International Flag Aframax during the years ended December 31, 2014 and 2013, respectively.

Vessel Sales

During the year ended December 31, 2015, the Company sold a 1998-built International Flag Handysize Product Carrier and recognized a gain of $3,236 on the sale of this vessel. For the year ended December 31, 2014, the Company recognized a gain on disposal of vessels of $10,532, including a gain of $10,325 relating to the sale of five International Flag Crude Tankers (two VLCCs, a Panamax and two Aframaxes which had been employed in Lightering operations). The Company recognized a gain on disposal of vessels of $1,167 for the year ended December 31, 2013 relating to the sale of vessel engine parts and a spare U.S. Flag tug boat.

Drydocking activity for the three years ended December 31, 2015 is summarized as follows:

For the year ended December 31,	2015	2014	2013
Balance at January 1	$62,413	$57,248	$74,418
Additions	68,027	37,817	22,024
Sub-total	130,440	95,065	96,442
Drydock amortization	(35,199)	(30,288)	(32,648)
Amounts recognized upon sale/redelivery of vessels and non-cash adjustments	-	(2,364)	(6,546)
Balance at December 31	$95,241	$62,413	$57,248

NOTE 7 — EQUITY METHOD INVESTMENTS:

Investments in affiliated companies include joint ventures accounted for using the equity method. As of December 31, 2015, the Company had an approximate 50% interest in two joint ventures. One joint venture operates four LNG Carriers. The other joint venture converted two ULCCs to Floating, Storage and Offloading (“FSO”) Service Vessels. In addition, the Company has a 37.5% interest in Alaska Tanker Company, LLC, which manages vessels carrying Alaskan crude for BP.

Floating Storage and Offloading Service Vessels Joint Venture

Maersk Oil Qatar AS (“MOQ”) awarded two service contracts to a joint venture between OSG and Euronav NV to provide to MOQ two vessels, the FSO Asia and the FSO Africa, to perform FSO services in the Al Shaheen field off shore Qatar after each vessel had been converted to an FSO. The Company has a 50% interest in this joint venture, held indirectly by OIN. The joint venture financed the purchase of the vessels from each of Euronav NV and OSG and their conversion costs through partner loans and long-term bank financing, which is secured by, among other things, the service contracts and the FSOs themselves. Approximately $104,200 and $145,396 was outstanding under this secured facility as of December 31, 2015 and 2014, respectively, with the outstanding amount of this facility being subject to acceleration, in whole or in part, on termination of one or both of such service contracts. In connection with the secured bank financing, the partners severally issued 50% guarantees. As of both December 31, 2015 and 2014, the carrying value of the Company’s guaranty, which is included in other liabilities in the accompanying balance sheet, was $0. The service contracts on both FSO vessels expire in 2017.

The joint venture entered into floating-to-fixed interest rate swaps with major financial institutions. These agreements have maturity dates ranging from July to September 2017. The interest rate swaps, covering notional amounts aggregating $201,346 and $254,308 at December 31, 2015 and 2014, respectively, pay fixed rates of 3.9% and receive floating rates based on LIBOR. All of the interest rate swaps were being accounted for as cash flow hedges through December 31, 2009. As a result of the delays in the completion of conversion and commencement of the service contract for the FSO Africa in the first quarter of 2010 the joint venture concluded that it was no longer probable that the forecasted transaction applicable to the FSO Africa swaps would occur. Accordingly, as a result of the de-designation of the FSO Africa swaps, all changes in the market value of the swaps have been recognized in the joint venture’s statement of operations since the first quarter of 2010. The Company’s share of amounts recognized in equity in income from affiliated companies for the years ended December 31, 2015, 2014 and 2013 were losses of $435 and $470, and a gain of $280, respectively. As of December 31, 2015 and 2014, the joint venture had a liability of $7,203 and $13,665, respectively, for the fair value of the swaps associated with the FSO Africa and FSO Asia. The Company’s share of the effective portion of such amounts, aggregating $1,334 and $2,944 at December 31, 2015 and 2014, respectively, is included in accumulated other comprehensive loss in the accompanying consolidated balance sheet and is associated with the FSO Asia swaps only since the swaps associated with the FSO Africa were de-designated and deemed to be ineffective.

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LNG Joint Venture

In November 2004, the Company formed a joint venture with Qatar Gas Transport Company Limited (Nakilat) (“QGTC”) whereby companies in which OSG holds a 49.9% interest ordered four 216,200 cbm LNG Carriers. Upon delivery in late 2007 and early 2008, these vessels commenced 25-year time charters to Qatar Liquefied Gas Company Limited (2). QTGC subsequently contributed its ownership interests in the joint venture to its wholly owned subsidiary, Nakilat Marine Services Ltd. The aggregate construction cost for such new buildings was financed by the joint venture through long-term bank financing that is nonrecourse to the partners and partner contributions. Approximately $678,132 and $715,378 was outstanding under this secured facility as of December 31, 2015 and 2014.

The joint venture has entered into floating-to-fixed interest rate swaps with a group of major financial institutions pursuant to which it pays fixed rates of approximately 4.9% and receives a floating rate based on LIBOR. The interest rate swaps agreements have maturity dates ranging from July to November 2022 and cover notional amounts aggregating $656,400 and $693,072 at December 31, 2015 and 2014, respectively. These swaps are being accounted for as cash flow hedges. As of December 31, 2015 and 2014, the joint venture recorded a liability of $103,262 and $116,819, respectively, for the fair value of these swaps. The Company’s share of the effective portion of the fair value of these swaps, $51,467 and $58,240 at December 31, 2015 and 2014, respectively, is included in accumulated other comprehensive loss in the accompanying consolidated balance sheets.

See Note 11, "Fair Value of Financial Instruments, Derivatives and Fair Value Disclosures," and Note 15, “Accumulated Other Comprehensive Loss,” for additional disclosures relating to the FSO and LNG joint venture interest rate swap agreements.

Alaska Tanker Company

In the first quarter of 1999, OSG, BP, and Keystone Shipping Company formed Alaska Tanker Company, LLC (“ATC”) to manage the vessels carrying Alaskan crude oil for BP. ATC provides marine transportation services in the environmentally sensitive Alaskan crude oil trade. Each member in ATC is entitled to receive its respective share of any incentive charter hire payable by BP to ATC.

A condensed summary of the combined assets and liabilities of the equity method investments follows:

As of December 31,	2015	2014
Current assets	$132,460	$165,931
Vessels, net	1,448,489	1,512,559
Other assets	74,914	57,982
Total assets	$1,655,862	$1,736,472

Current liabilities	$150,256	$155,408
Long-term debt and other non-current liabilities	1,248,281	1,415,798
Equity	257,325	165,266
Total liabilities and equity	$1,655,862	$1,736,472

As of December 31, 2015 and 2014, the affiliated companies in which OSG held an equity interest had total bank debt outstanding of $782,333 and $860,774, respectively, of which $678,132 and $715,378, respectively, was nonrecourse to the Company. The Company’s percentage interest in the equity method investments with bank debt approximates 50%.

A condensed summary of the results of operations of the equity method investments follows:

For the year ended December 31,	2015	2014	2013
Shipping revenues	$371,775	$383,424	$384,040
Ship operating expenses	(228,296)	(249,704)	(248,924)
Income from vessel operations	143,479	133,720	135,116
Other income/(expense)	634	(1,735)	(1,588)
Interest expense	(47,106)	(51,024)	(54,007)
Net income	$97,007	$80,961	$79,521

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NOTE 8 —VARIABLE INTEREST ENTITIES (“VIEs”):

At December 31, 2015, the Company participates in six commercial pools and three joint ventures. Commercial pools operate a large number of vessels as an integrated transportation system, which offers customers greater flexibility and a higher level of service while achieving scheduling efficiencies. Participants in the commercial pools contribute one or more vessels and generally provide an initial contribution towards the working capital of the pool at the time they enter their vessels. The pools finance their operations primarily through the earnings that they generate.

The Company enters into joint ventures to take advantage of commercial opportunities. The Company has entered into three joint ventures with different partners (see Note 7, “Equity Method Investments”). In each joint venture, the Company has the same relative rights and obligations and financial risks and rewards as its partners. The Company evaluated all nine arrangements to determine if they were variable interest entities (“VIEs”). The Company determined that one of the pools and one of the joint ventures met the criteria of a VIE and, therefore, the Company reviewed its participation in these VIEs to determine if it was the primary beneficiary of any of them.

The Company reviewed the legal documents that govern the creation and management of the VIEs described above and also analyzed its involvement to determine if the Company was a primary beneficiary in any of these VIEs. A VIE for which the Company is determined to be the primary beneficiary is required to be consolidated in its financial statements.

The formation agreements for the commercial pool state that the board of the pool has decision making power over their significant decisions. In addition, all such decisions must be approved unanimously by the board. Since the Company shares power to make all significant economic decisions that affect the pool and does not control a majority of the board, the Company is not considered a primary beneficiary of the pool.

The FSO joint venture described in Note 7, “Equity Method Investments,” was determined to be a VIE. The formation agreements of the joint venture state that all significant decisions must be approved by the majority of the board. As a result, the Company shares power to make all significant economic decisions that affect this joint venture and does not control a majority of the board and is not considered a primary beneficiary. Accordingly, the Company accounts for this investment under the equity method of accounting.

The joint venture’s formation agreements require the Company and its joint venture partner to provide financial support as needed. The Company has provided and will continue to provide such support as described in Note 7, “Equity Method Investments.”

The following table presents the carrying amounts of assets and liabilities in the balance sheet related to the VIEs described above as of December 31, 2015 and 2014:

Consolidated Balance Sheet as of December 31,	2015	2014
Investments in Affiliated Companies	$271,618	$276,856

In accordance with accounting guidance, the Company evaluated its maximum exposure to loss related to these VIEs by assuming a complete loss of the Company’s investment in and advances to these VIEs and that it would incur an obligation to repay the full amount of the VIE’s outstanding secured debt and swap liabilities. The table below compares the Company’s liability in the consolidated balance sheet to the maximum exposure to loss at December 31, 2015:

	Consolidated Balance Sheet	Maximum Exposure to Loss
Other Liabilities	$-	$327,300

In addition, as of December 31, 2015, the Company had approximately $8,116 of trade receivables from pools that were determined to be VIEs. These trade receivables, which are included in voyage receivables in the accompanying consolidated balance sheet, have been excluded from the above tables and the calculation of OSG’s maximum exposure to loss. The Company does not record the maximum exposure to loss as a liability because it does not believe that such a loss is probable of occurring as of December 31, 2015. Further, the joint venture debt is secured by the joint venture’s FSOs. Therefore, the Company’s exposure to loss under its several guarantee would first be reduced by the fair value of such FSOs.

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NOTE 9 —INTANGIBLE ASSETS:

Intangible Assets

Intangible assets activity for three years ended December 31, 2015 is summarized as follows:

	International Crude Tankers Segment	U.S. Flag Segment	Other	Total
Balance at January 1, 2013	$7,125	$64,610	$240	$71,975
Amortization	(500)	(4,667)	(16)	(5,183)
Impairment loss	(6,625)	-	-	(6,625)
Balance at December 31, 2013	-	59,943	224	60,167
Amortization	-	(5,126)	(224)	(5,350)
Balance at December 31, 2014	-	54,817	-	54,817
Amortization	-	(4,600)	-	(4,600)
Balance at December 31, 2015	$-	$50,217	$-	$50,217

As discussed in Note 3, “Summary of Significant Accounting Policies,” the Company’s intangible assets at December 31, 2015 and 2014 consist of long-term customer relationships acquired as part of the 2006 purchase of Maritrans, Inc. The Company’s re-organization planning discussed in Note 2 was determined to be an impairment triggering event under the ASC 360, Property, Plant, and Equipment, held-for-use model for the long-lived asset group relating to the Company’s full service International Crude Tankers Lightering business as of December 31, 2013. The full service International Crude Tankers Lightering business assets were tested as a group because the cash flows relating to this business were largely independent of the cash flows of other groups of assets and liabilities. The assets of the full service International Crude Tankers Lightering business included the customer relationship intangible assets acquired as part of the 2007 purchase of the Heidmar Lightering business, an Aframax vessel (the Overseas Eliane) and transportation equipment used to service the customers in the full service Lightering business. As such, the carrying values and cash flows that were included in the impairment test were solely the assets and cash flows related to the full service Lightering business. Based on the estimated cash flows used to measure the fair value of the asset group, the Company recorded an impairment charge of $6,625 representing the full value of the customer relationships intangible assets related to the full service International Crude Tankers Lightering business in the quarter ended December 31, 2013. Refer to Note 6, “Vessels, Deferred Drydock and Other Property,” for a discussion on the impairment charges allocated to the transportation equipment used in this business.

The gross intangible assets were $92,000 at December 31, 2015 and 2014. Accumulated amortization was $41,783 and $37,183 at December 31, 2015 and 2014, respectively. Amortization of intangible assets for the five years subsequent to December 31, 2015 is expected to approximate $4,600 per year.

NOTE 10 —DEBT:

The following disclosures reflect the retroactive application of the adoption of ASU 2015-03 on January 1, 2016. Debt consists of the following:

As of December 31,	2015	2014
8.125% notes due 2018, net of unamortized deferred financing costs of $3,514 and $0	$115,450	$300,000
OBS term loan, due 2019, net of unamortized discount of $1,187 and $1,480, and unamortized deferred financing costs of $18,153 and $21,935	574,615	576,570
OIN term loan, due 2019, net of unamortized discount of $861 and $1,071, and unamortized deferred financing costs of $22,866 and $22,806	595,222	601,356
7.50% Election 1 notes due 2021	-	6,508
7.50% Election 2 notes due 2021, net of unamortized deferred financing costs of $9 and $0	292	138,708
7.50% notes due 2024	684	784
Total debt	1,286,263	1,623,926
Less current portion	63,039	12,314
Long-term portion	$1,223,224	$1,611,612

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The weighted average interest rate for debt outstanding as of December 31, 2015 and December 31, 2014 was 5.81% and 6.21%, respectively.

Exit Financing Facilities

Capitalized terms used hereafter have the meaning given in this Annual Report on Form 10-K or in the respective transaction documents referred to below, including subsequent amendments thereto. As discussed in Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” on the Effective Date, to support the Equity Plan, OSG and certain of its subsidiaries entered into secured debt facilities consisting of: (i) a secured asset-based revolving loan facility of $75,000, among the Parent Company, OBS, certain OBS subsidiaries, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto (the “OBS ABL Facility”), secured by a first lien on substantially all of the U.S. Flag assets of OBS and its subsidiaries and a second lien on certain other specified U.S. Flag assets; (ii) a secured term loan of $603,000, among the Parent Company, OBS, certain OBS subsidiaries, Jefferies Finance LLC (“Jefferies”), as Administrative Agent, and other lenders party thereto (the “OBS Term Loan”), secured by a first lien on certain specified U.S. Flag assets of OBS and its subsidiaries and a second lien on substantially all of the other U.S. Flag assets of OBS and its subsidiaries; and (iii) a secured term loan facility of $628,375 (the “OIN Term Loan”) and a revolving loan facility of $50,000 (the “OIN Revolver Facility” and, together with the OIN Term Loan, the “OIN Facilities” and collectively with the OBS ABL Facility and the OBS Term Loan, the “Exit Financing Facilities”), among OSG, OIN, OIN Delaware LLC, the sole member of which is OIN, certain OIN subsidiaries, Jefferies, as Administrative Agent, and other lenders party thereto, both secured by a first lien on substantially all of the International Flag assets of OIN and its subsidiaries. On August 5, 2014, the available amounts under each of the aforementioned secured term loans were drawn in full. As of December 31, 2015, no amounts had been drawn under the OBS or the OIN revolving loan facilities.

The OBS Term Loan provides that OBS may request an increase of the term loan commitment by an amount which may not exceed the greater of (i) $75,000 and (ii) an additional amount, if, after giving effect to the increase of such additional amount on a Pro Forma Basis, OBS is in compliance with a stated ratio for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent, provided that, among other terms and conditions, (a) no Default shall have occurred and be continuing or would occur after giving effect to such commitment increase and (b) immediately after giving effect to such increase, OBS shall be in compliance with the Loan to Value Test. However, no individual Lender is obligated to increase the amount of their loan commitment thereunder.

The OBS ABL Facility provides that OBS may request an increase of the revolving term loan commitments by up to $25,000, provided that among other terms and conditions, (a) no Default shall have occurred and be continuing or would occur after giving effect to such commitment increase and (b) immediately before and after giving effect to such increase, Suppressed Availability may not be less than $10,000. However, no individual Lender is obligated to increase the amount of their loan commitment thereunder.

The OIN Facilities provide that the borrowers thereunder may request an increase of the term loan and revolving loan commitments by an amount which may not exceed, collectively, the greater of (i) $75,000 and an additional amount, if, after giving effect to the increase of such additional amount, on a Pro Forma Basis, OIN is in compliance with a stated ratio for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent, provided that among other terms and conditions, (a) no Default shall have occurred and be continuing or would occur after giving effect to such commitment increase and (b) immediately after giving effect to such increase, OIN shall be in compliance with the Loan to Value Test. However, no Lender is obligated to increase the amount of their loan commitment thereunder, and the borrowers thereunder may not obtain more than a $25,000 increase in the revolving loan commitments.

Interest on the Exit Facilities is calculated, at the Company’s option, based upon (i) an alternate base rate (“ABR”) plus the applicable margin or (ii) Adjusted LIBOR plus the applicable margin. ABR is defined as the highest of (i) the Base Rate (i.e. , the prime rate published in The Wall Street Journal ), (ii) the Federal Funds Effective Rate plus 0.50%, (iii) the one-month Adjusted LIBOR Rate plus 1.00% and (iv) in the case of the OBS Term Loan, and the OIN Facilities, 2.00% per annum. The OBS ABL Facility applicable margin varies based upon undrawn availability under the commitment and is subject to certain pricing adjustments. The OBS ABL Facility provides for quarterly payment of commitment fees at a rate of 0.50% for each quarter during which the daily average Total Revolving Exposure is less than 50% of Total Revolving Commitments or 0.375% for each quarter during which the daily average the Total Resolving Exposure is greater than or equal to 50% of Total Revolving Commitments. The OIN Revolver Facility provides for quarterly payment of commitment fees at a rate of 0.50% of the average daily unused amount of each lender’s Revolving Commitments.

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The applicable margins and floor interest rates for each Exit Financing Facility is as follows:

Flag	U.S. Flag				International Flag
Facility	OBS ABL Facility		OBS Term Loan		OIN Term Loan		OIN Revolver Facility
Rate	ABR	LIBOR	ABR	LIBOR	ABR	LIBOR	ABR	LIBOR
Floor	None	None	2.00%	1.00%	2.00%	1.00%	2.00%	1.00%
Applicable Margin	1.25% - 1.75%	2.25% - 2.75%	3.25%	4.25%	3.75%	4.75%	3.50%	4.50%

The OBS Term Loan and the OIN Term Loan amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the loans, adjusted for mandatory pre-payments. Each of the OBS Term Loan and the OIN Facilities stipulates if annual aggregate net cash proceeds of asset sales exceed $5,000, net cash proceeds from each such sale are required to be reinvested in fixed or capital assets within twelve months of such sale or be used to prepay the principal balance outstanding of the respective facility. Beginning with the annual period commencing January 1, 2015, the OBS Term Loan and the OIN Term Loan, as modified by the amendments to the Exit Financing Facilities noted in the following paragraph, are subject to additional mandatory annual prepayments in an aggregate principal amount of up to 50% of Excess Cash Flow.

On June 3, 2015, the Company entered into amendments to the Exit Financing Facilities. The amendment to the OIN Facilities among other things, provided for the following, subject to certain conditions described therein: (i) it permitted OIN to pay a cash dividend of up to $200,000 to OSG no later than June 30, 2015; (ii) it permitted OIN to retain net cash proceeds of up to $78,000 from the sales of certain assets that occurred prior to June 3, 2015; and (iii) it altered the periods during which Excess Cash Flow (as defined in the loan agreement for the OIN Facilities) must be used to prepay the outstanding balance of the OIN Facilities, from an annual period beginning January 1, 2015 to a six-month period beginning July 1, 2015 and annual periods thereafter.

Management determined that it had Excess Cash Flow for the year ended December 31, 2015 and has projected the amount of Excess Cash Flow. The first mandatory prepayment of approximately $51,295 for the OBS Term Loan, will be due during the first quarter of 2016, and is therefore included in current installments of long-term debt on the consolidated balance sheet as of December 31, 2015. Management determined that no prepayment is required for the OIN Term Loan as of December 31, 2015.

Drawdowns under the OBS ABL Facility are subject to certain limitations based upon the available Borrowing Base, as described therein. Furthermore, each Exit Financing Facility contains certain restrictions relating to new borrowings, and the movement of funds between the borrowers and OSG (as Parent Company), who is not a borrower under the Exit Financing Facilities, as set forth in the respective loan agreements. The Parent Company’s ability to receive cash dividends, loans or advances from OBS and OIN is restricted under their respective facilities.

Pursuant to the June 3, 2015 amendments to the Exit Financing Facilities, OIN paid a cash dividend of $200,000 to OSG on June 26, 2015. For the OIN Facilities, the amendments reduced the base Available Amount (as defined in the loan agreement for the OIN Facilities) from $25,000 to $0. The amendments did not alter the definition of Available Amount under the OBS Term Loan. As of December 31, 2015, no cash dividends, loans or advances to the Parent Company were permitted under each of the OBS and OIN Term Loan. As a result, all of the $1,886,307 reflected as investments in affiliates and subsidiaries on the Parent Company’s (separate company) balance sheet as of December 31, 2015 were deemed to be restricted net assets. Management expects that the Available Amount under the OBS Term Loan and OIN Term Loan will increase to $51,295 and $132,200, respectively by the end of the first quarter of 2016, after the required reports are filed with the banks.

The OIN Facilities have a covenant to maintain the aggregate Fair Market Value (as defined in the loan agreement for the OIN Facilities) of the Collateral Vessels at greater than or equal to $500,000 at the end of each fiscal quarter. The Company had substantial headroom under this covenant at December 31, 2015. None of the other Exit Financing Facilities have financial covenants.

During the year ended December 31, 2014, the Company paid issuance and deferred financing fees aggregating $2,748 and $51,963, respectively, for the Exit Financing Facilities. Issuance and deferred financing fees incurred by the Exit Facilities lenders (“Exit Facilities Lenders”), or on behalf of the Exit Facilities Lenders, were treated as a reduction of the debt proceeds. During the year ended December 31, 2015, the Company paid fees aggregating $6,187 in connection with the amendments to the Exit Financing Facilities described above, that were capitalized as deferred finance charges. (See Note 3, “Significant Accounting Policies” for additional information relating to deferred financing charges).

Unsecured Senior Notes

The Company has the following separate series of unsecured notes issued and outstanding as of December 31, 2015 and 2014.

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8.125% Notes (the “8.125% Notes”) – These notes were issued on March 29, 2010 and consisted of $300,000 in face value, which were due on March 30, 2018. As of the Effective Date, the 8.125% Notes were reinstated and contractual interest through the last missed coupon date was paid. The 8.125% Notes (i) are the Company’s general, unsecured obligations and rank equally and ratably in right of payment with its existing and future unsecured senior indebtedness; (ii) may not be redeemed prior to their respective maturity dates; (iii) are subject to repurchase upon certain changes of ownership or control (as further described below); (iv) are subject to certain covenants and limitations, including that the Company may not, directly or indirectly, Incur, as such term (and all capitalized terms hereafter in this paragraph) are defined within the applicable indenture, assume or suffer to exist any Mortgage on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Designated Debt without making effective provision for securing the notes in certain circumstances; and (v) restrict the Company’s ability to merge or consolidate with another person. Upon a “Change of Control Triggering Event,” which requires both a ‘‘Change of Control’’ and a ‘‘Rating Decline,” as such terms are defined within the 8.125% Notes indenture, we would be obligated to make an offer to purchase all outstanding 8.125% Notes at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Additionally, upon certain Events of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding 8.125% Notes may declare the entire unpaid principal of and accrued interest on the 8.125% Notes to be due and payable immediately.

7.5% Notes (the “7.5% Notes”) – These notes were issued on March 7, 2003 and consisted of $146,000 in face value, which were due on February 15, 2024. Pursuant to the Equity Plan, on the Effective Date, the Company issued two series of 7.50% Notes due February 15, 2021, one series in an aggregate principal amount of $6,508 (the “Election 1 Notes”) and the other series in an aggregate principal amount of $138,708 (the “Election 2 Notes” and together with the Election 1 Notes, the “Election Notes”) to holders of the 7.50% Notes due 2024 (the “2024 Notes”) that elected to receive Election 1 Notes or Election 2 Notes, as the case may be.

The Election 1 Notes have substantially the same terms as the 2024 Notes, other than the maturity date. The Election 2 Notes had substantially the same terms as the 2024 Notes, other than the (i) the maturity date and (ii) definitions and provisions related to a holder’s right to require the Company to repurchase such holder’s Election 2 Notes upon the occurrence of certain changes in the ownership or control of OSG. Under the Third Supplemental indenture, such right is triggered only upon the occurrence of both, a Change of Control and a Rating Decline (each as defined in the Third Supplemental Indenture). Both the Election 1 Notes and the Election 2 Notes (i) will accrue interest at the rate of 7.50% per annum from August 5, 2014, payable on February 15 and August 15 of each year, beginning on February 15, 2015, to holders of record on the immediately preceding February 1 and August 1; (ii) are the Company’s general, unsecured obligations and rank equally and ratably in right of payment with its existing and future unsecured senior indebtedness; (iii) may not be redeemed prior to their respective maturity dates; (iv) are subject to repurchase upon certain changes of ownership or control (the provisions of which, as noted above, are different between the two series of notes); (v) are subject to certain covenants and limitations, including that the Company may not, directly or indirectly, Incur as such term (and all capitalized terms hereafter in this paragraph) are defined within the applicable indenture, assume or suffer to exist any Mortgage on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Designated Debt without making effective provision for securing the notes in certain circumstances; and (vi) restrict the Company’s ability to merge or consolidate with another person.

Debt Repurchases, Modifications and Extinguishments

During the first nine months of 2015, the Company repurchased, in the open market, and retired an aggregate principal amount of $101,092 its outstanding 8.125% Notes, Election I Notes, Election 2 Notes and 2024 Notes.

On December 2, 2015, OSG announced that it was commencing cash tender offers (each a “Tender Offer” and, collectively, the “Tender Offers”) for up to $119,076 in aggregate principal amount of the Company’s outstanding 8.125% Notes and any and all of the Company’s outstanding Election 1 Notes, Election 2 Notes, and 2024 Notes. In conjunction with the Tender Offers, the Company also solicited consents (the “Consents”) from registered holders of each series of Unsecured Senior Notes (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to amend the applicable indenture governing such series of Unsecured Senior Notes to affirm that for the purposes of the restriction in such indenture on the Company’s ability to dispose of assets, the Company’s international operations, held through its subsidiary OIN, do not constitute all or substantially all, or substantially an entirety, or the Company’s assets (the “Proposed Amendment”).

The Tender Offers and Consent Solicitations for the 8.125% Notes and the Election Notes expired on December 30, 2015 and the Tender Offers and Consent Solicitations and the Consent only option for the 2024 Notes expired on January 22, 2016. In accordance with the terms of each of the respective Tender Offers and the Consent Solicitations, supplemental indentures effecting the Proposed Amendment to each of the indentures governing the 8.125% Notes and the Election 1 and Election 2 Notes were executed in December 2015.

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The following table summarizes the aggregate principal amount of the Company’s Unsecured Senior Notes that were repurchased and retired during the year ended December 31, 2015:

Unsecured Senior Note Series	Face Amount Repurchased
	Open market	Tender offer	Total
8.125% notes due 2018	$61,849	$119,187	$181,036
7.50% Election 1 notes due 2021	3,000	3,508	6,508
7.50% Election 2 notes due 2021	36,143	102,262	138,405
7.50% notes due 2024	100	2	102
	$101,092	$224,959	$326,051

The aggregate net loss of $26,516 realized on these transactions during the year ended December 31, 2015 is included in other (expense)/income in the accompanying consolidated statements of operations. In addition, the Company repurchased and retired $294 in aggregate principal amount of the 2024 Notes in January 2016 upon expiry of the tender Offer and Consent Solicitation.

In conjunction with the above Tender Offers and Consent Solicitations, the Company incurred and paid consent fees totaling $10,326. Approximately $3,578 of such amount relates to Unsecured Senior Notes that were not repurchased. Such costs, included as a reduction to long-term debt in the accompanying consolidated balance sheet as of December 31, 2015, have been deferred and will be amortized over the remaining term of the applicable Unsecured Senior Note series. Third party legal and consulting fees (aggregating approximately $3,099) incurred by the Company in relation to these transactions are included in general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2015.

The following table summarizes interest expense, including amortization of issuance and deferred financing costs, commitment, administrative and other fees, recognized during the years ended December 31, 2015 and 2014 with respect to the Company’s debt facilities:

Debt facility	2015	2014
	Contractual Interest	Contractual Interest	Reorganization Expense	Total Expense
8.125% notes due 2018	$22,779	$59,214	$6,985	$66,199
OBS Facilities, due 2019	37,666	15,282	-	15,282
OIN Facilities, due 2019	42,688	17,085	-	17,085
7.50% notes due 2021-2024	9,890	23,405	6,256	29,661
Unsecured revolving credit facility (1)	-	78,625	-	78,625
8.75% Debentures due 2013 (1)	-	9,600	940	10,540
Floating rate secured term loans, due through 2023 (1)	-	20,460	10,083	30,543
Total Expense	$113,023	$223,672	$24,264	$247,936

(1)	The Company repaid the principal outstanding for these pre-reorganized OSG loan facilities on the Effective Date.

The amounts recognized during the year ended December 31, 2014 reflect contractual interest expense (including default interest, as applicable) and reorganization items relating to default interest and changes in estimates of allowed claims, as applicable, pursuant to the Equity Plan. For the year ended December 31, 2013 no interest expense was recorded relating to pre-reorganized OSG’s loan facilities.

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As of December 31, 2015, the aggregate annual principal payments required to be made on debt are as follows:

Year	Amount
2016	$63,039
2017	11,744
2018	130,708
2019	1,126,377
2020	-
Thereafter	985
$1,332,853

Interest paid, excluding capitalized interest, amounted to $108,712 in 2015, $209,716 in 2014 and $0 in 2013.

NOTE 11 — FAIR VALUE OF FINANCIAL INSTRUMENTS, DERIVATIVES AND FAIR VALUE DISCLOSURES:

The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

Cash and cash equivalents and restricted cash— The carrying amounts reported in the consolidated balance sheets for interest-bearing deposits approximate their fair value.

Debt— The fair values of the Company’s publicly traded and non-public debt are estimated based on quoted market prices.

Interest rate swaps and caps— The fair values of interest rate swaps and caps are the estimated amounts that the Company would receive or pay to terminate the swaps or caps at the reporting date, which include adjustments for the counterparty or the Company’s credit risk, as appropriate, after taking into consideration any underlying collateral securing the swap or cap agreements.

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and established a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price. In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company's own credit risk.

The levels of the fair value hierarchy established by ASC 820 are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities

Level 2—Quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3—Inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

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The estimated fair values of the Company’s financial instruments, other than derivatives that are not measured at fair value on a recurring basis, categorized based upon the fair value hierarchy, at December 31, 2015 and 2014, are as follows:

	Fair Value	Level 1	Level 2
December 31, 2015:
Cash (1)	$522,408	$522,408	$-
8.125% notes due 2018	(121,046)	-	(121,046)
OBS Term loan	(571,682)	-	(571,682)
OIN Term loan	(601,928)	-	(601,928)
7.5% Election 2 notes due 2021	(328)	-	(328)
7.5% notes due 2024	(745)	-	(745)

December 31, 2014:
Cash (1)	$512,404	$512,404	$-
8.125% notes due 2018	(294,300)	-	(294,300)
OBS Term loan	(589,863)	-	(589,863)
OIN Term loan	(618,981)	-	(618,981)
7.5% Election 1 notes due 2021	(5,511)	-	(5,511)
7.5% Election 2 notes due 2021	(131,773)	-	(131,773)
7.5% notes due 2024	(626)	-	(626)

(1)	Includes current and non-current restricted cash aggregating $19,572 and $123,178 at December 31, 2015 and 2014, respectively.

Derivatives

The Company manages its exposure to interest rate volatility risks by using derivative instruments.

Interest Rate Risk

The Company uses interest rate caps and swaps for the management of interest rate risk exposure. As of December 31, 2015 and 2014, OBS and OIN were party to two separate interest rate cap agreements (“Interest Rate Cap”) each with a start date of February 15, 2015 with major financial institutions covering notional amounts of $375,000 and $400,000, respectively, to limit the floating interest rate exposure associated with their respective term loans. The interest rate caps were designated and qualified as cash flow hedges. These agreements contain no leverage features. The OBS Interest Rate Cap has a cap rate of 2.5% through February 5, 2017, at which time the cap rate increases to 3.0% through the termination date of February 5, 2018.  The OIN Interest Rate Cap has a cap rate of 2.5% through the termination date of February 5, 2017.

Tabular disclosure of derivatives location

Derivatives are recorded in the balance sheet on a net basis by counterparty when a legal right of offset exists. The following tables present information with respect to the fair values of derivatives reflected in the December 31, 2015 and 2014 balance sheets on a gross basis by transaction:

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Fair Values of Derivative Instruments:

	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Amount	Balance Sheet Location	Amount
December 31, 2015:

Derivatives designated as hedging instruments:

Interest rate caps:
Long-term portion	Other assets	$102	Other liabilities	$-
Total derivatives designated as hedging instruments		$102		$-

December 31, 2014:

Derivatives designated as hedging instruments:

Interest rate caps:
Long-term portion	Other assets	$2,115	Other liabilities	$-
Total derivatives designated as hedging instruments		$2,115		$-

The following tables present information with respect to gains and losses on derivative positions reflected in the consolidated statements of operations or in the consolidated statements of other comprehensive income/(loss).

The effect of cash flow hedging relationships recognized in other comprehensive income/(loss) excluding amounts reclassified from accumulated other comprehensive loss (effective portion), including hedges of equity method investees, for the years ended December 31, 2015, 2014 and 2013 follows:

For the year ended December 31,	2015	2014	2013
Interest rate swaps	$(9,721)	$(21,487)	$19,114
Interest rate caps	(2,009)	(478)	-
Total	$(11,730)	$(21,965)	$19,114

The effect of cash flow hedging relationships on the consolidated statements of operations is presented excluding hedges of equity method investees. The Company’s interest rate cap agreements had no effect on the consolidated statement of operations for the year ended December 31, 2014. The effect of the Company’s cash flow hedging relationships on the consolidated statement of operations for the year ended 2015 is shown below:

	Statement of Operations
	Effective Portion of Gain/(Loss)
	Reclassified from
	Accumulated Other Comprehensive
	Loss		Ineffective Portion
For the year ended		Amount of		Amount of
December 31, 2015:	Location	Gain/(Loss)	Location	Gain/(Loss)
Interest rate caps	Interest expense	$(3)	Interest expense	$-
Total		$(3)		$-

See Note 7, “Equity Method Investments,” for additional information relating to derivatives held by the Company’s equity method investees and Note 15, “Accumulated Other Comprehensive Loss,” for disclosures relating to the impact of derivative instruments on accumulated other comprehensive loss.

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Fair Value Hierarchy

The following table presents the fair values, which are pre-tax, for assets and liabilities measured on a recurring basis (excluding investments in affiliated companies):

	Fair Value	Level 1	Level 2
Assets/(Liabilities) at December 31, 2015
Derivative Assets (interest rate caps)	$102	$-	$102	(1)

Assets/(Liabilities) at December 31, 2014
Derivative Assets (interest rate caps)	$2,115	$-	$2,115	(1)

(1) For interest rate caps, fair values are derived using valuation models that utilize the income valuation approach. These valuation models take into account contract terms such as maturity, as well as other inputs such as interest rate yield curves and creditworthiness of the counterparty and the Company.

NOTE 12 — ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

At December 31,	2015	2014
Accounts payable	$5,959	$4,422
Payroll and benefits	23,316	19,060
Interest	13,152	21,218
Due to owners on chartered in vessels	4,085	3,776
Accrued drydock and repair costs	6,267	1,983
Bunkers and lubricants	1,019	1,626
Charter revenues received in advance	10,743	15,693
Insurance	1,650	920
Accrued vessel expenses	10,965	4,233
Bankruptcy claims accruals	5,000	13,506
Accrued general and administrative expenses	6,564	6,895
Other	2,512	2,734
	$91,233	$96,066

NOTE 13 —TAXES:

Income of foreign shipping companies earned before 1976 is not subject to U.S. income taxation unless distributed. From January 1, 1976 through December 31, 1986 foreign shipping income was excluded from U.S. income taxation to the extent that such income was reinvested in foreign shipping operations. A determination of the amount of qualified investments in foreign shipping operations, as defined, is made at the end of each year and such amount is compared with the corresponding amount at December 31, 1986. The Company’s qualified investments continue to exceed the base amount. From January 1, 1987 through December 31, 2004, earnings of foreign shipping companies (exclusive of foreign joint ventures in which the Company has a less than 50% interest) were subject to U.S. income taxation in the year earned and could therefore be distributed to the U.S. without further tax. For years beginning after December 31, 2004, the earnings from shipping operations of the Company’s foreign subsidiaries are not subject to U.S. income taxation as long as such earnings are not deemed repatriated to the U.S.

The components of loss before income taxes follow:

For the year ended December 31,	2015	2014	2013
Foreign	$180,180	$455,565	$(662,480)
Domestic	2,888	(722,646)	9,505
	$183,068	$(267,081)	$(652,975)

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In connection with the 2014 income and loss reported above, the Company treated certain payments made by OSG in connection with the Company’s emergence from bankruptcy in August 2014 in the amount of $477,835 as having been made in its capacity as guarantor of the obligation of subsidiaries of OIN, a wholly owned subsidiary of the Company incorporated in the Marshall Islands, arising under certain loan agreements. In connection with these payments, the Company has included these amounts in the loss reported above for domestic income/(loss). As OIN and its subsidiaries were relieved of its obligations to satisfy the amounts paid by OSG, cancellation of indebtedness income was reflected in an amount equal to the OSG payment and has been included in the foreign income/(loss) reported in the components of income/(loss) before income taxes table above.

The foreign income/(loss) reflected in the table above is primarily attributable to operations of companies domiciled in the Marshall Islands, which are not subject to income tax.

The components of the income tax (provisions)/benefits follow:

For the year ended December 31,	2015	2014	2013
Current	$31,328	$32,376	$7,347
Deferred	69,564	82,432	7,398
	$100,892	$114,808	$14,745

The income tax benefits are primarily attributable to U.S. federal and state income taxes and include the impact of unrecognized tax benefits. For the year ended December 31, 2015, the current benefit substantially relates to the release of previously unrecognized tax benefits.

The significant components of the Company’s deferred tax liabilities and assets follow:

As of December 31,	2015	2014
Deferred tax liabilities:
Vessels and other property	$278,672	$289,229
Unremitted earnings of foreign subsidiaries	48,856	-
Prepaid expenditures	23,603	15,816
Other—net	1,422	9,635
Total deferred tax liabilities	352,553	314,680
Deferred tax assets:
Loss carryforwards	153,941	26,419
Employee compensation and benefit plans	15,705	14,263
Financing and professional fees	1,777	4,386
Accrued expenses and other	8,724	5,185
Total deferred tax assets	180,147	50,253
Valuation allowance	35,789	13,538
Net deferred tax assets	144,358	36,715
Net deferred tax liabilities	$208,195	$277,965

As of December 31, 2015, the Company had U.S. federal net operating loss carryforwards of $396,150 which are available to reduce future taxes, if any. The federal net operating loss carryforwards begin to expire in 2034. Additionally, as of December 31, 2015, the Company had U.S. state net operating loss carryforwards of $549,042, which expire in various years ending from December 31, 2016 to December 31, 2035, and net operating loss carryforwards related to foreign operations of $66,500, some of which have indefinite lives, that begin to expire in 2018. The amount of net operating loss carryforwards reflected in this paragraph are presented on a tax return basis and differ from the amounts in the deferred tax table above, which reflect the future tax benefit of the losses and are reflected net of unrecognized tax benefits.

In connection with the emergence from bankruptcy, under applicable tax regulations, the Company underwent an ownership change. As a result, there is an annual limitation on the use of pre-ownership change net operating losses, tax credits and certain other tax attributes to offset taxable income earned after the ownership change. The annual limitation is equal to the product of the applicable long-term tax exempt rate and the value of the company’s stock immediately before the ownership change. This annual limitation may be adjusted to reflect any unused annual limitation for prior years and certain recognized built-in gains and losses for the year. The Company does not believe that the limitations imposed will impact its ability to utilize any pre ownership change net operating losses before the carryforward period expires but could cause the timing of utilization to be impacted.

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The Company assessed all available positive and negative evidence to determine whether sufficient future taxable income will be generated to permit use of existing deferred tax assets. For U.S. federal deferred tax assets, the Company concluded that sufficient positive evidence existed, primarily the result of reversing deferred tax liabilities during the carryover period. However, for certain state and foreign deferred tax assets, the negative evidence in the form of cumulative losses incurred over the preceding three-year period and lack of positive evidence of reversing deferred tax liabilities during the carryover period resulted in the Company establishing a valuation allowance of $35,789 and $13,538 as of December 31, 2015 and 2014, respectively, to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The valuation allowance increased by $22,251, $61 and $5,213 in 2015, 2014 and 2013 as a result of additional losses generated. The increase in the valuation allowance in 2015 resulted primarily from state net operating losses generated by certain payments made by OSG in its capacity as guarantor of the obligations of subsidiaries of OIN, for which a valuation allowance was established.

During the years ended December 31, 2015, 2014 and 2013, the Company paid (net of refunds received) $(53,799), $266,867 and $60,687, respectively, of income taxes of which $270,465 related to the settlement with the IRS in 2014, as part of the confirmation of the Equity Plan, closing the 2004 through 2012 tax years and $58,747 related to U.S. Federal income taxes in 2013. During the quarter ending December 31, 2015, the Company filed a refund claim with the IRS and received $54,884 related to the carryback of its 2014 net operating loss to 2012 and 2013.

Reconciliations of the effective income tax rate attributable to pretax results and the U.S. Federal statutory income tax rate follow:

For the year ended December 31,	2015	2014	2013
U.S. federal statutory income tax rate	35.0%	35.0%	35.0%

Adjustments due to:
Foreign income not subject to tax(1)	(34.4)%	59.7%	(36.2)%
State taxes, net of federal benefit	0.1%	0.6%	0.5%
Interest on unrecognized tax benefits	0.1%	(3.4)%	4.9%
Nondeductible reorganization costs	(1.0)%	(6.7)%	(1.4)%
Foreign income and repatriations taxed in the U.S.	-%	(0.9)%	(1.6)%
Unremitted earnings of foreign subsidiaries	26.6%	20.8%	-%
Deferred compensation	-%	(1.9)%	-%
Tax examination settlement	-%	1.9%	-%
Payments as guarantor	(81.2)%	(62.6)%	-%
U.S. income subject to tonnage tax	(0.3)%	0.8%	0.4%
Other	-%	(0.3)%	0.7%
Effective tax rate	(55.1)%	43.0%	2.3%

(1) In 2014, includes cancellation of indebtedness income associated with payments as guarantor, which is separately reflected in the reconciliation of the effective income tax rate.

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The following is a tabular reconciliation of the total amounts of unrecognized tax benefits (excluding interest and penalties):

	2015	2014
Balance of unrecognized tax benefits as of January 1,	$215,328	$391,830
Increases for positions taken in prior years	358	2,876
Decreases for positions taken in prior years	(179,151)	-
Increases for positions related to the current year	-	180,509
Amounts of decreases related to settlements	-	(354,886)
Reductions due to lapse of statutes of limitations	-	(5,001)
Balance of unrecognized tax benefits as of December 31,	$36,535	$215,328

Included in the balances of unrecognized tax benefits as of December 31, 2015 and 2014 are $35,989 and $211,075, respectively, of tax benefits that, if recognized, would affect the effective tax rate.

The Company records interest and penalties on unrecognized tax benefits in its provision for income taxes. Accrued interest and penalties are included within the related liability for unrecognized tax benefit line in the consolidated balance sheet. Related to the unrecognized tax benefits noted above, the Company recorded additional interest of $168 during the year ended December 31, 2015, and as of December 31, 2015, recognized a liability for interest of $702. During the year ended December 31, 2014, the Company recorded additional interest of $15,259, primarily as a result of post-petition interest due to the IRS, and as of December 31, 2014, had recognized a liability for interest of $534.

In January 2015, the Company requested that the Internal Revenue Service (“IRS”) review under its Pre-Filing Agreement Program the deductibility of certain payments made by OSG in 2014, in the aggregate amount of $477,835, in its capacity as guarantor of the obligations of subsidiaries of OIN under certain loan agreements. In connection with these payments, the Company had established an unrecognized tax benefit equal to the full amount of such benefits, or $179,151 as of December 31, 2014. On September 4, 2015, the Company received an executed closing agreement from the IRS, which allowed a deduction of $424,523. As a result of the closing agreement, the Company reduced its reserve for uncertain tax positions by $179,151 and increased its deferred tax asset for net operating loss carryforwards and recognized an income tax benefit of $150,073 during the year ended December 31, 2015.

As a result of the aforementioned closing agreement, OSG’s investment in OIN for financial reporting purposes now exceeds its tax basis. As of December 31, 2015, management does not believe that it can make an assertion that OSG’s investment in OIN is essentially permanent in duration. Accordingly, the Company has recognized a deferred tax liability and tax provision of $48,856 for the year ended December 31, 2015 on the accumulated and current year undistributed earnings of its foreign operations, aggregating approximately $138,881, arising principally from companies domiciled in the Marshall Islands.

After taking into consideration tax attributes, such as net operating loss carryforwards, and interest, the Company’s unrecognized tax benefits represent a noncurrent reserve for uncertain tax positions of $2,283 as of December 31, 2015. As of December 31, 2014, after taking into consideration such tax attributes, such as net operating loss carryforwards, and interest, the Company’s unrecognized tax benefits represent a noncurrent reserve for uncertain tax positions of $34,520.

The Company is subject to taxation in the U.S. and various states and foreign jurisdictions. As of December 31, 2015, the Company generally is not subject to examination by U.S. federal tax authorities for years before 2012.

NOTE 14 — CAPITAL STOCK AND STOCK COMPENSATION:

The Company accounts for stock compensation expense in accordance with the fair value based method required by ASC 718, Compensation – Stock Compensation. Such fair value based method requires share based payment transactions to be measured based on the fair value of the equity instruments issued.

Change in Capital Structure

See Note 2, “Chapter 11 Filing and Emergence From Bankruptcy,” for information relating to the Equity Plan and Rights Offering. The holders of our common stock are entitled to one vote per share, and holders of the Class A common stock and Class B common stock are entitled to vote together as a class, on any matter to be voted upon by the stockholders, other than as described below.

The provisions of our Amended and Restated Certificate of Incorporation setting forth the right of holders of shares of Class B common stock to receive the Aggregate Available Distribution (defined below) may not be amended without the affirmative vote of the holders of at least a majority of the outstanding shares of Class B common stock, nor may any corporate action which would alter or effect the rights of holders of shares of Class B common stock to receive the Aggregate Available Distribution as set forth in our Amended and Restated Certificate of Incorporation be taken without the affirmative vote of the holders of at least a majority of the outstanding shares of Class B common stock. In addition, except as otherwise contemplated by our Amended and Restated Certificate of Incorporation, any amendment to certain provisions therein may not adversely affect the rights of the holders of shares of Class B common stock in any manner that is unique to the Class B common stock, unless agreed to by a majority of the holders of the Class B common stock voting as a class.

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Our Class B common stock carries an entitlement to distribution of a percentage of the proceeds from the malpractice lawsuit against Proskauer Rose LLP (“Proskauer”) and four of its partners, net of related out-of-pocket expenses incurred by us, including legal fees, all reasonable and documented costs and expenses incurred and all payments made or to be made by us in respect of certain counterclaims or pursuant to indemnification obligations, as determined by our Board of Directors (“the Board”) in good faith (such net amount, the “Net Litigation Recovery”). The aggregate amount of the Net Litigation Recovery that will be distributed to holders of the Class B common stock as of the relevant record date (the “Aggregate Available Distribution”) will be an amount equal to the product of the Net Litigation Recovery multiplied by 0.1. The holders of record of Class B common stock on the relevant record date will be entitled to receive, in respect of each share of Class B common stock held by such holder, a pro rata portion of the Aggregate Available Distribution calculated as a fraction thereof, the numerator of which shall be one and the denominator of which shall be 7,926,805. Any portion of the Aggregate Available Distribution that is not distributed to holders of Class B common stock as a result of shares of Class B common stock being converted into Class A common stock prior to the relevant record date will be property of the Company.

Each share of Class B common stock can be converted at any time into one share of Class A common stock, and each Class B Warrant can be converted at any time into one Class A Warrant. Following the distribution of the Net Litigation Recovery (as defined in OSG’s Amended and Restated Certificate of Incorporation), all Class B common stock and Class B Warrants will be automatically converted into Class A common stock and Class A Warrants, respectively.

In order to preserve the status of OSG as a Jones Act company, the percentage of each class of its common stock that may be owned by non-U.S. citizens is limited. In addition, the Company has established policies and procedures to ensure compliance with the Jones Act. In order to provide a reasonable margin for compliance with the Jones Act, our board of directors has determined that until further action by our board of directors, at least 77% of the outstanding shares of each class of capital stock of the Company must be owned by U.S. Citizens. At and during such time that the limit is reached with respect to shares of Class A common stock or Class B common stock, as applicable, we will be unable to issue any further shares of such class of common stock or approve transfers of such class of common stock to non-U.S. Citizens until the holdings of non-U.S. Citizens falls below the maximum percentage allowable.

Each Class A warrant and Class B warrant (together, the “Warrants”) represents the right to purchase one share of Class A common stock and one share of Class B common stock, respectively, subject in each case to the adjustments as provided pursuant to the terms thereof (see discussion under Stock Dividend below). The Warrants may be exercised at a price per share of Class A common stock or Class B common stock, as applicable, of $0.01, which shall be paid pursuant to a cashless exercise procedure. Warrants may be exercised at any time or from time to time on or before August 5, 2039, and will expire thereafter. Until they exercise their Warrants, except as otherwise provided in the Warrants, the holders of the Warrants will not have the rights or privileges of holders of the Company’s common stock, including any voting rights. Warrants may only be exercised by holders who establish to OSG's reasonable satisfaction that they or the person designated to receive the shares is a U.S. person or to the extent shares deliverable upon exercise would not constitute Non-Complying Shares (as defined in OSG's Amended and Restated Certificate of Incorporation).

On May 13, 2016, all holders of Class B common stock and Class B warrants as of May 9, 2016 received a distribution from the Company representing their pro-rata share of the Net Litigation Recovery. On May 27, 2016, pursuant to the Company’s Amended and Restated Certificate of Incorporation, and the warrant agreement governing the Class B warrants, each Class B common share and Class B warrant automatically converted to a Class A common share and Class A warrant, respectively.

On June 2, 2016, the Board of the Company authorized the Company to take action to transfer the listing of its Class A common stock to the New York Stock Exchange from the NYSE MKT (the “Transfer”). In conjunction with the anticipated Transfer, the Board approved the Reverse Split Amendment to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of Class A Common Stock and Class B common stock, par value $0.01 per share. On June 7, 2016, the Company filed the Reverse Split Amendment with the Secretary of State of the State of Delaware. The Reverse Split Amendment became effective on June 13, 2016. As previously reported, the Company’s stockholders approved the filing of the Reverse Split Amendment at the Company’s annual meeting of stockholders held on June 9, 2015. The Transfer was approved by the New York Stock Exchange on June 23, 2016.

The Incentive Plans described below contain anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards upon the reverse stock split. No additional compensation was recognized as a result of such modification.

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Dividends

On November 20, 2015, the Company’s Board approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015 (the “record date”), received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. In conjunction with the announcement of the stock dividend, the Company applied for and was granted permission to list the Class A common stock shares that were issued as a part of the dividend on the NYSE MKT.

Holders of the Company’s outstanding Class A and Class B warrants are entitled to receive, upon exercise, 0.1 additional shares of Class A common stock per warrant exercised, in order to account for the dilutive impact of the stock dividend. In addition, as discussed above, the Incentive Plans described below contain anti-dilution provisions, which are triggered by changes in capitalization of the Company. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2015 as a result of such modification.

The Company has not paid any regular cash dividends since the third quarter of 2011. On February 29, 2016, the Company’s Board of Directors declared a cash dividend of $0.08 per share of common stock payable prior to the end of March 2016. In addition, in connection with the cash dividend, in accordance with the terms of the outstanding warrants for OSG’s Class A and Class B common stock, those warrants will be automatically adjusted so that exercising holders will be entitled to receive, upon exercise, additional shares of Class A common stock reflecting the payment of the cash dividend.

Registration Rights Agreement

On May 2, 2014, the Debtors entered into a registration rights agreement with each Commitment Party (as subsequently amended, the “Registration Rights Agreement”). On May 26, 2014, the Debtors and each of the Commitment Parties entered into an amendment to the Registration Rights Agreement which added, as parties to the Registration Rights Agreement, all Commitment Parties that were not Initial Commitment Parties. Pursuant to the Registration Rights Agreement, we are required to register, on a registration statement filed with the Securities and Exchange Commission (“SEC”), the resale of certain shares of Class A common stock and Class A warrants for the benefit of the Commitment Parties and potentially certain other shareholders.

Under the terms of the Registration Rights Agreement, the selling securityholders are provided with certain demand registration rights subject to certain conditions and limitations. At any time and from time to time after a shelf registration statement has been declared effective by the SEC, any one or more of the selling securityholders may request to sell all or any portion of their Registrable Securities (as defined in the Registration Rights Agreement) in an underwritten offering, provided that the total offering price of the securities to be offered in such offering is reasonably expected to exceed, in the aggregate (i) in the case of a demand by at least one selling securityholder that is an “affiliate” (within the meaning of Rule 405 under the Securities Act), $25 million or (ii) in all other cases, $75 million.

Management Incentive Compensation Plan and Non-Employee Director Incentive Compensation Plan

On September 23, 2014, the Committee approved the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and together with the Management Plan, the “Incentive Plans”).

The purpose of the Incentive Plans is to promote the interests of the Company and its shareholders by providing certain employees and members of the Board, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Incentive Plans permit the Committee to grant to eligible employees and directors of the Company, as applicable, any of the following types of awards (or any combination thereof): cash incentive awards, nonqualified stock options, incentive stock options and other stock-based awards, including, without limitation, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units and share-denominated performance units. Subject to adjustment, the maximum number of shares of the Company’s Class A common stock authorized for issuance is 37,000,000 shares under the Management Plan and 3,000,000 shares under the Director Plan.

On September 23, 2014, the Committee also approved two forms of Stock Option Grant Agreements and two forms of Restricted Stock Unit Grant Agreements, each for use under the Management Plan (each a “Form of Grant Agreement”). Each Form of Grant Agreement provides for the grant of time-vested awards, which vest in equal installments on each of the first three anniversaries of the grant date, subject to the recipient of the award remaining employed with the Company on each such date.

OSG shareholders approved the Incentive Plans on June 9, 2015.

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Director Compensation -Restricted Common Stock

The Company awarded a total of 306,129 and 324,997 restricted Class A common stock shares during the years ended December 31, 2015 and 2014, respectively, to its non-employee directors. The weighted average fair value of the Company’s stock on the measurement date of such awards was $3.38 (2015) and $3.00 (2014) per share. Such restricted shares awards generally vest in full at the first anniversary of the grant date, subject to each director continuing to provide services to the Company through such date. The shares granted may not be transferred, pledged, assigned or otherwise encumbered prior to vesting. Prior to the vesting date, a holder of restricted shares has all the rights of a shareholder of the Company, including the right to vote such shares and the right to receive dividends paid with respect to such shares at the same time as common shareholders generally.

On March 3, 2015, Mr. John J. Ray, III resigned from the Board. Pursuant to a waiver letter agreement entered into by the Company and Mr. Ray in connection with his resignation, 32,282 shares of the 58,333 shares originally granted to Mr. Ray, relating to his period of service as a director, vested on March 3, 2015. The balance of his restricted stock awards (26,051 shares) was forfeited and cancelled. The incremental compensation expense recognized as a result of the difference between the grant date fair value of the vested shares and estimated fair value of the Company’s Class A common stock on March 3, 2015 was approximately $8.

On August 3, 2015, Mr. Alexander Greene and Mr. Nikolaus Semaca resigned from the Board. Pursuant to waiver letter agreements entered into between the Company and each of such former directors in connection with their resignations, a total of 124,976 shares originally granted these directors vested in full on August 7, 2015. The incremental compensation expense recognized as a result of the accelerated vesting and the difference between the grant date fair value of the vested shares and the estimated fair value of the Company’s Class A common stock on August 7, 2015 was approximately $189. The Company has also entered into consulting agreements with each of Messrs. Greene and Semaca for the provision of advisory services as requested from time to time at the discretion of the Chairman of the Board. During the consulting period which terminates on June 30, 2016, Messrs. Greene and Semaca will each receive a quarterly fee of approximately $37.

Management Compensation

(i) Restricted Stock Units

During the year ended December 31, 2015, the Company entered into employment agreements with three executive officers which provided for stock compensation grants. One of the grants was to be comprised of time-based restricted stock units, which vest over a three year period. The remaining two grants were each to be comprised of one-third stock options, one-third time-based restricted stock units and one-third performance based restricted stock units, each subject to three year vesting. Also, during the year ended December 31, 2015, the Company granted restricted stock unit awards to certain employees, each award subject to three years vesting.

During the years ended December 31, 2015 and 2014, the Company awarded 1,536,407 and 196,349 time-based restricted stock units (“RSUs”), respectively, to certain of its employees, including senior officers. The weighted average measurement date fair value of these awards was $3.41 (2015) and $3.65 (2014), per RSU. Each RSU represents a contingent right to receive one share of Class A common stock upon vesting. Each award of RSUs will vest in equal installments on each of the first three anniversaries of the grant date. RSUs may not be transferred, pledged, assigned or otherwise encumbered until they are settled as described below. Settlement of the vested RSUs may be in either shares of Class A common stock or cash, as determined at the discretion of the Committee, and shall occur as soon as practicable after the vesting date. If the RSUs are settled in shares of common stock, following the settlement of such shares, the grantee will be the record owner of the shares of Class A common stock and will have all the rights of a shareholder of the Company, including the right to vote such shares and the right to receive dividends paid with respect to such shares of Class A common stock. RSUs which have not become vested as of the date of a grantee’s termination from the Company will be forfeited without the payment of any consideration.

On October 12, 2015, the Company awarded 630,766 performance-based RSUs to certain members of senior management. The grant date fair value of the performance awards was determined to be $2.66 per RSU. Each performance stock unit represents a contingent right to receive RSUs of the Company based upon certain performance related goals being met and the covered employees being continuously employed through the end of the period over which the performance goals are measured. The performance stock units have no voting rights and may not be transferred or otherwise disposed of until they vest. One third of each performance award will vest on each of December 31, 2015, 2016 and 2017, subject in each case to the Committee’s certification of achievement of the performance measures and targets no later than each March 31 following the respective date of vesting. Settlement of the vested RSUs may be in either shares of common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee's certification of the achievement of the applicable performance measures and targets for 2017 and in any event no later than April 30, 2018. With respect to the RSUs that may vest with respect to each of 2015, 2016 and 2017, the number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets. Compensation expense recognized with respect to the performance award vesting on December 31, 2015 is based upon an achievement level of 130% of the target RSUs.

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(ii) Stock Options

During the years ended December 31, 2015 and 2014, the Company awarded to certain members of senior management an aggregate of 959,232 and 453,586 stock options, respectively. Each stock option represents an option to purchase one share of Class A common stock for an exercise price of $3.25 (2015) and $3.65 (2014) per share. Stock options may not be transferred, pledged, assigned or otherwise encumbered prior to vesting. Each stock option will vest in equal installments on each of the first three anniversaries of the award date. The stock options expire on the business day immediately preceding the tenth anniversary of the award date. If a stock option grantee’s employment is terminated for cause (as defined in the applicable Form of Grant Agreement), stock options (whether then vested or exercisable or not) will lapse and will not be exercisable. If a stock option grantee’s employment is terminated for reasons other than cause, the option recipient may exercise the vested portion of the stock option but only within such period of time ending on the earlier to occur of (i) the 90th day ending after the option recipient’s employment terminated and (ii) the expiration of the options, provided that if the Optionee’s employment terminates for death or disability the vested portion of the option may be exercised until the earlier of (i) the first anniversary of employment termination and (ii) the expiration date of the options.

The fair values of the options granted were estimated on the dates of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2015 and 2014 grants: risk free interest rates of 1.8% and 2.2%, dividend yields of 0.0%, expected stock price volatility factors of .37 and .42 and expected lives of 6.0 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Since the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

A total of 31,490,819 shares of the Company’s Class A Common Stock may be issued or used as the basis for awards under the Incentive Plans as of December 31, 2015.

The 2004 Stock Incentive Plan

The Company’s 2004 Stock Incentive Plan (the “2004 Plan”) enabled the Company to grant stock-based awards, including stock options, stock appreciation rights, restricted stock and performance awards to employees, consultants and non-employee directors. On May 21, 2014, the Company filed notice with the Bankruptcy Court that it was rejecting the Company’s 2004 Plan effective June 1, 2014. As a result of the rejection of the 2004 Plan, all unvested awards and any OSG equity interests thereunder were cancelled and holders of unvested awards were not entitled to participate in the Rights Offering (see Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” to these consolidated financial statements) or to vote on or receive distributions under the Equity Plan (see Note 2). As a result of the cancellation of the unvested awards, the unrecognized stock compensation expense relating to unvested stock options, restricted common stock and restricted stock units was accelerated, and a charge of $1,796 was recorded to reorganization items in the consolidated statements of operations for the year ended December 31, 2014.

There were no stock options, restricted common stock, restricted stock units or performance related grants under the 2004 Plan during the period from January 1, 2014 through the May 21, 2014 rejection of the 2004 Plan, nor during the year ended December 31, 2013.

For both the Incentive Plans and the 2004 Plan compensation expense is recognized over the vesting period, contingent or otherwise, applicable to each grant, using the straight-line method. Compensation expense as a result of the restricted shares and RSU awards described above was $3,791, $2,467 and $61 during each of the years ended December 31, 2015, 2014 and 2013, respectively. Such compensation expense for 2014 and 2013 is net of benefits of $279 and $3,935, respectively, relating to the true up of estimated forfeiture estimates to reflect actual experience for the 2004 Plan restricted stock grants.

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Activity with respect to restricted common stock and restricted stock units under all plans during the three years ended December 31, 2015 is summarized as follows:

Activity for the three years ended December 31, 2015	Class A common stock	Common stock

Nonvested Shares Outstanding at December 31, 2012		780,594
Vested ($10.00 to $43.40 per share)		(155,932)
Forfeited		(379,163)
Nonvested Shares Outstanding at December 31, 2013	-	245,499
Granted	521,346	-
Vested ($10.00 to $43.40 per share)	-	(82,722)
Forfeited	-	(42,887)
Cancelled	-	(119,890)
Nonvested Shares Outstanding at December 31, 2014	521,346	-
Granted	2,473,302	-
Vested ($3.00 to $3.65 per share)(1)	(958,464)	-
Forfeited	(26,051)	-
Modification (2)	315,562	-
Nonvested Shares Outstanding at December 31, 2015	2,325,695	-

(1)	Includes 300,664 RSUs that are subject to certification by the Committee before the shares are issued to the respective grantees.
(2)	Represents additional shares resulting from the stock dividend adjustment described above and an increase in performance awards vesting on December 31, 2015 based on the actual achievement of performance goals.

Activity for the three years ended December 31, 2015	Class A common shares	Common stock

Options Outstanding at December 31, 2012		2,204,781
Granted		-
Forfeited		(1,523,825)
Exercised		-
Options Outstanding at December 31, 2013	-	680,956
Granted	453,586	-
Forfeited	-	(39,848)
Exercised	-	-
Cancelled	-	(641,108)
Options Outstanding at December 31, 2014	453,586	-
Granted	959,232	-
Dividend modification(1)	198,411	-
Options Outstanding at December 31, 2015	1,611,229	-
Options Exercisable at December 31, 2015	172,454	-

(1)	Represents additional shares resulting from the stock dividend adjustment described above.

The weighted average remaining contractual life of the outstanding stock options at December 31, 2015 was 9.22 years. The range of exercise prices of the stock options outstanding at December 31, 2015 was between $2.85 and $3.20 per share (which reflects an adjustment as a result of the stock dividend described above). The weighted average exercise prices of the stock options outstanding at December 31, 2015, 2014 and 2013 were $2.96, $3.65 and $39.48 per share, respectively. None of the stock options which vested during the three year period ended December 31, 2015 were “in-the-money.”

Net compensation expense/(income) as a result of the grants of stock options described above was $621, $338 and $(192) during each of the years ended December 31, 2015, 2014, and 2013, respectively.

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As of December 31, 2015, there was $6,910 of unrecognized compensation cost related to nonvested share-based compensation arrangements. That cost is expected to be recognized over a weighted average period of 2.14 years.

NOTE 15 —ACCUMULATED OTHER COMPREHENSIVE LOSS:

The components of accumulated other comprehensive loss, net of related taxes, in the consolidated balance sheets follow:

At December 31,	2015	2014
Unrealized losses on derivative instruments	$(54,620)	$(61,547)
Items not yet recognized as a component of net periodic benefit cost (pension and other postretirement benefit plans)	(18,841)	(21,833)
	$(73,461)	$(83,380)

The following tables present the changes in the balances of each component of accumulated other comprehensive loss, net of related taxes, for the three years ended December 31, 2015.

	Unrealized losses on available-for-sale securities	Unrealized losses on cash flow hedges	Items not yet recognized as a component of net periodic benefit cost (pension and other postretirement plans)	Total

Balance as of December 31, 2014	$-	$(61,547)	$(21,833)	$(83,380)
Current period change, excluding amounts reclassified from accumulated other comprehensive loss	-	(11,177)	2,581	(8,596)
Amounts reclassified from accumulated other comprehensive loss	-	18,104	411	18,515
Total change in accumulated other comprehensive loss	-	6,927	2,992	9,919
Balance as of December 31, 2015	$-	$(54,620)	$(18,841)	$(73,461)

Balance as of December 31, 2013	$-	$(59,263)	$(10,081)	$(69,344)
Current period change, excluding amounts reclassified from accumulated other comprehensive loss	-	(21,850)	(11,969)	(33,819)
Amounts reclassified from accumulated other comprehensive loss	-	19,566	217	19,783
Total change in accumulated other comprehensive loss	-	(2,284)	(11,752)	(14,036)
Balance as of December 31, 2014	$-	$(61,547)	$(21,833)	$(83,380)

Balance as of December 31, 2012	$49	$(98,937)	$(14,893)	$(113,781)
Current period change, excluding amounts reclassified from accumulated other comprehensive loss	(181)	19,114	4,336	23,269
Amounts reclassified from accumulated other comprehensive loss	132	20,560	476	21,168
Total change in accumulated other comprehensive loss	(49)	39,674	4,812	44,437
Balance as of December 31, 2013	$-	$(59,263)	$(10,081)	$(69,344)

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The following table presents information with respect to amounts reclassified out of accumulated other comprehensive loss for the three years ended December 31, 2015.

	Years Ended December 31,
Accumulated Other Comprehensive Income Component	2015	2014	2013	Statement of Operations Line Item

Unrealized losses on available-for-sale securities:
Impairment recorded relating to securities held by the Company's foreign subsidiaries	$-	$-	$(132)	Other income/(expense)

Unrealized losses on cash flow hedges:
Interest rate swaps entered into by the Company's equity method joint venture investees	(18,101)	(19,566)	(20,560)	Equity in income of affiliated companies

Interest rate caps entered into by the Company's subsidiaries	(3)	-	-	Interest expense

Items not yet recognized as a component of net periodic benefit cost (pension and other postretirement plans):
Net periodic benefit costs associated with pension and postretirement benefit plans for shore-based employees	(714)	(260)	(678)	General and administrative expenses

Net periodic benefit costs associated with pension and postretirement benefit plans for seagoing employees	80	97	65	Vessel expenses
	(18,738)	(19,729)	(21,305)	Total before tax
	223	(54)	137	Tax (provision) or benefit (1)
	$(18,515)	$(19,783)	$(21,168)	Total net of tax

(1)	The tax (provision)/benefit relates to the net periodic benefit costs of the Company's pension and postretirement benefit plans as well as interest rate caps entered into by the Company's domestic subsidiaries.

The following amounts are included in accumulated other comprehensive loss at December 31, 2015, which have not yet been recognized in net periodic cost: unrecognized prior service credits of $959 ($208 net of tax) and unrecognized actuarial losses $26,177 ($19,049 net of tax). The prior service credit and actuarial loss included in accumulated other comprehensive loss and expected to be recognized in net periodic cost during 2016 are a gain of $195 ($93 net of tax) and a loss of $1,266 ($938 net of tax), respectively.

At December 31, 2015, the Company expects that it will reclassify $16,262 ($16,144 net of tax) losses on derivative instruments from accumulated other comprehensive loss to earnings during the next twelve months due to the payment of variable rate interest associated with floating rate debt of the Company’s FSO and LNG equity method investees and interest rate caps held by the Company’s subsidiaries.

See Note 7, “Equity Method Investments,” for additional information relating to derivatives held by the Company’s equity method investees and Note 11, “Fair Value of Financial Instruments, Derivatives and Fair Value,” for additional disclosures relating to derivative instruments.

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The income tax expense/(benefit) allocated to each component of other comprehensive loss follows:

	Tax (expense)/ benefit on unrealized gains/(losses) on cash flow hedges	Tax (expense)/ benefit on items not yet recognized as a component of net periodic benefit cost
For the year ended December 31, 2015
Current period change excluding amounts reclassified from accumulated other comprehensive income	$553	$(353)
Amounts reclassified from accumulated other comprehensive income	-	(223)
Total change in accumulated other comprehensive income	$553	$(576)

For the year ended December 31, 2014
Current period change excluding amounts reclassified from accumulated other comprehensive income	$115	$3,639
Amounts reclassified from accumulated other comprehensive income	-	54
Total change in accumulated other comprehensive income	$115	$3,693

For the year ended December 31, 2013
Current period change excluding amounts reclassified from accumulated other comprehensive income	$-	$(2,899)
Amounts reclassified from accumulated other comprehensive income	-	(137)
Total change in accumulated other comprehensive income	$-	$(3,036)

NOTE 16 — LEASES:

1. Charters-in:

Between December 31, 2012 and April 2013, the Bankruptcy Court issued orders approving the Company’s rejection of leases on 25 chartered-in International Flag vessels. The Company entered into new lease agreements at lower rates on eight of the chartered-in vessels (seven Handysize Product Carriers and one Aframax), which lease agreements were assumed as amended pursuant to orders of the Bankruptcy Court, at lower rates. One Suezmax and one Handysize Product Carrier were redelivered to owners in December 2012 and an additional fifteen vessels (11 Handysize Product Carriers, two Panamax Product Carriers, one Suezmax and one Aframax), were redelivered during the four months ended April 30, 2013.

The Company’s policy is to calculate estimates for lease termination costs related to the rejected charters using a market participant’s discount rate. For the year ended December 31, 2013, the Company recorded estimated charges for lease termination costs totaling $248,839 related to the rejected vessel charters that had been redelivered to their owners or amended through April 30, 2013. These charges, which are included in reorganization items, net in the consolidated statements of operations, reflect revisions made to the charges originally recorded as a result of the Bankruptcy Court’s approval of agreements entered into with the counterparties for the 25 chartered-in International Flag vessels that have resulted in agreed amended claims.

Effective August 5, 2014, the Company emerged from bankruptcy and during the month of August, allowed claims related to the rejected or amended vessel charters described above were settled. These settlements resulted in interest expense charges of $7,453 for post-petition contractual interest and reorganization item charges of $6,419 for post-petition interest required by the Equity Plan, for the year ended December 31, 2014. See Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” for additional information.

As of December 31, 2015, the Company had commitments to charter-in 17 vessels. All of the charter-ins are accounted for as operating leases, of which 13 are bareboat charters and four are time charters. Lease expense relating to charters-in is included in charter hire expenses in the consolidated statements of operations.

The future minimum commitments and related number of operating days under these operating leases are as follows:

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Bareboat Charters-in:

At December 31, 2015	Amount	Operating Days
2016	$98,803	4,758
2017	98,219	4,713
2018	93,200	3,929
2019	111,819	3,470
2020	9,168	366
Thereafter	41,132	1,642
Net minimum lease payments	$452,341	18,878

Time Charters-in:

At December 31, 2015	Amount	Operating Days
2016	$26,304	2,354
2017	12,819	989
Net minimum lease payments	$39,123	3,343

The future minimum commitments for time charters-in excludes amounts with respect to vessels chartered-in where the duration of the charter was one year or less at the inception but includes amounts with respect to workboats employed in the International Crude Tankers Lightering business. Time charter-in commitments have been reduced to reflect estimated days that the vessels will not be available for employment due to drydock because the Company does not pay time charter hire when time chartered-in vessels are not available for its use. Certain of the bareboat charters-in provide for the payment of profit share to the owners of the vessels calculated in accordance with the respective charter agreements. Because such amounts and the periods impacted are not reasonably estimable they are not currently reflected in the table above. Due to reserve funding requirements, no profits are expected to be paid to the owners before 2018 for the year ending December 31, 2017. Certain of the charters in the above tables also provide the Company with renewal and purchase options.

2. Charters-out:

The future minimum revenues, before reduction for brokerage commissions, expected to be received on noncancelable time charters and certain COAs for which minimum annual revenues can be reasonably estimated and the related revenue days (revenue days represent calendar days, less days that vessels are not available for employment due to repairs, drydock or lay-up) are as follows:

At December 31, 2015	Amount	Revenue Days
2016	$429,904	9,430
2017	233,327	4,212
2018	144,882	2,005
2019	78,068	933
2020	43,766	532
Thereafter	134,438	1,570
Net minimum lease payments	$1,064,385	18,682

Future minimum revenues do not include (1) the Company’s share of time charters entered into by the pools in which it participates, (2) the Company’s share of time charters entered into by the joint ventures, which the Company accounts for under the equity method and (3) COAs for which minimum annual revenues cannot be reasonably estimated. Revenues from those COAs that are included in the table above, $31,700 (2016), $24,766 (2017), $22,698 (2018), $23,031 (2019) and $6,356 (2020), are based on minimum annual volumes of cargo to be loaded during the contract periods at a fixed price, and do not contemplate early termination of the COAs as provided in certain of the agreements. Amounts that would be due to the Company in the event of the cancellation of the COA contracts have not been reflected in the above table. Revenues from a time charter are not generally received when a vessel is off-hire, including time required for normal periodic maintenance of the vessel. In arriving at the minimum future charter revenues, an estimated time off-hire to perform periodic maintenance on each vessel has been deducted, although there is no assurance that such estimate will be reflective of the actual off-hire in the future.

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3. Office space:

The future minimum commitments under lease obligations for office space are as follows:

At December 31,	Amount
2016	$1,201
2017	581
2018	373
2019	61
2020	15
Net minimum lease payments	$2,231

In April 2013, the Bankruptcy Court approved the Company’s rejection of the lease agreement for its then corporate headquarters office space. The Company vacated the office space on June 30, 2013 and recorded a provision of $3,646 for the estimated damages it expected the Bankruptcy Court would allow the building owner to claim, which is included in its provision for estimated claims on rejected executory contracts, a component of reorganization items, net in the consolidated statement of operations. The Company also recorded a $1,638 non-cash write-off of the unamortized cost of leasehold improvements and other property for the year ended December 31, 2013. For the year ended December 31, 2014, the Company recorded charges to reorganization items in the consolidated statement of operations of $646, relating to changes in estimate of the expected allowed claim. In conjunction with the Company’s emergence from bankruptcy, $4,132, inclusive of post-petition interest, was paid in settlement of the office lease claim.

The rental expense for office space, which is included in general and administrative expenses in the consolidated statements of operations, amounted to $1,918 in 2015, $2,264 in 2014 and $3,959 in 2013.

NOTE 17 —PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS:

For the years ended December 31, 2015 and December 31, 2014 pension and other benefit liabilities are included in other liabilities in the consolidated balance sheets.

Pension Plans

In connection with the November 2006 acquisition of Maritrans, the Company assumed the obligations under the defined benefit retirement plan of Maritrans Inc. (“the Maritrans Plan”). As of December 31, 2006, the Company froze the benefits under the Maritrans Plan. At December 31, 2015, the Maritrans Plan is the only domestic defined benefit pension plan in existence. The Maritrans Plan was noncontributory and covered substantially all shore-based employees and substantially all of the seagoing supervisors who were supervisors in 1984, or who were hired in, or promoted into, supervisory roles between 1984 and 1998 for that period of time. Beginning in 1999, the seagoing supervisors’ retirement benefits are provided through contributions to an industry-wide, multiemployer union sponsored pension plan. Upon retirement, those seagoing supervisors are entitled to retirement benefits from the Maritrans Plan for service periods between 1984 and 1998 and from the multiemployer union sponsored plan for other covered periods. Retirement benefits are based primarily on years of service and average compensation for the five consecutive plan years that produce the highest results.

At the Petition Date, the Company had obligations under an unfunded, nonqualified supplemental defined benefit pension plan, which was terminated in December 2005, to five former employees entitled to deferred benefits. The Company’s obligations to pay benefits under the unfunded, nonqualified supplemental defined benefit pension plan were terminated in connection with the Company’s filing for bankruptcy. All claims relating to this nonqualified supplemental defined benefit pension plan were allowed by the Bankruptcy Court and paid as of the Effective Date or shortly thereafter. Such settlements are reflected as benefits paid in the change in benefit obligation during the year ended December 31, 2014 in the table below.

Certain of the Company’s foreign subsidiaries have or had pension plans that, in the aggregate, are not significant to the Company’s consolidated financial position. The liabilities for such pension plans are included in other liabilities in the consolidated balance sheets as of December 31, 2015 and 2014. In August 2014, OSG provided a guarantee to the Trustees of the OSG Ship Management (UK) Ltd. Retirement Benefits Plan (the “Scheme”), which superseded entirely a guarantee previously entered into in November 2010, in respect to the obligations of OSG Ship Management (UK) Ltd., the principal employer of the Scheme, in the amount not to exceed £4,896 ($7,262 at December 31, 2015).

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Multiemployer Pension and Postretirement Benefit plans

Certain of the Company’s domestic subsidiaries are parties to collective-bargaining agreements that require them to make contributions to three jointly managed (Company and union) multiemployer pension plans covering seagoing personnel of U.S. Flag vessels. All three plans, the American Maritime Officers (“AMO”) Pension Plan, the Seafarers Pension Plan (“SIU”) and the Marine Engineers’ Beneficial Association (“MEBA”) Defined Benefit Pension Plan, are deemed individually significant by management. Management assessed these plans as individually significant because of the potential withdrawal liabilities under the AMO Pension Plan and the MEBA Defined Benefit Pension Plan and because the Company’s contributions to the SIU plan constituted more than 5% of total employer contributions to the plan during the pension plan year ending in 2014.

Plan level information is available in the public domain for each of the multiemployer pension plans the Company participates in. The table below provides additional information about the Company’s participation in the above multi-employer pension plans:

		Pension Protection Act			Contributions made
		Zone Status			by the Company
Pension Plan	EIN / Pension Plan Number	2015	2014	Rehabilitation Plan Status	2015	2014	2013

AMO Pension Plan	13-1936709	Yellow (1)	Yellow (1)	Implemented	$1,001	$994	$975

MEBA Pension Plan	51-6029896	Red (1)	Green (1)	Implemented	1,286	322	-

Seafarers Pension Plan	13-6100329	Green (1)	Green (1)	None	427	396	407
				Total contributions	$2,714	$1,712	$1,382

(1)	A "Red" Zone (or critical) Status plan is a plan that is funded less than 65% and currently has a funding deficiency or a funding deficiency that is projected in the near term. A "Yellow" Zone Status plan is a plan that has a funding ratio between 65% and 80%. A "Green" Zone Status plan is a plan that is 80% funded or more.

The plan years for the three union plans end as follows: MEBA and SIU on December 31 and AMO on September 30. The Company has no future minimum contribution requirements under the three multiemployer pension plans shown above as of December 31, 2015 and any future contributions are subject to negotiations between the employers and the unions. In January 2012, MEBA and the employers agreed to reduce pension benefit accrual rates for future service. Additionally, MEBA and OSG agreed to contractual changes transferring pension contribution obligations to the union members through reallocation of amounts paid by OSG for wages and certain other compensation. In October 2009, the AMO plan filed with the Department of Labor as being in critical status as defined by the Pension Relief Act of 2010. The related rehabilitation plan, which was implemented in 2010, eliminated or reduced certain adjustable benefits, including cost of living adjustments, early retirement and disability pensions. In addition, AMO froze their plan effective January 1, 2010 for the future accrual of benefits and imposed a 5% surcharge during 2011 on the contribution rate per man day. The AMO plan shifted from critical to endangered status as of the end of the 2012 plan year. The MEBA and SIU plans utilized the special 29-year amortization rules under Pension Protection Act to amortize their investment losses from 2008, instead of 15 years. In order to take advantage of this extended amortization period, the plans were not permitted to increase benefits through the 2012 plan years unless the increases were funded by additional contributions and other conditions were met.

Under the Employee Retirement Income Security Act of 1974 (“ERISA”) as amended by the Pension Protection Act of 2006 (“PPA”) and the Multiemployer Pension Reform Act of 2014 (“MPRA”), on March 31, 2015, the actuary of the MEBA Pension Plan (“Plan”) certified the Plan as being in neither endangered nor critical status as of January 1, 2015. The actuary also certified that the Plan was projected to be in critical status in at least one of the five succeeding Plan years. Under MPRA, a multiemployer pension plan that has been actuarially projected to be in critical status within the succeeding five plan years may elect to be in critical status for the current plan year within 30 days of the actuary’s certification. In accordance with applicable law, on April 30, 2015 the Plan’s Board of Trustees (“Trustees”) elected that the Plan enter critical status for the plan year beginning January 1, 2015. The Plan entered into a Rehabilitation Plan (“RP”) whereby lump sum payment options previously available under the Plan will no longer be paid to benificiaries, and each employer became obligated to pay a 5% contribution surcharge to the Plan, effective with respect to contributions for work performed on or after June 1, 2015. On October 27, 2015, the Company received correspondence from MEBA indicating that Federal law requires that the Trustees adopt an RP with a schedule of increases in contributions and reductions in future benefits that will help the Plan emerge from critical status. However, because the Plan’s actuary has projected that the Plan will emerge from critical status without any contribution increases or benefit reductions; the RP does not include any. The letter also indicated that since the Company signed a Memorandum of Understanding on October 21, 2015 whereby the Company and MEBA amended their collective bargaining agreement to adopt the preferred schedule of the RP that was adopted by the Pension Plan’s Board of Trustees on October 21, 2015, the surcharges required to be paid to the Plan by the Company since June 1, 2015 ceased as of October 31, 2015.

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ERISA requires employers who are contributors to U.S. multiemployer plans to continue funding their allocable share of each plan’s unfunded vested benefits in the event of withdrawal from or termination of such plans. Based on information received from the trustees of the SIU Pension Plan, the Company is not subject to withdrawal liabilities under that plan. Based on the actuarial report received from the trustees of the MEBA Pension Plan, as of December 31, 2014, the Company’s estimated withdrawal liability was approximately $18,642. Based on the actuarial report received from the trustees of the AMO Pension Plan, as of September 30, 2014, the Company’s estimated withdrawal liability was approximately $27,382. The Company has no intentions of terminating its participation in any of the three multiemployer pension plans and has no expectations that the plans will be terminated. Accordingly, no provisions have been made for the estimated withdrawal liability as of December 31, 2015.

The SIU – Tanker Agreement, SIU – Tug Agreement, AMO and MEBA collective bargaining agreements expire in June 2017, March 2018, March 2018 and June 2020, respectively. The collective bargaining agreements also require the Company to make contributions to certain other postretirement employee benefit plans the unions offer to their members. Such contributions were not material during the three years ended December 31, 2015.

Certain other seagoing personnel of U.S. Flag vessels are covered under a defined contribution plan, the cost of which is funded as accrued. The costs of all these plans were not material during the three years ended December 31, 2015.

Postretirement Benefit Plans

The Company also provides certain postretirement health care and life insurance benefits to qualifying domestic retirees and their eligible dependents. The health care plan for shore-based employees and their dependents and seagoing licensed deck officers (“Deck Officers”) and their dependents is contributory at retirement, while the life insurance plan for all employees is noncontributory. In general, postretirement medical coverage is provided to shore-based employees hired prior to January 1, 2005 and all Deck Officers who retire and have met minimum age and service requirements under a formula related to total years of service. The Company no longer provides prescription drug coverage to its retirees or their beneficiaries once they reach age 65. The Company does not currently fund these benefit arrangements and has the right to amend or terminate the health care and life insurance benefits at any time.

Information with respect to the domestic pension and postretirement benefit plans for which the Company uses a December 31 measurement date, follow:

	Pension Benefits		Other Benefits
At December 31,	2015	2014	2015	2014
Change in benefit obligation:
Benefit obligation at beginning of year	$52,418	$46,036	$5,119	$3,919
Cost of benefits earned (service cost)	-	-	137	89
Interest cost on benefit obligation	1,928	1,951	191	193
Amendments	-	-	-	-
Actuarial (gains)/losses	(2,271)	8,957	(621)	1,043
Benefits paid	(2,453)	(4,526)	(203)	(125)
Benefit obligation at year end	49,622	52,418	4,623	5,119
Change in plan assets:
Fair value of plan assets at beginning of year	35,705	36,023	-	-
Actual return on plan assets	(125)	1,014	-	-
Employer contributions	-	1,063	-	-
Benefits paid	(2,453)	(2,395)	-	-
Fair value of plan assets at year end	33,127	35,705	-	-
Unfunded status at December 31	$(16,495)	$(16,713)	$(4,623)	$(5,119)

Information for domestic defined benefit pension plans with accumulated benefit obligations in excess of plan assets follows:

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At December 31,	2015	2014
Projected benefit obligation	$49,622	$52,418
Accumulated benefit obligation	49,622	52,418
Fair value of plan assets	33,127	35,705

	Pension benefits			Other benefits
For the year ended December 31,	2015	2014	2013	2015	2014	2013
Components of expense:
Cost of benefits earned	$-	$-	$-	$137	$89	$118
Interest cost on benefit obligation	1,928	1,951	1,775	191	193	178
Expected return on plan assets	(2,412)	(2,494)	(2,092)	-	-	-
Amortization of prior-service costs	-	-	-	(316)	(316)	(333)
Amortization of transition obligation	-	-	-	-	7	7
Recognized net actuarial loss	792	-	504	157	129	171
Gain due to curtailment	-			-	(42)
Net periodic (benefit)/cost	$308	$(543)	$187	$169	$60	$141

The weighted-average assumptions used to determine benefit obligations follow:

	Pension benefits		Other benefits
At December 31,	2015	2014	2015	2014
Discount rate	4.00%	3.75%	4.25%	4.00%
Rate of future compensation increases	-	-	-	-

The selection of a single discount rate for the Maritrans Plan was derived from bond yield curves, which the Company believed as of such dates to be appropriate for ongoing plans with a long duration, such as the Maritrans Plan, and that generally mirror the type of high yield bond portfolio the Company could acquire to offset its obligations under the Maritrans Plan.

The weighted-average assumptions used to determine net periodic benefit cost follow:

	Pension benefits			Other benefits
For the year ended December 31,	2015	2014	2013	2015	2014	2013
Discount rate	3.75%	4.50%	3.75%	4.00%	5.00%	4.00%
Expected (long-term) return on plan assets	7.25%	7.00%	6.75%	-	-	-
Rate of future compensation increases	-	-	-	-	-	-

The assumed health care cost trend rate for measuring the benefit obligation included in Other Benefits above is an increase of 7% for 2016 over the actual 2015 rates, with the rate of increase declining steadily thereafter by 1% per annum to an ultimate trend rate of 5% per annum in 2019. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

	1% increase	1% decrease
Effect on total of service and interest cost components in 2015	$53	$(42)
Effect on postretirement benefit obligation as of December 31, 2015	$503	$(416)

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Expected benefit payments are as follows:

	Pension benefits	Other benefits
2016	$2,615	$182
2017	2,644	189
2018	2,753	200
2019	2,846	198
2020	3,010	207
Years 2021-2025	15,676	1,149
	$29,544	$2,125

The expected long-term rate of return on plan assets is based on the current and expected asset allocations. Additionally, the long-term rate of return is based on historical returns, investment strategy, inflation expectations and other economic factors. The expected long-term rate of return is then applied to the market value of plan assets.

The fair values of the Company’s pension plan assets at December 31, 2015, by asset category are as follows:

Description	Fair Value	Level 1	Level 2
Cash and cash equivalents	$1,495	$1,495	$-
Equity securities:
U.S. companies	14,956	14,956	-
International companies	6,478	6,478	-
Corporate debt securities	1,817	-	1,817
Mutual funds (1)	3,434	3,434	-
U.S. Treasury securities	3,884	3,884	-
Federal agency mortgage-backed securities	998	998	-
Sovereign securities	65	65	-
Total	$33,127	$31,310	$1,817

(1)	The mutual fund investments are invested in intermediate term bonds and fixed income instruments including (but not limited to) mortgage and other asset-backed securities and corporate debt securities of U.S. and non-U.S. issuers.

The Maritrans Plan has historically utilized a strategic asset allocation investment strategy that maintains a targeted allocation of 65% equity and 35% fixed income. The allocation is rebalanced periodically after considering anticipated benefit payments.

The Company contributed $0, $1,063 and $1,318 to the Maritrans Plan in 2015, 2014 and 2013, respectively. The Company does not expect to make contributions to the Maritrans Plan in 2016 because any minimum contributions required for 2016 will be met from a prefunded account consisting of excess contributions made during 2014 as a result of the provisions of the Highway and Transportation Funding Act of 2014 enacted in August 2014.

Employee Savings Plans

The Company also had defined contribution plans covering all eligible U.S. employees. Contributions are limited to amounts allowable for income tax purposes. Commencing in 2006, employer contributions include both employer contributions made regardless of employee contributions and matching contributions to the plans. The Company’s contributions to the plan during each of the three years ended December 31, 2015 were not material. All contributions to the plans are at the discretion of the Company.

The Company also has an unfunded, nonqualified supplemental savings plan covering highly compensated U.S. shore-based employees of the Company, which was terminated in connection with the Company’s filing for bankruptcy in 2012. This plan provided for levels of hypothetical employer contributions that would otherwise have been made under the Company’s defined contribution plans in the absence of limitations imposed by income tax regulations. The Company’s unfunded obligations under this plan at December 31, 2015 and 2014 were $1,147 and $1,225, respectively.

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NOTE 18 —OTHER INCOME/(EXPENSE):

Other income/(expense) consists of:

For the year ended December 31,	2015	2014	2013
Investment income:
Interest	$287	$359	$856
Gain/(loss) on sale or write-down of securities and investments	53	-	(197)
	340	359	659
Loss on repurchase of debt	(26,516)	-	-
Miscellaneous—net	5	67	190
	$(26,171)	$426	$849

See Note 10, “Debt,” for disclosures relating to loss on repurchase of debt.

NOTE 19 —SEVERANCE AND RELOCATION COSTS AND AGREEMENTS WITH EXECUTIVE OFFICERS:

Severance and Relocation

Severance related costs are recognized over the period commencing on the date on which the affected employees are notified and ending on the date when required services are completed.

Costs Associated with Exit or Disposal Activities

On January 13, 2014, the Company announced that certain subsidiaries of OSG that own or charter-in 33 International Flag vessels (which was subsequently increased to 46 vessels) intended to outsource certain management services, including, but not limited to, the technical management, certain aspects of commercial management and crew management to V. Ships UK Limited (“V.Ships”). Charges relating to employee transition and termination benefits and similar transition and termination costs (“Outsourcing RIF”) and set-up, wind-down and transitions costs (“Transition Costs”) are included separately in the consolidated statement of operations. Outsourcing RIF severance costs of $17,020 incurred for the year ended December 31, 2014 included $3,428 and $7,651 relating to the International Crude Tankers and International Product Carriers business segments, respectively, with the balance relating to corporate offices. The Company did not incur any significant additional Outsourcing RIF costs during the year ended December 2015. Transition Costs of $39 and $3,427 were incurred for the years ended December 31, 2015 and 2014. The transition costs for 2014 included $1,672 and $1,260 relating to the International Crude Tankers and International Product Carriers business segments, respectively, with the balance relating to corporate offices.

In conjunction with the aforementioned, on January 7, 2014, the then current Board of Directors of OSG (the “Predecessor Board”) and the Compensation Committee of the Predecessor Board approved a transitional incentive program for certain non-executive employees (the “Transition NEIP”), which was subsequently approved by the Bankruptcy Court on February 3, 2014. In order to achieve the restructuring described above, the Company required the commitment of the employees whose responsibilities would ultimately be outsourced or rendered unnecessary by virtue of the outsourcing (the “Transitional Employees”). The Transition NEIP, a component of the employee transition and termination benefits and similar transition and termination costs described above, is a broad based plan intended to offer compensation incentives to substantially all of the non-executive Transitional Employees (the “Eligible Employees”) upon the achievement of specific objectives (“Objectives”) related to the operations and restructuring of OSG’s international operations. For Eligible Employees, the annualized target awards ranged from 25% to 75% of base salary. The total cost of the incentive payments under the Transition NEIP was approximately $3,463.

In April 2013, thirty-seven employees, including three senior executive officers of the Company, were terminated as part of a reduction in force (“April 2013 RIF”). April 2013 RIF severance costs for the years ended December 31, 2014 and 2013 were a release of reserves of $192 and a charge of approximately $3,427. April 2013 RIF severance costs allocated to the Company’s three business segments were immaterial for both years.

In February 2013, the Company’s then-current Chief Executive Officer resigned. In conjunction with this resignation, the Company reversed previously recognized compensation expense of $3,209 relating to unvested restricted stock and stock option awards, which is reflected in general and administrative expenses in the statement of operations for the year ended December 31, 2013. The Company released excess reserves (net of additional provisions) of $422 related to the severance and relocation of technical management during the year ended December 31, 2013.

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Activity relating to the reserves for the Outsourcing and April 2013 RIFs for the two years ended December 31, 2015 is summarized as follows:

	Outsourcing RIF	April 2013 RIF
Activity for the years ended December 31, 2015, 2014 and 2013:
Provision		$3,824
Change in estimate		25
Utilized		(2,059)
Release of excess reserves		(422)
Balance at December 31, 2013	$-	$1,368
Provision	18,616	-
Change in estimate	(1,831)	-
Utilized	(15,626)	(1,176)
Release of excess reserves	-	(192)
Balance at December 31, 2014	$1,159	$-
Utilized	(1,159)	-
Balance at December 31, 2015	$-	$-

The above table excludes related professional fees which are expensed as incurred.

Agreements with Executive Officers

On August 11, 2014, Captain Robert E. Johnston, President and Chief Executive Officer of the Company, retired from his positions as Chief Executive Officer and President and ceased to be an employee of the Company. On August 11, 2014, the Company entered into a letter agreement with Captain Johnston, which supersedes entirely the letter agreement previously entered into between the Company and Captain Johnston on March 22, 2013 and provides, among other things, that Captain Johnston would serve the Company as a consultant until December 31, 2015 (the “Consulting Period”). In exchange for Captain Johnston’s consulting services, the Company paid Captain Johnston a monthly fee of $56 during the Consulting Period. In addition to severance in the amount of $675 under the Company’s severance plan, pursuant to the letter agreement, Captain Johnston was paid $1,013 with respect to his 2014 bonus and $6,399 in full satisfaction of his entitlement under the Company’s unfunded, non- qualified supplemental savings plan.

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NOTE 20 — 2015 AND 2014 QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

Selected Financial Data for the Quarter Ended	March 31,	June 30,	Sept. 30,	Dec. 31,
2015
Shipping revenues	$233,542	$245,487	$241,752	$243,725
Gain/(loss) on disposal of vessels, including impairments	1,073	-	3,185	(7)
Income from vessel operations	65,132	80,457	74,213	61,495
Interest expense	(28,569)	(28,931)	(29,191)	(26,644)
Reorganization items, net	(3,487)	(1,437)	(1,420)	(1,708)
Income tax benefit/(provision) (1)	(2,660)	(3,529)	120,737	(13,656)
Net income	42,901	58,438	173,354	9,267

Basic and Diluted net income per share - Class A and Class B(2) (3)	$0.44	$0.60	$1.79	$0.10

(1)	As discussed in Note 13, "Taxes," the Company recorded income tax benefits of $120,737 in the third quarter due to a benefit of $150,073 as a result of the Pre-Filing Agreement with the IRS, offset by a tax expense of $30,997 attributable to the excess of the Company’s investment in OIN for financial reporting purposes over the tax basis of such investment as of September 30, 2015.
(2)	The quarterly basic and diluted net income per share amounts included in the table above for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 have been revised from that previously reported in the Quarterly Reports on Form 10-Q for the respective periods to reflect the effect of a stock dividend that was approved by the Board in the fourth quarter of 2015.
(3)	The quarterly basic and diluted net income per share amounts included in the table above for the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 have been recast from those previously reported in the Annual Report on Form 10-K for 2015 to reflect the effect of the reverse stock split approved by the Board in June 2016.

Selected Financial Data for the Quarter Ended	March 31,	June 30,	Sept. 30,	Dec. 31,
2014
Shipping revenues	$292,446	$241,777	$206,283	$216,928
Gain/(loss) on disposal of vessels, including impairments	1,477	4	2,753	6,298
Income/(loss) from vessel operations	34,630	(1,529)	14,525	47,476
Interest expense (1)	(123)	(174,511)	(29,111)	(28,746)
Reorganization items, net	(29,256)	(86,123)	(49,756)	(6,338)
Income tax benefit/(provision) (2)	(1,329)	50,414	63,544	2,179
Net income/(loss)	12,550	(201,967)	10,614	26,530

Basic and Diluted net income/(loss) per share - Common Stock	$0.41	$(6.61)	$-	$-

Basic and Diluted net income/(loss) per share - Class A and Class B(3) (4)	$-	$-	$0.15	$0.27

(1)	Interest expense of $73,637 for the Unsecured Revolving Credit Facility and interest expense of $73,660 for the Unsecured Senior Notes relating to post-petition contractual interest (which includes default interest) were recorded in the second quarter.
(2)	As discussed in Note 13, "Taxes," there was an income tax benefit for the year ended December 31, 2014 due to a) a change in the mix of U.S. and foreign income and losses, primarily occurring in the second quarter and b) the Company released its deferred tax liability for undistributed earnings of its foreign subsidiaries attributable to the excess of the $1,500,000 facility limit over the cumulative potential deemed dividends arising from drawdowns by OSG under such facility and recorded an income tax benefit of $55,602 in the third quarter.

(3)    The quarterly basic and diluted net income/(loss) per share amounts included in the table above for the quarters ended September 30, 2014 and December 31, 2014 have been revised from that previously reported in the Quarterly Reports on Form 10-Q for the respective periods to reflect the effect of a stock dividend that was approved by the Board in the fourth quarter of 2015.

(4)	The quarterly basic and diluted net income per share amounts included in the table above for the quarters ended September 30, 2014 and December 31, 2014 have been recast from those previously reported in the Annual Report on Form 10-K for 2015 to reflect the effect of the reverse stock split that was approved by the Board in June 2016.

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NOTE 21 — CONTINGENCIES:

The Company’s policy for recording legal costs related to contingencies is to expense such legal costs as incurred.

Class Action Lawsuits and Derivative Actions

The Company has fully and finally resolved all potential direct claims by members of the putative class of securities claimants through a settlement effectuated through the Equity Plan, which became effective on August 5, 2014. Under the terms of that settlement, the Equity Plan provides for full satisfaction of the claims of the putative class through (i) $7,000 in cash, which was paid on August 5, 2014, (ii) $3,000 in cash, which was paid by the Company on August 5, 2015, (iii) any remaining cash in the class E1 disputed claims reserve established by the Equity Plan following resolution of all other class E1 claims, which was paid on October 5, 2015, (iv) 15% of the Net Litigation Recovery (as such term is defined in the Equity Plan) in the action against Proskauer, described below, (v) $5,000 in cash, following the entry of a final order resolving the Proskauer action, and (vi) proceeds of any residual interest the Company has in certain director and officer insurance policies. The Company expects to recognize a charge of approximately $2,140 in reorganization items, net during the first quarter of 2016, in relation to the portion of the Net Litigation Recovery due to the class action plaintiffs as a result of the settlement of the action against Proskauer described below. The Company expects to pay this amount, along with the $5,000 due to the class action plaintiffs following the entry of the final order resolving the Proskauer action by the end of the first quarter of 2016.

The settled claims stem from the Company’s filing of a Form 8-K on October 22, 2012 disclosing that on October 19, 2012 the Audit Committee of the Board of Directors of the Company, on the recommendation of management, concluded that the Company’s previously issued financial statements for at least the three years ended December 31, 2011 and associated interim periods, and for the fiscal quarters ended March 31, 2012 and June 30, 2012, should no longer be relied upon. Shortly thereafter several putative class action suits were filed in the United States District Court for the Southern District of New York (the “Southern District”) against the Company, its then President and Chief Executive Officer, its then Chief Financial Officer, its then current and certain former members of its Board of the Directors, its current independent registered public accounting firm, and underwriters of the Company’s public offering of notes in March 2010 (the “Offering”). The Company’s former independent registered public accounting firm was later added as a defendant. Subsequent to the Company’s filing for relief under Chapter 11, these suits were consolidated and the plaintiffs filed an amended complaint that does not name the Company as a defendant. The consolidated suit is purportedly on behalf of purchasers of Company securities between March 1, 2010 and October 19, 2012 and purchasers of notes in the Offering. The plaintiffs allege that documents that the Company filed with the SEC were defective, inaccurate and misleading, that the plaintiffs relied on such documents in purchasing the Company’s securities, and that, as a result, the plaintiffs suffered losses. The plaintiffs assert claims under the Securities Act against all defendants and claims under the Securities Exchange Act of 1934 (the “Exchange Act”) against the then former President and former Chief Financial Officer of the Company. Following additional amendments on plaintiffs’ Exchange Act claims and motion to dismiss briefing, on April 28, 2014, the Southern District denied the motion to dismiss the Exchange Act claims filed by the then former President and former Chief Financial Officer on the third amended complaint. On March 18, 2015, OSG’s former independent registered public accounting firm moved for summary judgment and on May 29, 2015, the Southern District issued an order granting that motion. On July 1, 2015, the plaintiffs noticed an appeal of that order to the U.S. Court of Appeals for the Second Circuit. On September 2, 2015, the plaintiffs and OSG’s former independent registered public accounting firm filed a stipulation withdrawing that appeal with prejudice. On August 6, 2015, the plaintiffs moved for the Southern District to preliminarily approve settlements with respect to all of the plaintiffs’ remaining claims, including settlements with former officers and directors of the Company, the Company’s former underwriters, and the Company’s current independent registered public accounting firm that contemplate payments of $10,500, $4,000 and $1,750, respectively, on behalf of such defendants. On August 12, 2015, the Southern District preliminarily approved those settlements, and on December 2, 2015, entered orders that (a) certified the proposed class for settlement purposes, (b) approved a plan of allocation for distribution of settlement proceeds, (c) finally approved those settlements, and (d) entered final orders of judgment dismissing the remaining defendants from the action.

The plaintiffs in the Southern District action filed a proof of claim against the Company in the Bankruptcy Court. Pursuant to a settlement with such plaintiffs and the putative class on whose behalf their claim is filed, their direct claims against the Company are fully and finally resolved based on the Equity Plan treatment described above. Separately, certain of the defendants in the Southern District have filed claims in the Bankruptcy Court against the Company for indemnification or reimbursement based on potential losses incurred in connection with such action. Each of those indemnification claims, asserted by certain former directors and officers of the Company, have been released pursuant to the Equity Plan or otherwise resolved by the Reorganized Debtors. In addition, the indemnification claims asserted by the Company’s former underwriters have been resolved and paid pursuant to the orders of the Bankruptcy Court and the Equity Plan. On October 5, 2015, following the resolution of all disputed Class E1 claims, the Reorganized Debtors disbursed the remaining funds in the Disputed Claims Reserve for Class E1 to representatives of the putative class in accordance with the Equity Plan and confirmation order The Equity Plan and orders of the Bankruptcy Court foreclose the defendants in the Southern District from pursuing any other or further remedies against the Company. As such, management estimates the amount of its remaining exposure with respect to the actions pending before the Southern District described above at zero.

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Proskauer Action

On February 23, 2014, Proskauer and four of its partners (the “Proskauer Plaintiffs”) filed an action in the Supreme Court of the State of New York, County of New York (the “Supreme Court”) against the then Senior Vice President, General Counsel and Secretary and the former Chief Financial Officer alleging that the defendants engaged in tortious and fraudulent conduct that caused significant harm to the Proskauer Plaintiffs and the Company. The Proskauer Plaintiffs alleged that the defendants made false representations and thereby deceived and misled Proskauer into providing legal advice to the Company, which was the subject of the Company’s malpractice suit against Proskauer and four of its partners filed on November 18, 2013 in the Bankruptcy Court. On May 1, 2014, the defendants in the action filed by the Proskauer Plaintiffs filed motions to dismiss the action. On June 9, 2014, the Proskauer Plaintiffs filed an amended complaint that included certain additional factual allegations and an additional claim against the former Chief Financial Officer of the Company. On July 18, 2014, the defendants filed motions to dismiss the Proskauer Plaintiffs’ amended complaint. On January 15, 2015, the Supreme Court dismissed the Proskauer Plaintiffs’ amended complaint in its entirety against the defendants. On March 2, 2015, the Proskauer Plaintiffs filed a notice of appeal of the Supreme Court’s decision to the Appellate Division of the Supreme Court, First Department. Proskauer filed its appellant’s brief on August 17, 2015. The appellees filed their response briefs on October 30, 2015 and Proskauer filed its reply brief on November 13, 2015. On February 12, 2016, as part of the settlement agreement between the Company and Proskauer and four of its partners, the Proskauer Plaintiffs agreed to withdraw their appeal of the Supreme Court’s dismissal of the amended complaint against the defendants.

On February 21, 2014, the Bankruptcy Court declined to hear the Company’s malpractice claims against Proskauer and four of its partners that were filed on November 18, 2013 under the doctrine of permissive abstention, and on March 11, 2014, the Company re-filed its malpractice claims against such defendants in the Supreme Court. On April 11, 2014, Proskauer and four of its partners filed a motion to dismiss the malpractice action, and on September 10, 2014, the Supreme Court denied the motion to dismiss the legal malpractice claim for breach of duty of care but granted the motion to dismiss the legal malpractice claim for breach of duty of loyalty as subsumed within the duty of care claim. Proskauer and four of its partners appealed this decision to the Appellate Division of the Supreme Court, First Department and on July 2, 2015, the appellate court affirmed the Supreme Court’s denial of Proskauer’s motion to dismiss. In addition, on December 3, 2014, the Company filed a motion with the Supreme Court for partial summary judgment on whether the “joint and several” liability provisions of certain of the Company’s prior loan agreements, which are the focus of the malpractice action, are unambiguous as a matter of law. The Supreme Court denied that motion as being procedurally premature on July 24, 2015.

On May 20, 2015, the Supreme Court issued a scheduling order for discovery in the Company’s malpractice action against Proskauer. Under the terms of that scheduling order, all discovery was to be completed by April 15, 2016. On October 16, 2015, the parties agreed to extend the deadline for all discovery to be completed to August 1, 2016, and the Court issued a revised scheduling order.

On February 12, 2016, the Company entered into an agreement with Proskauer and four of its partners to settle the malpractice suit and expects to record approximately $18,150 in reorganization items, net in its statement of operations for the three months ended March 31, 2016. Proceeds from the settlement, net of all related out-of-pocket expenses, including legal fees, incurred by the Company since the inception of the action against Proskauer are estimated to be approximately $14,250 (“Net Litigation Recovery”). As discussed above, 15% of the Net Litigation Recovery is expected to be disbursed to the class action plaintiffs by March 31, 2016. In addition, pursuant to the Equity Plan, the Company’s Certificate of Incorporation and the Class B Warrant Agreement, the Company expects to pay a special cash dividend of approximately $1,340 to holders of record of the Company’s Class B common stock and a cash distribution of approximately $80 to holders of record of the Company’s Class B warrants, both together representing 10% of the Net Litigation Recovery amount by March 31, 2016.

SEC Investigation

On November 13, 2012, the Company received from the staff of the SEC’s Division of Enforcement (the “Staff”) a request for documents relating to the statements in the Company’s October 22, 2012 Form 8-K. On January 29, 2013, the SEC issued a formal order of private investigation of the Company. The Company has provided documents to the SEC and intends to continue to cooperate fully with the SEC’s investigation.

The Equity Plan provides for funding for potential liabilities that the SEC may assert in connection with its proof of claim (the “SEC Claim”) to the extent that the SEC Claim is allowed. The SEC filed the SEC Claim in respect of contingent and unliquidated amounts that the SEC may assert against the Company as a result of the outcome of its investigation of the Company and certain of its advisors. Pursuant to the Equity Plan, the Debtors will fund a cash reserve of up to $5,000 to satisfy any liabilities on account of the SEC Claim, solely to the extent and upon the entry of a final order of the Bankruptcy Court providing that the SEC Claim or any portion thereof is allowed. The SEC and the Debtors have agreed that there is no inference, assertion, concession, admission, determination or conclusion that should be drawn from the establishment of the reserve, as the SEC’s investigation of the Company, its advisors and individuals inside and outside of the Company is ongoing, and the SEC will make a determination of whether there were securities laws violations only at the conclusion of its investigation. The SEC has reached no such conclusion, and the Staff sought a reserve solely in recognition of the fact that the SEC had not completed its investigation prior to the Equity Plan’s confirmation.

62

Environmental Incident

On July 16, 2013, the Company received notification through its compliance reporting system that possible pollution violations from one of its Marshall Islands-flagged vessels had occurred. The report alleged that there had been improper discharges of bilge holding tank contents directly overboard and not, as required by Company policies and law, through the installed Oily Water Separator or to shore side reception facilities.

On July 26, 2013, after conducting a preliminary investigation, the Company informed the Marshall Islands Maritime Administration (the “Flag State”) of potential violations of law and the Flag State commenced an investigation. The Company has cooperated with the Flag State preliminary investigation. On July 31, 2013, the Company voluntarily disclosed to the U.S. Coast Guard and the U.S. Department of Justice the results of the Company’s and the Flag State’s preliminary investigations, including possible improper discharges from the vessel’s bilge holding tank and apparent false entries in, or apparent omission of required entries from, the vessel’s Oil Record Book Part I while the vessel was in U.S. waters. On June 4, 2014, the U.S. Coast Guard accepted the Company’s self-reporting of this matter under the Coast Guard’s voluntary disclosure policy. Under such policy, the Coast Guard will not recommend to the U.S. Department of Justice or other prosecuting authority that criminal charges be brought against the Company arising from this matter. The Company is cooperating with the Department of Justice in its investigation resulting from the voluntary disclosures. Any liabilities for potential fines or penalties that may be imposed in connection with this matter cannot be estimated at this time

Legal Proceedings Arising in the Ordinary Course of Business

The Company is a party, as plaintiff or defendant, to various suits in the ordinary course of business for monetary relief arising principally from personal injuries (including without limitation exposure to asbestos and other toxic materials), wrongful death, collision or other casualty and to claims arising under charter parties. A substantial majority of such personal injury, wrongful death, collision or other casualty claims against the Company are covered by insurance (subject to deductibles not material in amount). Each of the claims involves an amount which, in the opinion of management, should not be material to the Company’s financial position, results of operations and cash flows.

63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors  and Shareholders of

Overseas Shipholding Group, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income/(loss), changes in equity/(deficit) and cash flows present fairly, in all material respects, the financial position of Overseas Shipholding Group, Inc. and its subsidiaries at December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule included within the Exhibit 99.1 of this Form 8-K, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under item 9A of the 2015 10-K. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it presents debt issuance costs as a result of the retrospective adoption of the new guidance in ASU No. 2015-03.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/PricewaterhouseCoopers LLP

New York, New York

March 1, 2016, except for the effects of the change in presentation of the debt issuance costs and the impact of the reverse stock split discussed in Note 1, as to which the date is July 14, 2016.

64

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF PARENT

OVERSEAS SHIPHOLDING GROUP, INC.

CONDENSED BALANCE SHEETS

AT DECEMBER 31

DOLLARS IN THOUSANDS

	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$15,395	$117,092
Restricted cash	10,583	53,085
Income taxes recoverable	719	55,526
Prepaid expenses and other current assets	1,115	6,108
Total Current Assets	27,812	231,811
Investments in affiliated companies and subsidiaries	1,886,307	1,851,617
Intercompany receivables	6,857	1,904
Other assets	145	570
Total Assets	$1,921,121	$2,085,902

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$12,905	$29,403
Income taxes payable	50	56
Total Current Liabilities	12,955	29,459
Reserve for uncertain tax positions	2,283	34,520
Long-term debt	116,426	446,000
Deferred income taxes	208,432	283,277
Intercompany payables	537	6,559
Total Liabilities	340,633	799,815
Equity:
Common stock - Class A ($0.01 par value; 1,000,000,000 shares authorized; 364,655,658 and 310,744,763 shares issued and outstanding)	3,646	3,108
Common stock - Class B ($0.01 par value; 7,926,805 shares authorized; 7,393,481 and 5,017,330 shares issued and outstanding)	74	50
Paid-in additional capital	1,651,511	1,507,334
Accumulated deficit	(1,282)	(141,025)
	1,653,949	1,369,467
Accumulated other comprehensive loss	(73,461)	(83,380)
Total Equity	1,580,488	1,286,087
Total Liabilities and Equity	$1,921,121	$2,085,902

See notes to condensed financial statements

65

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF PARENT

OVERSEAS SHIPHOLDING GROUP, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE YEARS ENDED DECEMBER 31

DOLLARS IN THOUSANDS

	2015	2014	2013

Operating Expenses
General and administrative	$935	$9,435	$7,096
Total Operating Expenses	935	9,435	7,096
Equity in income/(loss) of affiliated companies and subsidiaries	250,929	50,741	(585,355)
Operating income/(loss)	249,994	41,306	(592,451)
Other (expense)/income	(26,511)	1,511	2,519
Income/(loss) before interest expense, reorganization items and income taxes	223,483	42,817	(589,932)
Interest expense	(32,669)	(160,461)	-
Income/(loss) before reorganization items and income taxes	190,814	(117,644)	(589,932)
Reorganization items, net	(7,888)	(150,189)	(68,315)
Income/(loss) before income taxes	182,926	(267,833)	(658,247)
Income tax benefit	101,034	115,560	20,017
Net Income/(Loss)	283,960	(152,273)	(638,230)

Other comprehensive income/(loss), net of tax:
Net change in unrealized holding losses on available-for-sale securities	-	-	(49)
Change in unrealized losses on cash flow hedges	6,927	(2,284)	39,674
Defined benefit pension and other postretirement benefit plans:
Net change in unrecognized transition obligation	-	4	5
Net change in unrecognized prior service cost	(211)	(77)	(237)
Net change in unrecognized actuarial losses	3,203	(11,679)	5,044
Other comprehensive income/(loss)	9,919	(14,036)	44,437
Comprehensive Income/(Loss)	$293,879	$(166,309)	$(593,793)

See notes to condensed financial statements

66

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF PARENT

OVERSEAS SHIPHOLDING GROUP, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31

DOLLARS IN THOUSANDS

	2015	2014	2013
Cash Flows from Operating Activities:
Net cash provided by/(used in) operating activities	$162,118	$(84,829)	$(137,651)
Cash Flows from Investing Activities:
Change in restricted cash	42,502	(53,085)	-
Contributions to subsidiaries	(1,633)	(14,316)	-
Distributions from affiliated companies and subsidiaries	25,000	392,414	-
Net cash provided by investing activities	65,869	325,013	-

Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	-	1,510,000	-
Purchases of treasury stock	-	(162)	(42)
Payments on debt	-	(1,335,603)	-
Repurchase of debt	(326,051)	-	-
Repurchase of common stock warrants	(3,633)	-	-
Payment on debt of subsidiaries guaranteed by the Parent	-	(477,835)	-
Net cash used in financing activities	(329,684)	(303,600)	(42)

Net decrease in cash and cash equivalents	(101,697)	(63,416)	(137,693)
Cash and cash equivalents at beginning of year	117,092	180,508	318,201
Cash and cash equivalents at end of year	$15,395	$117,092	$180,508

See notes to condensed financial statements

67

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF PARENT

OVERSEAS SHIPHOLDING GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

DOLLARS IN THOUSANDS

NOTE A - BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Overseas Shipholding Group, Inc. (the “Parent”) is a holding company that conducts substantially all of its business operations through its subsidiaries. The condensed financial information and related notes have been prepared in accordance with Rule 12.04, Schedule I of Regulation S-X. This financial information should be read in conjunction with the consolidated financial statements and notes thereto of Overseas Shipholding Group, Inc., and subsidiaries (collectively, the “Company”).

The Parent owns 100% of OSG Bulk Ships, Inc. (“OBS”), which is incorporated in New York State, OSG International, Inc. (“OIN”), which is incorporated in the Marshall Islands, and OSG Financial Corp., which is incorporated in Delaware. OIN and OBS and their subsidiaries own and operate fleets of oceangoing vessels engaged in the transportation of crude oil and refined petroleum products in the international markets and the U.S. Flag trades.

On November 20, 2015, the Company’s Board approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015 (the “record date”), received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date.

NOTE B - BANKRUPTCY FILING AND EMERGENCE FROM BANKRUPTCY

On November 14, 2012 (the “Petition Date”), the Parent and 180 of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title II of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 7, 2014, the Debtors filed a plan of reorganization supported by certain of the lenders under OSG’s $1,500,000 credit agreement, dated as of February 9, 2006 (the “Lender Plan”). On April 18, 2014, the Debtors received a proposal for an alternative plan of reorganization from certain holders of existing equity interests of OSG, which the Debtors determined to be more favorable to the Debtors’ creditors and equity interest holders than the Lender Plan (the “Equity Proposal”). Accordingly, the Debtors filed with the Bankruptcy Court a plan of reorganization that effectuates the terms of the Equity Proposal (as subsequently amended, the “Equity Plan”). The Bankruptcy Court confirmed the Equity Plan by order entered on July 18, 2014 (the “Confirmation Order”). On August 5, 2014 (the “Effective Date”), the Equity Plan became effective and OSG emerged from bankruptcy. As of February 29, 2016, only the Parent’s Chapter 11 case remains open from the original 181 Chapter 11 cases filed.

For additional information regarding the Company’s emergence from bankruptcy, see Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” to the Company’s consolidated financial statements set forth in Item 8, “Financial Statements and Supplementary Data.”

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NOTE C-DEBT:

Long-term debt consists of the following:

As of December 31,	2015	2014
8.125% notes due 2018, net of unamortized deferred financing costs of $3,514 and $0	$115,450	$300,000
7.50% notes due 2024	684	784
7.50% Election 1 notes due 2021	-	6,508
7.50% Election 2 notes due 2021, net of unamortized deferred financing costs of $9 and $0	292	138,708
	$116,426	$446,000

The aggregate annual principal payments required to be made on debt over the next five years and thereafter are $118,964 (2018), $301 (2021) and $684 (2024).

During 2015 the Parent repurchased and retired an aggregate principal amount of $326,051 of the above notes. In addition, $294 of its outstanding 7.5% Notes due 2024 was repurchased and retired in January 2016. The aggregate net loss of $26,516 realized on these transactions during 2015, is included in other (expense)/ income in the accompanying condensed statement of operations and comprehensive income/(loss).

See Note 10, “Debt,” to the Company’s consolidated financial statements set forth in Item 8, “Financial Statements and Supplementary Data,” for additional information relating to the Parent’s debt.

NOTE D-RELATED PARTY TRANSACTIONS:

The financial statements of the Parent included related party transactions as presented in the tables below:

	For the year ended December 31,
	2015	2014	2013
General and administrative expenses reimbursed to/(by) subsidiaries
OSG Ship Management, Inc.	$-	$13,215	$22,398
OSG International, Inc. (1)	(17,185)	(20,067)	(22,542)
OSG Bulk Ships, Inc. (1)	(11,617)	(3,556)	-
Net reduction in general and administrative expenses	$(28,802)	$(10,408)	$(144)

(1) According to the "Shared Services and Cost Sharing Agreement" and the "Cost Sharing Agreement" signed by the Parent and its subsidiaries, effective August 5, 2014, certain overhead costs paid by the Parent on behalf of OIN and OBS are allocated to such subsidiaries.

	For the year ended December 31,
	2015	2014	2013
Equity in income/(loss) of affiliated companies and subsidiaries
OSG Bulk Ships, Inc.(1)	$69,962	$69,560	$116,188
OSG Financial Corp.	53	-	(171)
OSG International, Inc. (2)(3)	180,915	(19,019)	(666,690)
OSG Ship Management, Inc. (1)	-	-	(34,467)
Tankers International LLC (3)	-	200	(215)
	$250,929	$50,741	$(585,355)

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(1)	OSG Ship Management, Inc. is wholly owned by OSG Bulk Ships as of December 31, 2015 and 2014.

(2)	The equity in the loss of OSG International, Inc. in 2013 includes both the 87.46% owned directly by the Parent and the amounts owned indirectly as follows:10.46% owned by Edindun Shipping Corporation; 2.05% owned by OSG Bulk Ships, Inc.; and 0.03% owned by OSG Ship Management, Inc.

(3)	In 2014, in connection with the plan of reorganization, Tankers International LLC, a joint venture in which the Parent owned a less than 50% interest, was transferred to OSG International, Inc.

	For the year ended December 31,
	2015	2014	2013
Interest income on intercompany loans receivable from OSG Bulk Ships, Inc.	$-	$1,535	$2,477

Interest income on intercompany loans receivable is included in other (expense)/income in the statements of operations and comprehensive income/(loss). There was no outstanding intercompany loan nor accrued interest receivable as of December 31, 2015 and 2014.

	As of December 31,
	2015	2014
Intercompany receivables
OSG Bulk Ships, Inc.	$2,012	$-
OSG International, Inc.	4,845	1,904
	$6,857	$1,904

Intercompany receivables represent outstanding balances due from the subsidiaries in accordance with the "Shared Services and Cost Sharing Agreement" and the "Cost Sharing Agreement" effective August 5, 2014.

	As of December 31,
	2015	2014
Intercompany payables
OSG Bulk Ships, Inc.	$-	$965
OSG Ship Management, Inc.	-	5,594
OSG Financial Corp.	537	-
	$537	$6,559

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During 2015, OIN and OBS paid cash dividends to the Parent of $200,000 and $25,000, respectively. The cash dividends received by the Parent are reflected in the condensed statement of cash flows as cash flows from operating activities. Supplemental cash flow information for the year ended December 31, 2015 associated with net non-cash capital transactions aggregating $1,502 were non-cash investing activities. Such amounts are not to be settled in cash.

On August 5, 2014, concurrent with OSG’s Emergence and as part of the plan of reorganization, OBS and OIN made cash distributions to the Parent of $600,400 and $53,225, respectively, including cash dividends of $207,986 and $53,255, respectively, and a $392,414 return of capital from OBS. The cash dividends and the return of capital distributions received by the Parent are reflected in the condensed statement of cash flows as cash flows from operating activities and investing activities, respectively. In connection with its emergence, the Parent made certain payments to creditors aggregating $477,835, in its capacity as guarantor of the secured term loans of subsidiaries of OIN, which are reported as financing activities in the condensed statement of cash flows.

In accordance with the Equity Plan, on emergence all amounts, including the related party loans, then due between Parent and OIN and its subsidiaries and OBS and its subsidiaries were deemed uncollectible and considered settled through non-cash capital contributions by the Parent. Supplemental cash flow information for the year ended December 31, 2014 associated with the aforementioned non-cash capital contributions aggregating $611,877 were non-cash investing activities.

Neither OIN nor OBS made cash dividend distributions to the Parent for the year ended December 31, 2013.

NOTE E -GUARANTEES:

Africa Tanker Corporation, a subsidiary of OIN, has a 50% investment in a joint venture that owns and operates two Floating, Storage and Offloading (“FSO”) Service Vessels. The joint venture has secured bank financing, for which the joint venture partners severally issued guarantees. The Parent’s several guarantee is for 50% of such joint venture debt outstanding, which was $104,200 and $145,396 as of December 31, 2015 and 2014, respectively. See Note 7, “Equity Method Investments,” to the Company’s consolidated financial statements set forth in Item 8, “Financial Statements and Supplementary Data,” for additional information relating to the FSO joint venture.

The Parent has issued performance guarantees under lease agreements for certain chartered-in International Flag vessels.

NOTE F -CONTINGENCIES:

See Note 21, “Contingencies,” to the Company’s consolidated financial statements set forth in Item 8, “Financial Statements and Supplementary Data,” for information with respect to the Parent’s contingencies.

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